As filed with the Securities and Exchange Commission on May 5, 1999.

                                                     Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                TEREX CORPORATION
             (Exact name of Registrant as specified in its charter)

           Delaware                           3530                34-1531521
(State or other jurisdiction of (Primary standard industrial (I.R.S. employer incorporation or organization) classification code number) identification no.)

                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)


                               TEREX CRANES, INC.
            (Exact name of Co-Registrant as specified in its charter)

           Delaware                         3530                 06-1423889
(State or other jurisdiction of (Primary standard industrial (I.R.S. employer incorporation or organization) classification code number) identification no.)

                              c/o Terex Corporation
                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
                        (Address, including zip code, and
                    telephone number, including area code, of
                   Co-Registrant's principal executive office)


                                PPM CRANES, INC.
            (Exact name of Co-Registrant as specified in its charter)

          Delaware                          3530                  39-1611683
(State or other jurisdiction of (Primary standard industrial (I.R.S. employer incorporation or organization) classification code number) identification no.)

                    Atlantic Center for Business and Industry
                                Highway 501 East
                          Conway, South Carolina 29526
                                 (803) 349-6900
               (Address, including zip code, and telephone number,
      including area code, of Co-Registrant's principal executive offices)

                              KOEHRING CRANES, INC.
            (Exact name of Co-Registrant as specified in its charter)

          Delaware                          3530                   06-1423888
(State or other jurisdiction of (Primary standard industrial   (I.R.S. employer
incorporation or organization)  classification code number)  identification no.)

                              106 12th Street S.E.
                               Waverly, Iowa 50677
                                 (319) 352-3920
               (Address, including zip code, and telephone number,
      including area code, of Co-Registrant's principal executive offices)



                              TEREX-TELELECT, INC.
            (Exact name of Co-Registrant as specified in its charter)

          Delaware                          3530                   41-1603748
(State or other jurisdiction of (Primary standard industrial   (I.R.S. employer
incorporation or organization)  classification code number)  identification no.)

                                600 Oakwood Road
                          Watertown, South Dakota 57201
                                 (605) 882-4000
               (Address, including zip code, and telephone number,
      including area code, of Co-Registrant's principal executive offices)



                              TEREX-RO CORPORATION
            (Exact name of Co-Registrant as specified in its charter)

           Kansas                           3530                  44-0565380
(State or other jurisdiction of (Primary standard industrial (I.R.S. employer incorporation or organization) classification code number) identification no.)

                               550 Old Highway 56
                              Olathe, Kansas 66061
                                 (913) 782-1200
               (Address, including zip code, and telephone number,
      including area code, of Co-Registrant's principal executive offices)



                               TEREX AERIALS, INC.
            (Exact name of Co-Registrant as specified in its charter)

           Wisconsin                        3530                  39-1028686
(State or other jurisdiction of (Primary standard industrial   (I.R.S. employer
incorporation or organization)  classification code number)  identification no.)

                            10600 W. Brown Deer Road
                           Milwaukee, Wisconsin 53224
                                 (414) 355-0832
               (Address, including zip code, and telephone number,
      including area code, of Co-Registrant's principal executive offices)

                          TEREX MINING EQUIPMENT, INC.
            (Exact name of Co-Registrant as specified in its charter)

          Delaware                        3530                    06-1503634
(State or other jurisdiction of (Primary standard industrial   (I.R.S. employer
incorporation or organization)  classification code number)  identification no.)

                              c/o Terex Corporation
                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
               (Address, including zip code, and telephone number,
      including area code, of Co-Registrant's principal executive offices)


                          O&K ORENSTEIN & KOPPEL, INC.
            (Exact name of Co-Registrant as specified in its charter)

          Delaware                        3530                    58-2084520
(State or other jurisdiction of (Primary standard industrial   (I.R.S. employer
incorporation or organization)  classification code number)  identification no.)

                           5400 South 49th West Avenue
                              Tulsa, Oklahoma 74107
                                 (918) 446-5581
               (Address, including zip code, and telephone number,
      including area code, of Co-Registrant's principal executive offices)


                                 PAYHAULER CORP.
            (Exact name of Co-Registrant as specified in its charter)

                  Illinois                3530                     36-3195008
(State or other jurisdiction of (Primary standard industrial   (I.R.S. employer
incorporation or organization)  classification code number)  identification no.)

                           5400 South 49th West Avenue
                              Tulsa, Oklahoma 74107
                                 (918) 446-5581
               (Address, including zip code, and telephone number,
      including area code, of Co-Registrant's principal executive offices)


                         THE AMERICAN CRANE CORPORATION
            (Exact name of Co-Registrant as specified in its charter)

          North Carolina                  3530                     56-1570091
(State or other jurisdiction of (Primary standard industrial   (I.R.S. employer
incorporation or organization)  classification code number)  identification no.)

                               202 Raleigh Street
                        Wilmington, North Carolina 28412
                                 (910) 395-8500
               (Address, including zip code, and telephone number,
      including area code, of Co-Registrant's principal executive offices)

                             AMIDA INDUSTRIES, INC.
            (Exact name of Co-Registrant as specified in its charter)

          South Carolina                  3530                    57-0531930
(State or other jurisdiction of (Primary standard industrial   (I.R.S. employer
incorporation or organization)  classification code number)  identification no.)

                                  590 Huey Road
                         Rock Hill, South Carolina 29730
                                 (803) 324-3011
               (Address, including zip code, and telephone number,
      including area code, of Co-Registrant's principal executive offices)




                               Eric I Cohen, Esq.
                                Terex Corporation
                               500 Post Road East
                           Westport, Connecticut 06880
                                 (203) 222-7170
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                    Copy To:

                 Robinson Silverman Pearce Aronsohn & Berman LLP
                           1290 Avenue of the Americas
                            New York, New York 10104
                        Attention: Stuart A. Gordon, Esq.
                               Perry Wildes, Esq.
                                 (212) 541-2000



     Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: |_|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

                         CALCULATION OF REGISTRATION FEE

  ============================================================================================================================
                                                                    Proposed           Proposed
  Title of Each Class of                                            Maximum            Maximum            Amount of
  Securities to be                              Amount to be        Offering Price     Aggregate          Registration
  Registered                                    Registered          per Unit(1)        Offering Price(1)  Fee
  ===========================================================================================================================
                                                $100,000,000
  8-7/8%  Series D Senior Subordinated Notes    aggregate           100%               $100,000,000       $27,800.00
  due 2008                                      principal amount
  ===========================================================================================================================
  Guarantees of the 8-7/8%  Series D Senior
  Subordinated Notes due 2008                           (2)                (2)                (2)                (2)
  ===========================================================================================================================

(1) Estimated solely for purposes of calculation of the registration fee pursuant to Rule 457(f).

(2)  Pursuant to Rule 457(n) no separate registration fee is payable.

     The Registrant and the Co-Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant and the Co-Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

                              SUBJECT TO COMPLETION
                    PRELIMINARY PROSPECTUS DATED MAY 5, 1999

                                OFFER TO EXCHANGE
                                 all outstanding
               8-7/8% Series C Senior Subordinated Notes due 2008
                   ($100,000,000 principal amount outstanding)
                                       for
               8-7/8% Series D Senior Subordinated Notes due 2008
           Which Have Been Registered Under the Securities Act of 1933
                                       of
                                TEREX CORPORATION

        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
                           ON , 1999, UNLESS EXTENDED


     We are offering you the opportunity to exchange your 8-7/8% Series C Senior Subordinated Notes due 2008 for our new 8-7/8% Senior Series D Subordinated Notes due 2008 that are registered under the Securities Act of 1933 in the Exchange Offer. Your Old Notes are not registered under the Securities Act of 1933. Exchanging your Old Notes for New Notes will provide you with notes that may be easier to sell and transfer.

Material terms of the Exchange Offer are:

o EXPIRATION. The exchange offer will expire at 5:00 p.m., New York City time, on _________, 1999, unless we extend it.

o EXCHANGE. We will exchange all outstanding Old Notes that are validly tendered and not validly withdrawn before the exchange offer expires.

o TERMS OF THE NOTES. The terms of the New Notes are substantially identical to the Old Notes, except that the New Notes are registered under the Securities Act of 1933. Certain transfer restrictions and registration rights relating to the Old Notes do not apply to the New Notes.

o REPRESENTATIONS OF HOLDERS. You will be required to make various representations including that (1) any New Notes received will be acquired in the ordinary course of business, (2) you are not participating in the distribution of the New Notes, (3) you are not an affiliate of Terex, and
     (4) you are not a broker-dealer, and if you are a broker-dealer that you will receive the New Notes for your own account, you will deliver a prospectus on resale of your New Notes and that you acquired your Old notes as a result of market making activities or other trading activities.

o WITHDRAWAL RIGHTS. You may withdraw tenders of Old Notes at any time before the exchange offer expires.

o TAX CONSEQUENCES. We believe that the exchange of notes will not be a taxable event for U. S. federal income tax purposes, but you should see "Certain United States Federal Income Tax Considerations" on page 78 for more information.

o    USE OF PROCEEDS. We will not receive any proceeds from the exchange offer.

o TRADING. There is no existing market for the New Notes and we will not apply to list them on any securities exchange.


See "Risk Factors" beginning on page 9 for a discussion of certain risks that should be considered by holders who tender their Old Notes in connection with this the exchange offer.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy of adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is __________, 1999


We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus and the accompanying Letter of Transmittal are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     You should rely only on information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

                                TABLE OF CONTENTS


                                                                            Page
PROSPECTUS SUMMARY...........................................................  1
RISK FACTORS.................................................................  9
      Holders Responsible for Compliance with Exchange Offer;
         No Notice of Defects or Irregularities..............................  9
      Consequences of Not Exchanging Old Notes For New Notes.................  9
      Debt of Terex..........................................................  9
      Restrictive Debt Covenants............................................. 10
      Subordination of Notes and the Guarantees of Subsidiaries.............. 10
      Fraudulent Conveyance Matters.......................................... 11
      Acquisition Strategy; Integration of New Businesses.................... 11
      Industry Cycles and Competition........................................ 11
      Tax Audit Issues....................................................... 12
      Ability to Use Net Operating Loss Carryovers........................... 13
      Reliance On Key Management............................................. 13
      Foreign Currencies; International Operations........................... 13
      Environmental and Related Matters...................................... 13
      Possible Inability to Purchase Notes on Change of Control.............. 13
      You Cannot Be Sure That an Active Trading Market
          Will Develop for the New Notes..................................... 14
THE COMPANY.................................................................. 14
THE EXCHANGE OFFER........................................................... 16
USE OF PROCEEDS.............................................................. 23
CAPITALIZATION............................................................... 24
SELECTED CONSOLIDATED FINANCIAL DATA......................................... 25
INDUSTRY OVERVIEW AND OUTLOOK FOR PRINCIPAL PRODUCTS......................... 26
BUSINESS..................................................................... 29
DESCRIPTION OF CERTAIN INDEBTEDNESS.......................................... 38
DESCRIPTION OF THE NOTES..................................................... 40
CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS............................. 78
PLAN OF DISTRIBUTION......................................................... 79
LEGAL MATTERS................................................................ 80
EXPERTS...................................................................... 80
AVAILABLE INFORMATION........................................................ 80
INCORPORATION OF DOCUMENTS BY REFERENCE...................................... 81

                           FORWARD-LOOKING STATEMENTS

     This Prospectus and the documents incorporated by reference contain and refer to forward-looking statements that involve risks and uncertainties. Generally, the words "may," "expects," "intends," "anticipates," "plans,"
"projects," "estimates" or similar words are intended to identify forward-looking statements. However, the absence of these words does not mean that the statement is not forward-looking. We have based these forward-looking statements on our current expectations and projections about future events. These statements are not guarantees of future performance. It is possible that actual events and results will differ materially as future events are difficult to predict. In addition, many of the risks, uncertainties and assumptions about Terex are beyond our control. Some of these risks, uncertainties and assumptions are:

o construction and mining activity are affected by interest rates, government spending and general economic conditions;

o our ability to successfully integrate new businesses may affect our future performance;

o    changes in our key management personnel;

o our businesses are in very competitive industries and may be affected by pricing, product and other actions taken by our competitors;

o    changes in laws and regulations;

o we manufacture and sell our products in many countries and we may be affected by changes in exchange rates between currencies, as well as international politics;

o our ability to manufacture and deliver our products to customers on a timely basis;

o the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis;

o    continued use of net operating loss carryovers;

o we have a significant amount of debt and our debt agreements contain a number of restrictive covenants;

o certain of our federal income tax returns are being audited by the Internal Revenue Service; and

o    we are subject to various environmental laws and regulations.

     The forward-looking statements made or referred to in this Prospectus and the documents incorporated by reference reflect our expectations and projections at the time the statement was made. We do not undertake any obligation to update publicly any forward-looking statement which may result from changes in events, conditions, circumstances or expectations on which we have based any forward-looking statement.

                               PROSPECTUS SUMMARY

     This summary highlights information contained elsewhere in this Prospectus. This summary is not complete and may not contain all of the information that you should consider before investing in the Notes. You should read the entire Prospectus carefully, including the "Risk Factors" section and the financial statements and notes to those statements located in this Prospectus or in Terex's filings with the Securities and Exchange Commission. References in this Prospectus to "Terex" are generally meant to refer to Terex Corporation and its subsidiaries, unless indicated otherwise.

                                   The Company

     Terex is a global manufacturer of a broad range of construction and mining related capital equipment. Terex strives to manufacture high quality machines which are low cost, simple to use and easy to maintain. We operate in two business segments: Terex Lifting and Terex Earthmoving. Our products are manufactured at 21 plants in the United States and Europe and are sold primarily through a worldwide network of dealers in over 750 locations to the global construction, infrastructure and surface mining markets. We believe that Terex is benefiting from industry trends. For example, Terex Lifting is benefiting from the growing importance of rental fleet operators, and Terex Earthmoving is benefiting from an increasing level of worldwide development of infrastructure. The principal executive offices of Terex are located at 500 Post Road East, Westport, Connecticut 06880 and our telephone number is (203) 222-7170.


     Terex Lifting

     Terex Lifting manufactures and sells telescopic mobile cranes (including rough terrain, truck and all terrain mobile cranes), tower cranes, lattice boom cranes, aerial work platforms (including scissor, articulated boom and straight telescoping boom aerial work platforms), utility aerial devices (including digger derricks and articulated aerial devices), telescopic material handlers (including container stackers and rough terrain lift trucks), truck mounted cranes (boom trucks) and related components and replacement parts. Construction and industrial customers, as well as utility companies, are the primary users of these products. Customers use these products to lift equipment, material or workers to various heights. Terex believes that it is the second largest manufacturer of rough terrain, truck and all terrain telescopic mobile cranes in the United States and the leading manufacturer in France and Italy.


     Terex Earthmoving

     Terex Earthmoving manufactures and sells articulated and rigid off-highway trucks, high capacity surface mining trucks, large hydraulic mining shovels, and related components and replacement parts. Construction, mining and government customers are the primary users of these products. Customers use hydraulic excavators to load coal, copper ore, iron ore, other mineral-bearing materials or rocks into trucks. Terex believes that it has the leading global market share for large hydraulic mining shovel models having machine weights in excess of 200 tons.

              Industry Overview and Outlook for Principal Products

     Terex Lifting

     We believe that Terex Lifting's markets will benefit from a number of industry trends:

o The large number of telescopic mobile cranes produced in the late 1970s in North America are beginning to reach the end of their useful lives. We have seen an increase in industry demand for telescopic mobile cranes as users begin to replace their aging equipment.

o Most of the primary markets in which Terex Lifting sells its telescopic mobile cranes are undergoing a strong and sustained period of construction activity and infrastructure development.

o In North America, rental fleet operators purchase an estimated 85% of all new telescopic mobile cranes and an estimated 90% of all new aerial work platforms. We aim to take advantage of rental fleet operators' desire to maximize returns on product investment through our 'best value' strategy of providing high quality products which are low cost, simple to use and easy to maintain.

o There is a trend in the utility industry to subcontract maintenance functions to private contractors in order to reduce costs. We expect that our sales of utility aerial devices will benefit from Terex's strong relationships with these private contractors and our ability to supply these products at a low cost.


     Terex Earthmoving

     We believe that Terex Earthmoving will benefit from the following trends in its primary markets:

o The primary markets for Terex's articulated and rigid frame off-highway trucks are the worldwide large private construction project market and the public infrastructure development market. The primary customers for Terex Earthmoving's products are rental fleet operators and contractors and large construction companies. Terex's best value strategy for its off-highway trucks appeals to these customers because of their focus on availability, reliability and hauling efficiency at a low cost.

o The worldwide surface mining market is Terex's largest market for its high capacity surface mining trucks and large hydraulic excavators. The advanced technology included in Terex's high capacity surface mining trucks and hydraulic mining shovels allows Terex to market cost efficient machines that are more reliable and productive than the machines offered by competing technologies.

o Mining companies tend to extract material from smaller mines with shorter lives than had previously been the practice. Mine operators are also more selective in what they extract from mines. These changes favor Terex's hydraulic mining shovels which offer high maneuverability and greater operating time at a lower initial investment than comparably sized alternatives sold by competitors.

o Mining companies often use mining products around the clock in intensive earthmoving operations. This use generates a profitable replacement parts and service business for Terex because customers require replacement parts and service in order to keep the mining products operating continuously. In addition, as Terex sells more original equipment, there is greater demand for replacement parts and service.

                                Business Strategy

     Under the direction of Ronald M. DeFeo, Terex's Chairman of the Board and Chief Executive Officer, and our new management team, we have implemented a series of interrelated strategic initiatives designed to improve manufacturing efficiency, offer our products at a lower cost than our competitors and increase market share. While these initiatives are designed to increase sales and earnings of current operations, Terex also focuses on accelerating its growth through acquisitions.

     Increase Sales Through Best Value Strategy--We have focused our product lines on products which we can manufacture at lower cost than our competitors. We have eliminated unprofitable product lines and simplified our product designs. We have also increased the number of interchangeable parts between models. This strategy has enabled Terex to offer many of its products at prices that we believe are often 10% to 15% below those offered by our competitors with virtually the same usefulness and marketability as the competition's products. We believe that as a result we are able to offer our customers a more attractive return on their invested capital than our competitors. The key targets of this strategy are rental fleet operators, Terex Lifting's primary customers. Rental fleet operators are generally unable to charge a premium rental rate for equipment that has sophisticated, but nonessential features. Terex believes that by offering its customers a simplified product design at a lower price, it can increase sales and gain market share.

     Focus on Core Businesses--Over the past several years we have focused on growing and improving operations of our core lifting and earthmoving businesses. We have also expanded the size and scope of our core businesses both through acquisitions and through development of new products in order to increase our market share. Management believes that these initiatives have helped insulate Terex from potential cyclical changes in any one market. These initiatives have also expanded Terex's product lines within its core businesses, added new technology and improved Terex's distribution network.

     Grow through Acquisitions--During the past several years, we have invested approximately $460 million to strengthen our core lifting and earthmoving businesses through 11 strategic acquisitions listed below:

                                                                                                     Acquired
                                                 Operating                                           or Licensed
Date      Acquisition          Purchase Price    Location                  Products                  Brand Names


5/95      PPM                  $105 million      South Carolina,           Telescopic Mobile         P&H, PPM, BENDINI
                                                 France, Italy             Cranes

4/97      Simon Access         $90 million       Kansas, South Dakota,     Aerial Work Platforms,    SIMON, TELELECT, RO,
                                                 Wisconsin, Ireland,       Utility Aerial            CELLA
                                                 Italy                     Devices, Boom Trucks

4/97      Baraga                 (terms not      Michigan                  Telescopic Rough          SQUARE SHOOTER
          Products               disclosed)                                Terrain Lift Trucks

1/98      Payhauler              (terms not      Illinois                  Heavy Duty Rigid          PAYHAULER
                                 disclosed)                                Hauling Trucks

3/98      O&K Mining           $168 million      Germany                   Large Hydraulic Mining    O&K
                                                                           Shovels

5/98      Holland Lift          $4 million       The Netherlands           Scissor Lifts             HOLLAND LIFT

8/98      American Crane       $18 million       North Carolina            Lattice Boom Cranes       AMERICAN

11/98     Italmacchine           (terms not      Italy                     Telescopic Material       ITALMACCHINE
                                 disclosed)                                Handlers

11/98     Peiner HTS             (terms not      Germany                   Tower Cranes              PEINER
                                 disclosed)

12/98     Gru Comedil            (terms not      Italy                     Tower Cranes              COMEDIL
                                 disclosed)

4/99      Amida                  (terms not      South Carolina            Light Towers              AMIDA
                                  disclosed)

     Terex expects that acquisitions will continue to be an important component of our growth strategy and is continually reviewing opportunities to make additional acquisitions, some of which, individually or in the aggregate, could be material to Terex. As with our previous acquisitions, Terex will continue to pursue strategic acquisitions which accomplish the following goals:

o    complement Terex's core operations;

o offer cost reduction opportunities as well as distribution and purchasing synergies; and

o    provide product diversification.

     Reduce Costs and Improve Manufacturing Efficiency--Over the past few years, we have initiated several programs to reduce costs and improve manufacturing efficiency in order to increase profitability. As part of this strategy, we evaluate the cost of every aspect of our existing and acquired businesses. Typically we:

o    combine manufacturing operations;

o increase the efficiency of manufacturing processes by improving the flow of materials through the various stages of production;

o    subcontract specific tasks to third parties;

o    reduce fixed costs; and

o emphasize those products that are the most profitable, including the replacement parts business.

Some recent examples of our cost reduction initiatives include:

o Terex acquired P.P.M. S.A. and certain of its subsidiaries and Legris Industries, Inc. in May 1995. Since the acquisition, we have reduced the total number of PPM employees from approximately 840 to approximately 560 at December 31, 1998 and reduced the number of employees not directly involved in the manufacture and sale of equipment from approximately 430 to approximately 200 at December 31, 1998. During that same period, sales at PPM increased. In addition, we reduced selling, general and administrative expenses as a percentage of total sales from approximately 21.0% in 1994 to approximately 7.2% for the year ended December 31, 1998.

o Terex acquired certain of the former subsidiaries of Simon Engineering plc in April 1997. During the 90 days immediately following the acquisition, we reduced the total number of Simon employees by approximately 130, primarily those employees not directly involved in the manufacture and sale of equipment. In addition, we reduced selling, general and administrative expenses as a percentage of total sales from approximately 13.8% in 1996 to approximately 6.5% for the year ended December 31, 1998.

o Terex acquired O&K Mining GmbH in March 1998. As a result of the acquisition, the number of employees at Terex Earthmoving has been reduced by approximately 140. In addition, we estimate cost reduction initiatives have reduced annual operating expenses by over $8.5 million.

                               Recent Developments

     In April 1999, Terex acquired Amida Industries, Inc. Amida is based in Rock Hill, South Carolina and manufactures and sells mobile light towers, concrete screeds (leveling devices), motorized front dumpers and directional arrow boards under the Amida brand name. Amida has industry leading market shares in each of its product categories, and will expand our product offering to the rapidly growing rental segment of the construction business.

                     Summary of Terms of the Exchange Offer

The  Exchange  Offer.... We are  offering to  exchange  up  to  $100,000,000
                         aggregate  principal   amount   of  our   new  8-7/8%
                         Series D Senior Subordinated Notes due 2008, or New Notes, which have been registered under the Securities Act of 1933, for a like amount of our outstanding 8-7/8% Series C Senior Subordinated Notes due 2008, or Old Notes, which we issued on March 9, 1999 in a private offering. To exchange your Old Notes, you must tender them, by following the procedures under the heading "The Exchange Offer," and we must accept them. We are offering to issue the New Notes to satisfy our obligations contained in the Registration Rights Agreement entered into when the Old Notes were originally sold.

Expiration Date......... The exchange offer expires at 5:00 p.m., New York City time, on ______________, 1999, unless we extend it.

Withdrawal Rights....... You  may  withdraw  the  tender  of  your  Old  Notes
                         at  any  time  before   5:00 p.m.,   New  York  City
                         time, on the expiration date. If we decide for any reason not to accept any Old Notes for exchange, we will return to you your Old Notes without expense promptly after the expiration or termination of the exchange offer.

Conditions to
  the Exchange Offer.... The  exchange  offer  is  subject  to  customary conditions, some of which we may waive. We reserve the right to terminate and amend the exchange offer at any time if any such condition occurs before the expiration date.

Interest Payments....... The New Notes will bear interest from the date issued.
                         Interest on your Old Notes accepted for exchange will cease to accrue interest upon issuance of the New Notes.

Procedures for Tendering
   Old Notes............ If you are a holder of old Notes who wishes to accept the exchange offer for New Notes:

                    o you must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof;

                    o arrange for The Depository Trust Company to transmit certain require information to the exchange agent in connection with a book-entry transfer; or

                    o mail or otherwise deliver such documentation, together with your Old Notes, to the exchange agent at the address set forth under "The Exchange Offer--Exchange Agent."

                    Do  not  send  Letters  of  Transmittal   and   certificates
                    representing Old Notes to us.

                    By tendering your Old Notes in this manner, you will be representing, among other things, that:

                    o the New Notes you acquire pursuant to the exchange offer are being acquired in the ordinary course of your business;

                    o you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes issued to you in the exchange offer;

                    o    you are not an "affiliate" of ours; and

                    o you are not a broker-dealer, and if you are a broker-dealer that you will receive the New Notes for your own account, you will deliver a prospectus on resale of your New Notes and that you acquired your Old notes as a result of market making activities or other trading activities.

Special Procedures for
   Beneficial Owners.............  If you are a beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender our Old Notes in the exchange offer, please contact the registered owner as soon as possible and instruct it to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the Letter of Transmittal and delivering your Old Notes, either arrange to have your Old Notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery Procedures...  If you wish to tender your Old Notes and time will not permit your required documents to reach the exchange agent by the expiration date, or the procedure for book-entry transfer cannot be completed on time, you may tender your Old Notes according to the guaranteed delivery procedures set forth in "The Exchange offer--Procedures for Tendering."

Appraisal or Dissenters' Rights..  Owners of Old Notes do not have any appraisal or dissenters' rights in the Exchange Offer.

Consequences of Not Exchanging
   Old Notes.....................  If you do not tender your Old Notes or we reject your tender, you will not be entitled to any further registration rights or exchange rights, except under limited circumstances, and your Old Notes will continue to be subject to certain restrictions on transfer. However, your Old Notes will remain outstanding and entitled to the benefits of the indenture governing the Old Notes.

Resales..........................  We believe that you can offer for resale, resell or otherwise transfer the New Notes without complying with further registration and prospectus delivery requirements of the Securities Act, provided you make the representations described above under "Procedures for Tendering Old Notes."

                                   If you are  unable  to  make  any of
                                   such    representations    and   you
                                   transfer   any  new  Notes   without
                                   delivering  a proper  prospectus  or
                                   without     qualifying     for     a
                                   registration   exemption,   you  may
                                   incur liability under the Securities
                                   Act and applicable  state securities
                                   laws.   We  will   not   assume   or
                                   indemnify     you    against    such
                                   liability.

Federal Tax Consequences.........  Your exchange of Old Notes for New Notes pursuant to the exchange offer generally will not result in any gain or loss to you for United States federal income tax purposes.

Use of Proceeds..................  We will receive no proceeds from the exchange offer.

Exchange Agent...................  United States Trust Company of New York.

     For more complete information about the Exchange Offer, see the "The Exchange Offer" section of this Prospectus.

                Summary Terms of the New Notes and the Guarantees

     The Exchange Offer relates to the exchange of up to $100,000,000 aggregate principal amount of the Old Notes for an equal aggregate principal amount of New Notes. The form and terms of the New Notes will be the same as the form and terms of the Old Notes, except that the New Notes will be registered under the Securities Act and, therefore, will not bear legends restricting the transfer. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. Where we refer to "Notes" in this Prospectus, we are referring to both the Old Notes and the New Notes. For more complete information about the New Notes, see the "Description of the Notes" section of this Prospectus.

Issuer...........................  Terex Corporation.

Securities Offered...............  $100,000,000 aggregate principal amount of
                                   8-7/8% Series D Senior Subordinated Notes due 2008.

Maturity.........................  April 1, 2008.

Interest Payment Dates...........  We will pay interest on the New Notes semi-annually on April 1 and October 1 of each year, beginning October 1, 1999.

Ranking..........................  The New Notes will be our senior subordinated unsecured obligations. They will rank senior in right of payment to any of our future subordinated indebtedness, equal in right of payment with any of our existing and future senior subordinated indebtedness, and subordinated in right of payment to any of our existing and future senior indebtedness. The New Notes will be effectively subordinated to indebtedness and other liabilities of our subsidiaries which are not guarantors. As of December 31, 1998, on a pro forma basis after giving effect to the offering of the Old Notes and our intended use of the proceeds, we would have had approximately $426 million of senior indebtedness and approximately $244 million of senior subordinated indebtedness, our subsidiaries which are guarantors would have had approximately $344 million of senior indebtedness and approximately $244 million of senior subordinated indebtedness, and our subsidiaries which are not guarantors would have had approximately $82 million of indebtedness.

Guarantees.......................  Substantially all of our domestic subsidiaries will guarantee the New Notes with unconditional guarantees of payment that will effectively rank below their senior debt, but will rank equal to their other senior subordinated debt, in right of payment.

Optional Redemption by Us........  Except in the case of certain equity offerings by us, we cannot choose to redeem the New Notes until April 1, 2003. At any time after that date (which may be more than once), we can choose to redeem some or all of the New Notes at certain specified prices plus accrued interest.

Optional Redemption after
 Equity Offerings................. At any time (which may be more than once)
                                   before April 1, 2001, we can we choose to redeem up to 33.3% of the outstanding New Notes with money that we raise in one or more public equity offerings, as long as we pay 108.875% of the principal amount of the New Notes plus accrued interest and at least 65% of the New Notes originally issued remain outstanding afterwards.

Change of Control................  Upon the occurrence of certain change of control events, each holder may require us to repurchase all or a portion of the New Notes at a purchase price of 101% of their principal amount plus accrued interest, if any, to the date of purchase.

Covenants........................  The indenture contains covenants that limit what we (and most or all of our subsidiaries) may do. The indenture will limit our ability to:

                                   o  incur additional indebtedness;
                                   o  pay dividends and make distributions;
                                   o  make certain investments;
                                   o  permit payment or dividend restrictions on
                                        certain of our subsidiaries;
                                   o  transfer and sell assets;

                                   o  create certain liens;
                                   o  engage in certain transactions with
                                        affiliates;
                                   o  issue stock of subsidiaries; and
                                   o  consolidate or merge or sell all or
                                        substantially all of our assets and
                                        the assets of our subsidiaries.

                                        In  addition,  we will be obligated to
                                        offer to repurchase the New Notes at a
                                        price  of  100%  of  their   principal
                                        amount  plus  accrued  interest to the
                                        date of  repurchase  in the  event  of
                                        certain asset sales.

                                        These  restrictions  and  prohibitions
                                        are  subject to a number of  important
                                        qualifications and exceptions.

Original Issue Discount...............  For United States federal income tax purposes, the New Notes will be treated
                                        as having been issued with an "original
                                        issue discount" equal to the excess of
                                        the stated redemption price at maturity
                                        of a Note over its issue price.Each
                                        holder of a Note must include as gross
                                        income for federal income tax purposes a portion of such original issue discount for each day during each taxable year in which a Note is held even though there is no corresponding receipt of cash attributable to such income. Stated interest on a Note will be includable in the gross income of a holder in accordance with the holder's regular method of accounting.


                                  Risk Factors

     You should carefully consider the discussion of risks beginning on page 9 and the other information included or referred to in this Prospectus before deciding to tender your Old Notes in the Exchange Offer.

                                  RISK FACTORS

     You should carefully consider the following risk factors in connection with the Exchange Offer and your decision to exchange your Old Notes for New Notes. You should also consider the other information contained or incorporated by reference in this Prospectus.

Holders Responsible for Compliance with Exchange Offer
Procedures; No Notice of Defects or Irregularities

     Issuance of the New Notes in exchange for your Old Notes pursuant to this Exchange Offer will be made only after a timely receipt by Terex of your Old Notes, a properly completed and signed Letter of Transmittal and all other required documents. Therefore, if you desire to tender your Old Notes in exchange for New Notes you should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor Terex is under any duty to notify you of defects or irregularities in the tender of your Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted for exchange will, following the completion of this Exchange Offer, continue to be subject to the existing restrictions on transfer of the Old Notes and, upon completion of this Exchange Offer, our obligation to register your Old Notes will terminate.

Consequences of Not Exchanging Old Notes For New Notes

     If you do not exchange your Old Notes for the New Notes pursuant to the Exchange Offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on your Old Notes. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from such requirements. We do not intend to register the Old Notes under any law. In addition, if you exchange your Old Notes in the Exchange Offer for the purpose of participating in a distribution of the New Notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. To the extent Old Notes are tendered and accepted in the Exchange Offer, the trading market, if any, for the Old Notes would be damaged. For more information on the consequences of not exchanging your Old Notes, see "The Exchange Offer -- Consequences of Failure to Exchange."

Debt of Terex

     As of December 31, 1998, Terex had total debt of approximately $631 million, which represented approximately 87% of our total capitalization. On a pro forma basis as of December 31, 1998, after giving effect to the issuance of the Old Notes and the use of proceeds, Terex's total debt would have been approximately $670 million, which would have represented approximately 87% of our total capitalization.

     There are several important consequences of having debt, including the following:

     o a substantial portion of our cash from operating activities will be dedicated to payment of principal and interest on our debt;

     o competitive pressures and adverse economic conditions are more likely to have a negative effect on our business; and

     o our ability to make acquisitions and to take advantage of significant business opportunities may be negatively affected.

     Terex's ability to pay the required interest and principal payments on our debt depends on the future performance of our business. The performance of our business is subject to general economic conditions and other financial and business factors. Many of these factors are beyond our control. If Terex does not have enough cash flow in the future to pay the required interest or principal payments on our debt, we may be required to refinance all or a part of our debt or borrow additional amounts. Terex does not know if refinancing our debt will be possible at that time or if we will be able to find someone who will lend us more money.

     In addition, because part of Terex's debt bears interest at floating rates, an increase in interest rates could adversely affect our ability to make the required interest and principal payments on our debt. Terex has entered into agreements covering part of our floating rate debt which place a cap on the applicable interest rates.

Restrictive Debt Covenants

     The indenture for the Notes and Terex's other existing debt agreements contain a number of significant covenants. These covenants limit our ability to, among other things, borrow additional money, make capital expenditures, pay dividends, dispose of assets and acquire new businesses. These covenants also require us to meet certain financial tests. Changes in economic or business conditions, results of operations or other factors could cause us to default under our debt agreements. If we are unable to comply with these covenants, there would be a default under our debt agreements. A default, if not waived by our lenders, could result in acceleration of Terex's debt and possibly bankruptcy.

Subordination of Notes and the Guarantees of Subsidiaries

     The Old Notes  are,  and the New Notes will be,  subordinated  to the prior payment in full of all existing and future senior indebtedness and equal in right of payment with all other existing and future senior subordinated indebtedness. The guarantees of our subsidiaries will be subordinated to the prior payment in full of all senior indebtedness of each subsidiary that is a guarantor of the Notes, including obligations under Terex's bank credit facility, and equal in right of payment with all other existing and future senior subordinated indebtedness of each such subsidiary. Because of the subordination provisions of the Notes, in the event of our bankruptcy, liquidation or reorganization, our assets and the assets of any of our subsidiaries that are guarantors of the Notes would be available to pay obligations on the Notes only after all payments have been made on our senior indebtedness and the senior indebtedness of such subsidiary guarantors. Terex cannot assure you that there will be sufficient assets remaining after all payments have been made to pay amounts due on the Notes then outstanding. As of December 31, 1998, on a pro forma basis after giving effect to the issuance of the Old Notes and the intend use of proceeds, Terex would have had (i) approximately $426 million of senior indebtedness outstanding (excluding unused commitments), (ii) approximately $244 million of senior subordinated indebtedness outstanding, and (iii) approximately $670 million of indebtedness outstanding, and the subsidiary guarantors would have had approximately $344 million of senior indebtedness outstanding and approximately $244 million of senior subordinated indebtedness outstanding. In addition, certain events of default under our senior indebtedness would prohibit us from making any payments on the Notes, including payments on interest when due. The term "senior indebtedness" is defined in the "Description of the Notes" section of this Prospectus. Terex is permitted to incur substantial additional indebtedness, some or all of which may be senior indebtedness.

     Some but not all of our subsidiaries will guarantee the Notes. Claims of creditors of any subsidiaries which do not guarantee the Notes, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiaries, will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of creditors or Terex, including holders of the Notes, even if the obligations of those subsidiaries do not constitute senior indebtedness. As of December 31, 1998, on a pro forma basis after giving effect to the issuance of the Notes and our intended use of proceeds, subsidiaries of Terex that are not guarantors would have had approximately $82 million of indebtedness outstanding.

     In addition to being subordinate to all of Terex's senior indebtedness, the Notes will not be secured by any of our assets or the assets of the subsidiaries that are guarantors of the Notes. Our obligations and the obligations of the subsidiary guarantors under our bank credit facility are secured by a security interest in substantially all of the property of Terex and such subsidiary guarantors, including inventory, equipment, receivables and intangible assets such as licenses, trademarks and customer lists. If we become insolvent or are liquidated, or if payment under our bank credit facility is accelerated, lenders under the bank credit facility would be entitled to exercise the remedies available to a secured lender. Therefore, our bank lenders will have a claim on such assets before the holders of the Notes. See "Description of Certain Indebtedness." We cannot assure you that the liquidation value of our assets would be sufficient to repay in full the indebtedness under the bank credit facility and our other indebtedness, including the Notes.

Fraudulent Conveyance Matters

     Although laws differ among various jurisdictions, in general, under fraudulent conveyance laws, a court could subordinate or avoid any guarantee and require holders to return payments received from guarantors if it found that the guarantee was incurred with actual intent to hinder, delay or defraud creditors or the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and the guarantor was any of the following:

     o    insolvent or was rendered insolvent because of the guarantee;

     o engaged or about to engage in a business or transaction for which its remaining assets constituted unreasonably small capital; or

     o intended to incur, or believed or reasonably should have believed that it would incur, debts beyond its ability to pay at maturity.

     If a court avoided a guarantee as a result of fraudulent conveyance, or held it unenforceable for any other reason, holders would cease to have a claim against the guarantor and would be solely creditors of Terex.

Acquisition Strategy; Integration of New Businesses

     Terex expects to continue its strategy of identifying and acquiring businesses with complementary products and services which we believe will enhance our operations and profitability. Terex may pay for future acquisitions from internally generated funds, bank borrowings, public offerings, private sales of stock or bonds, or some combination of these methods. However, we cannot give any assurance that Terex will be able to continue to find suitable businesses to purchase or that Terex will be able to raise the money necessary to complete future acquisitions. In addition, we cannot guarantee that we will be able to successfully integrate any business we purchase into our existing business or that any acquired businesses will be profitable. The successful integration of new businesses depends on our ability to manage these new businesses and cut excess costs. If Terex is unable to complete the integration of new businesses in a timely manner, it could have a materially adverse effect on our results of operations and financial condition.

     Industry Cycles and Competition

     The demand for our products depends upon the general economic conditions of the markets in which we compete. Downward economic cycles result in reductions in sales of our products, which may reduce Terex's profits. We have taken a number of steps to reduce our fixed costs of operations to decrease the negative impact of these cycles.

     Terex competes in a highly competitive industry. To compete successfully, our products must excel in terms of quality, price, product line, ease of use, safety and comfort, and we must also provide excellent customer service. The greater financial resources of certain of our competitors may put Terex at a competitive disadvantage.

Tax Audit Issues

     Terex's federal income tax returns for the years 1987 through 1989 are currently being audited by the Internal Revenue Service ("IRS"). In December 1994, we received an examination report from the IRS proposing a large tax deficiency. The examination report raised many issues. Among these issues are substantiation for certain tax deductions and whether we were able to use certain net operating loss carryovers ("NOLs") to offset taxable income. In April 1995, Terex filed an administrative appeal to the examination report. The IRS is currently reviewing information we provided to it. The final outcome of this audit is subject to the resolution of complicated legal and factual issues. Given the number and complexity of the legal and administrative proceedings involved, this audit could continue for several more years.

     If the IRS prevails on all the issues raised, the amount of the tax we would have to pay would be approximately $56.0 million plus penalties of approximately $12.8 million and interest through December 31, 1998 of approximately $112.1 million. The penalties claimed by the IRS are between 20% and 25% of the amount of the tax deficiency assessed against us. Interest on the amount of tax deficiency and penalties assessed against us is currently accruing at a rate of 9% per annum. The annual rate of interest has varied since 1987 from 7% to 12%.

     If Terex is required to pay a significant portion of the tax deficiency claimed by the IRS, we may not have or be able to obtain the money necessary to pay the tax deficiency. If this were to occur, we may not be able to continue in business. Terex believes, however, that we are able to provide adequate documentation for a large part of the tax deductions the IRS has disallowed. We also believe that there is substantial support for our past and future use of the NOLs questioned by the IRS. Based on the advice of our consultants and tax advisors, we believe that Terex will prevail on the NOL issue and many of the other issues. As a result, we do not believe that the outcome of the audit will have a material adverse effect on our financial condition or results of operations. However, we may lose or have to use some of our NOLs as a result of the audit. In addition, there is also a possibility that we will have to pay some amount of tax, penalties and interest to the IRS to resolve this matter. The final outcome of the audit cannot be determined or estimated at this time. Accordingly, Terex does not have any additional reserves for money which might be due as a result of the audit because the loss ranges from zero to $56 million plus interest and penalties.

Ability to Use Net Operating Loss Carryovers

     As of December 31, 1998, Terex had federal NOLs of approximately $244 million. Currently there is no annual limitation on our ability to use NOLs to reduce future income taxes. However, if an ownership change as defined in
Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), occurs with respect to our capital stock, our ability to use NOLs would be limited to specific annual amounts. Generally, an ownership change occurs if certain persons or groups increase their aggregate ownership by more than 50 percentage points of our total capital stock in any three-year period.

     If an ownership change occurs, our ability to use NOLs to reduce income taxes is limited to an annual amount based on the fair market value of Terex immediately prior to the ownership change multiplied by the long-term tax-exempt interest rate. The long-term tax-exempt interest rate is published monthly by the IRS. As of the date of this Prospectus, the rate is approximately 4.78%. The 15-year period to use NOLs is not affected by the ownership change limitations. Our use of new NOLs arising after the date of an ownership change would not be affected.

     It is impossible for Terex to ensure that an ownership change will not occur in the future. We do not have the ability to restrict the purchase or sale of our capital stock so as to prevent an ownership change. At any time, the actions of one or more persons or groups under certain circumstances could by themselves cause an ownership change and result in a limitation on our ability to use NOLs. However, Terex has entered into an agreement with Mr. Randolph W. Lenz which limits his ability to purchase and sell shares of our capital stock. Mr. Lenz is our former Chairman of the Board and an owner of approximately 9.7% of our common stock. Nevertheless, Terex cannot prevent an ownership change from occurring. In addition, we may decide in the future that it is necessary or in our interest to take certain actions which result in an ownership change. If an ownership change occurs, our future after-tax earnings per share and cash flow will be reduced.

Reliance on Key Management

     The success of Terex's business is dependent upon the management and leadership skills of Ronald M. DeFeo, Chairman of the Board, President and Chief Executive Officer. Mr. DeFeo is not bound by an employment agreement with Terex. The loss of Mr. DeFeo could have a significant, negative impact upon Terex.

Foreign Currencies; International Operations

     Terex's products are sold in over 50 countries around the world. Thus, our revenues are generated in foreign currencies, including the British Pound Sterling, French Franc, Deutsche Mark, Italian Lira, Dutch Gilder and Australian Dollar, while costs incurred to generate those revenues are only partly incurred in the same currencies. Since Terex's financial statements are denominated in U.S. dollars, changes in currency exchange rates between the U.S. dollar and other currencies have had, and will continue to have, an impact on Terex's earnings. To date, this impact has not been material on the earnings of Terex. To reduce this currency exchange risk, Terex may buy protecting or offsetting positions (known as "hedges") in certain currencies to reduce the risk of an adverse currency exchange movement. Terex has not engaged in any speculative or profit motivated hedging activities. Although Terex partially hedges its revenues and costs, currency fluctuations will impact Terex's financial performance in the future.

     Terex's international operations are also subject to a number of potential risks. Such risks include, among others, currency exchange controls, labor unrest, regional economic uncertainty, political instability, restrictions on the transfer of funds into or out of a country, export duties and quotas, domestic and foreign customs and tariffs, current and changing regulatory environments, difficulty in obtaining distribution support and potentially adverse tax consequences. These factors may have an adverse effect on Terex or its international operations in the future.

Environmental and Related Matters

     Terex generates hazardous and nonhazardous wastes in the normal course of its manufacturing operations. As a result, Terex is subject to a wide range of federal, state, local and foreign environmental laws and regulations. These laws and regulations govern actions that may have adverse environmental effects and also require compliance with certain practices when handling and disposing of hazardous and nonhazardous wastes. These laws and regulations also impose liability for the costs of, and damages resulting from, cleaning up sites, past spills, disposals and other releases of hazardous substances.

     Compliance with these laws and regulations has, and will continue to require, Terex to make expenditures. Terex does not expect that these
expenditures   will  have  a  material   adverse   effect  on  its  business  or
profitability.

Possible Inability to Purchase Notes on Change of Control

     Upon the occurrence of certain change of control events, each holder of the Notes and the currently outstanding $150 million 8-7/8% Senior Subordinated Notes due 2008 may require us to repurchase all or any portion of the Notes or the currently outstanding senior subordinated notes, as applicable, at a purchase price of 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase would be our available cash or cash generated from other sources, including borrowings, sales of assets, sales of equity or funds provided by a new controlling person. The occurrence of a change of control event likely would trigger an event of default under Terex's bank credit facility and we may be required to repay the amounts owed by us under such bank credit facility. In such event, we likely would attempt to refinance our indebtedness outstanding under the bank credit facility, the Notes and the currently outstanding senior subordinated notes. We cannot assure you that sufficient funds will be available at the time of any change of control event to make any required purchases of the Notes and the currently outstanding senior subordinated notes tendered and to repay amounts outstanding under the bank credit facility. The term "change of control" is defined in the "Description of the Notes-Change of Control" section.

You Cannot Be Sure That an Active Trading Market Will Develop for the New Notes

     The New Notes are being offered to the holders of the Old Notes. The Old Notes were issued on March 9, 1999 to a small number of institutional investors and overseas investors and are eligible for trading in the Private Offering, Resale and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screenbased, automated market for trading of securities eligible for resale under Rule 144A. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for the remaining untendered Old Notes could be adversely affected. There is no existing trading market for the New Notes. We do not intend to apply for listing or quotation of the New Notes on any exchange. Therefore, we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be, nor can we make any assurances regarding the ability of New Note holders to sell their New Notes or the price at which the New Notes might be sold. Although the Initial Purchasers have informed us that they currently intend to make a market in the New Notes, they are not obligated to do so, and any such market-making may be discontinued at any time without notice. As a result, the market price of the New Notes could be adversely affected. Historically, the market for non-investment grade debt, such as the New Notes, has been subject to disruptions that have caused substantial volatility in the prices of such securities. Any such disruptions may have an adverse effect on holders of the New Notes.


                                   THE COMPANY

     Terex is a global manufacturer of a broad range of construction and mining related capital equipment. Terex strives to manufacture high quality machines which are low cost, simple to use and easy to maintain. Terex's principal products include telescopic mobile cranes, tower cranes, lattice boom cranes, aerial work platforms, utility aerial devices, telescopic material handlers, truck mounted mobile cranes, rigid and articulated off-highway trucks and high capacity surface mining trucks, large hydraulic mining shovels and related components and replacement parts. Terex's products are manufactured at 21 plants in the United States and Europe and are sold primarily through a worldwide network of dealers in over 750 locations to the global construction, infrastructure and surface mining markets.

     Terex's operations began in 1983 with the purchase of Northwest Engineering Company, Terex's original business and name. Since 1983, we have expanded and changed Terex's business through a series of acquisitions and dispositions. In 1988, Northwest Engineering Company merged into a subsidiary acquired in 1986 named Terex Corporation, with Terex Corporation as the surviving entity. As a result of the completion of the PPM Acquisition (as defined below) in May 1995, Terex's operations were divided into three principal segments: Material Handling, Heavy Equipment and Mobile Cranes. On November 27, 1996, Terex completed the sale of its worldwide material handling segment, which was originally acquired in July 1992. Currently Terex operates in two business segments: Terex Lifting and Terex Earthmoving.

Terex Lifting

     Terex Lifting manufactures and sells telescopic mobile cranes (including rough terrain, truck and all terrain mobile cranes), tower cranes, lattice boom cranes, aerial work platforms (including scissor, articulated boom and straight telescoping boom aerial work platforms), utility aerial devices (including digger derricks and articulated aerial devices), telescopic material handlers (including container stackers, scrap handlers and telescopic rough terrain boom forklifts), truck mounted cranes (boom trucks) and related components and replacement parts. These products are primarily used by construction and industrial customers and utility companies. Terex Lifting is comprised of a number of divisions and subsidiaries.

     Terex Lifting was established as a separate business segment as a result of the acquisition (the "PPM Acquisition") in May 1995 of substantially all of the shares of P.P.M. S.A. and certain of its subsidiaries, including P.P.M. SpA,

Brimont Agraire S.A., a specialized trailer manufacturer in France, PPM Krane GmbH, a sales organization in Germany, and Baulift Baumaschinen Und Krane Handels GmbH, a parts distributor in Germany (collectively, "PPM Europe"), from Potain S.A., and all of the capital stock of Legris Industries, Inc., which owned 92.4% of the capital stock of PPM Cranes, Inc. ("Terex Lifting--Conway Operations;" PPM Europe and Terex Lifting--Conway Operations are collectively referred to herein as "PPM") from Legris Industries, S.A. Concurrently with the completion of the PPM Acquisition, Terex contributed the assets (subject to liabilities) of its Koehring Cranes and Excavators and Mark Industries division to Terex Cranes, Inc., a wholly-owned subsidiary of Terex. The former division now operates as Koehring Cranes, Inc., a wholly-owned subsidiary of Terex Cranes, Inc.

     During 1997, Terex completed two acquisitions to augment its Terex Lifting segment. On April 7, 1997, Terex completed the acquisition of substantially all of the capital stock of certain of the former subsidiaries of Simon Engineering plc (the "Simon Access Companies") for $90 million (subject to adjustment under certain circumstances). The Simon Access Companies consist principally of business units in the United States and Europe engaged in the manufacture, sale and worldwide distribution of access equipment designed to position people and materials to work at heights. The Simon Access Companies' products include utility aerial devices, aerial work platforms and truck mounted cranes (boom trucks) which are sold to customers in the industrial and construction markets, as well as utility companies. Specifically, Terex acquired 100% of the outstanding common stock of (i) Simon Telelect, Inc. (now named Terex-Telelect, Inc.), a Delaware corporation, (ii) Simon Aerials, Inc. (now named Terex Aerials, Inc.), a Wisconsin corporation and parent company of Terex-RO Corporation ("Terex RO"), (iii) Sim-Tech Management Limited, a private limited company incorporated under the laws of Hong Kong, (iv) Simon Cella, S.r.1., a company incorporated under the laws of Italy, and (v) Simon Aerials Limited (now named Terex Aerials Limited), a company incorporated under the laws of Ireland; and 60% of the outstanding common stock of Simon-Tomen Engineering Company Limited, a limited liability stock company organized under the laws of Japan. On April 14, 1997, Terex completed the acquisition of all of the capital stock of Baraga Products, Inc. and M&M Enterprises of Baraga, Inc. (together, the "Square Shooter Business"), which manufacture the Square Shooter, a rough terrain telescopic lift truck designed to lift materials to heights where they are used in construction.

     During 1998, Terex completed five additional acquisitions to augment its Terex Lifting segment. On May 4, 1998, Terex purchased all of the outstanding shares of Holland Lift International B.V. ("Holland Lift") for a purchase price of approximately $4.4 million. Holland Lift, which is headquartered just outside Amsterdam, The Netherlands, manufactures and sells self-propelled scissor lifts (commonly referred to as aerial work platforms). On August 4, 1998, Terex purchased all of the outstanding shares of American Crane Corporation ("American Crane") for a purchase price of $18 million. American Crane, which is based in Wilmington, North Carolina, manufactures and sells lattice boom cranes. On November 3, 1998, Terex purchased all of the outstanding shares of Italmacchine, SpA ("Italmacchine"). Italmacchine, which is based near Perugia, Italy, manufactures and sells telescopic material handlers. On November 13, 1998, Terex purchased from Noell Service und Maschinentechnik GmbH the assets of its division, Peiner HTS ("Peiner"). Peiner, which is based in Trier, Germany, manufactures and sells tower cranes. On December 18, 1998, Terex purchased all of the outstanding shares of Gru Comedil SpA ("Comedil"). Comedil, based in Fontanafredda, Italy, manufactures and sells tower cranes.

Terex Earthmoving

     Terex Earthmoving currently manufactures and sells articulated and rigid off-highway trucks and high capacity surface mining trucks, and related components and replacement parts. These products are used primarily by construction, mining and government customers. On January 5, 1998, Terex also acquired Payhauler Corp. ("Payhauler"), which manufactures and markets 30 and 50 ton all wheel drive rigid frame trucks designed to move material in more severe operating conditions than a standard rear wheel drive rigid frame truck. On March 31, 1998, Terex purchased all of the outstanding shares of O&K Mining GmbH from Orenstein & Koppel AG for net aggregate consideration of approximately $168 million, subject to certain post-closing adjustments. O&K Mining is engaged in the manufacture, sale and worldwide distribution of heavy duty hydraulic excavators primarily used to load coal, copper ore, iron ore, other mineral-bearing materials or rocks into trucks. These products are used by mining equipment contractors, mining and quarrying companies and large construction companies involved in infrastructure projects worldwide. Terex Earthmoving is comprised of Terex Equipment Limited ("TEL"), located in Motherwell, Scotland, Unit Rig ("Unit Rig") and Payhauler, located in Tulsa, Oklahoma, and O&K Mining, located in Dortmund, Germany.

Other

     On April 1, 1999, Terex completed the acquisition of Amida Industries, Inc. ("Amida"). Amida, located in Rock Hill, South Carolina, manufactures light construction equipment, principally mobile light towers, concrete screeds, motorized front dumpers and directional arrow boards.


                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

     The Old Notes were sold by Terex on March 9, 1999 to the Initial Purchasers with further distribution permitted only to (i) Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) and (ii) persons in offshore transactions in reliance on Regulation S under the Securities Act. In connection with the sale of the Old Notes, Terex and the Initial Purchasers entered into the Registration Rights Agreement which requires Terex to file with the Commission the registration statement of which this Prospectus is a part within 60 days of the date of the issuance of the Old Notes (the "Issuance Date") with respect to a registered offer to exchange the Old Notes for New Notes, identical in all material respects to the Old Notes, and to use its best efforts to cause such registration statement to become effective under the Securities Act within 150 days of the Issuance Date. Terex will keep the Exchange Offer open for not less than 30 days after the date notice of the Exchange Offer is mailed to the holders. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy Terex's obligations thereunder.

Resale of New Notes

     Based on an interpretation by the staff of the Commission set forth in no-action letters issued to third parties, including "K-III Communications Corporation" (available May 14, 1993), "Shearman & Sterling" (available July 2,
1993), "Exxon Capital Holdings Corporation" (available May 13, 1988), "Morgan Stanley & Co. Incorporated" (available June 5, 1991), "Mary Kay Cosmetics, Inc." (available June 5, 1991) and "Warnaco, Inc." (available October 11, 1991), Terex believes that, except as described below, the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder of the Notes (other than any holder which is a broker-dealer or an "affiliate" of Terex within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that, (i) such New Notes are acquired in the ordinary course of the holder's business, (ii) the holder has no arrangement or understanding with any person to participate in the distribution of such New Notes, and (iii) holder is not engaged in, and does not intend to engage in, a distribution of such New Notes. Terex does not intend to request the Commission to consider, and the Commission has not considered, the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such other circumstances. By tendering Old Notes for New Notes, each holder will represent to Terex, that (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receive such New Notes, whether or not such person is the holder, (ii) neither the holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes, (iii) if the holder is not a broker-dealer, neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes within the meaning of the Securities Act, and
(iv) neither the holder nor any such other person is an affiliate of Terex. In the event that any holder of Old Notes cannot make the requisite representations to Terex, such holder cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Unless an exemption from registration is otherwise available, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K under the Securities Act. This Prospectus may be used for an offer to resell, resale or other retransfer of New Notes only as specifically set forth herein.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes, and that it has not entered into any arrangement or understanding with Terex or any affiliate of Terex to distribute New Notes in connection with any resale of such New Notes. See "Plan of Distribution."

Terms of the Exchange Offer

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, Terex will accept for exchange any and all Old Notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Terex will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes surrendered pursuant to the Exchange Offer. Old Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the New Notes will be the same as the form and terms of the Old Notes except the New Notes will be registered under the Securities Act and hence will not bear legends restricting the transfer thereof. The New Notes will evidence the same debt as the Old Notes. The New Notes will be issued under and entitled to the benefits of the Indenture, which also authorized the issuance of the Old Notes, such that both series will be treated as a single class of debt securities under the Indenture.

     As of the date of this Prospectus, $100 million aggregate principal amount of the Old Notes are outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Notes. There will be no fixed record date for determining registered holders of Old Notes entitled to participate in the Exchange Offer. The Exchange Offer is not conditioned with any minimum principal amount of Old Notes being tendered for exchange. However, the obligation to accept Old Notes for exchange pursuant to the Exchange Offer is subject to certain conditions, as described under "-- Conditions".

     Terex intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act, and the rules and regulations of the Commission thereunder. Old Notes which are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture and the Registration Rights Agreement.

     Terex will be deemed to have accepted for exchange properly tendered Old Notes when, as and if Terex has given oral or written notice thereof to the Exchange Agent and complied with the provisions of the Indenture. The Exchange Agent will act as agent for the tendering holders for the purposes of receiving the New Notes from Terex.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. Terex will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See " -- Fees and Expenses."

Expiration Date; Extensions; Amendments

     The term "Expiration Date" shall mean 5:00 p.m., New York City time on ____________, 1999, unless Terex, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. If the Exchange Offer is not completed by __________, 1999, the interest rate on the Old Notes shall be increased by one-half of one percent (0.5%) per year until the Exchange Offer is completed.

     In order to extend the Exchange Offer, Terex will notify the Exchange Agent of any extension by oral or written notice and will mail to the holders an announcement thereof, prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     Terex reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and not permit acceptance of Old Notes not previously accepted, if any of the conditions set forth below under " -- Conditions" have not been satisfied, by giving oral or written notice of the delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner which, in its good faith judgment, is advantageous to the holders of the Old Notes, whether before or after any tender of the Notes. Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the holders. If the Exchange Offer is amended in a manner determined by Terex to constitute a material change, Terex will promptly notify holders of the amendment by means of a prospectus supplement that will be distributed to the registered holders, if required by law, and Terex will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the Exchange Offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which Terex may choose to make a public announcement of any delay, extension, termination or amendment of the Exchange Offer, Terex will have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones news service.

Interest on the New Notes

     The New Notes will bear interest at 8-7/8% per annum from the date of original issue. Interest on the New Notes will be payable semi-annually, in arrears, on April 1 and October 1 of each year, commencing on October 1, 1999. Holders of New Notes will receive interest on October 1, 1999 from the date of initial issuance of the New Notes, plus an amount equal to the accrued interest on the Old Notes from the most recent date to which interest has been paid to the date of exchange for New Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

Conditions

     Terex will not be required  to accept for  exchange,  or  exchange  any New
Notes for, any Old Notes, and may terminate the Exchange Offer before the acceptance of any Old Notes for exchange, if:

     (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in Terex's sole judgment, might materially impair the ability of Terex to proceed with the Exchange Offer, or

     (b) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Commission, which, in Terex's sole judgment, might materially impair the ability of Terex to proceed with the Exchange Offer, or

     (c) any governmental approval has not been obtained, which approval Terex shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

     If Terex determines in its sole discretion that any of these conditions are not satisfied, Terex may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders who tendered such Old Notes to withdraw their tendered Old Notes, or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

     The foregoing conditions are for the sole benefit of Terex and may be asserted by Terex regardless of the circumstances giving rise to any such condition or may be waived by Terex in whole or in part at any time and from time to time in its sole discretion. The failure by Terex at any time to exercise any of our rights shall not be deemed a waiver of any such right, and each such right, will be deemed an ongoing right which may be asserted at any time and from time to time.

Procedures for Tendering

     Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver the Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, or (ii) a timely confirmation of book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if such procedure is available, into the Exchange Agent's account at the Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Old Notes, Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under " -- Exchange Agent".

     The tender by a holder which is not withdrawn prior to the Expiration Date will constitute an agreement between such holder and Terex in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     The method of delivery of Old Notes, the letter of transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the expiration date. No letter of transmittal or Old Notes should be sent to Terex. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for and on behalf of such holders.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Notes should contact the registered holder promptly and instruct such holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in its name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantor must be a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act which is a member of one of the recognized signature guarantee programs identified in the Letter of Transmittal (each, an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the holder of any Old Notes listed therein, the Old Notes must be endorsed or accompanied by a properly completed bond power, in satisfactory form as determined by Terex in its sole discretion, signed by the holder as the holder's name appears on the Old Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing, and unless waived by Terex, evidence satisfactory to Terex of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by Terex in its sole discretion, which determination will be final and binding. Terex reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes Terex's acceptance of which would, in the opinion of counsel for Terex, be unlawful. Terex also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. Terex's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as Terex shall determine. Although Terex intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither Terex, the Exchange Agent nor any other person will incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     While Terex has no present plan to acquire any Old Notes that are not tendered in the Exchange Offer, Terex reserves the right in its sole discretion to (i) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date, (ii) as set forth above under " -- Conditions," to terminate the Exchange Offer, or (iii) redeem the Old Notes as a whole or in part at any time and from time to time, as set forth under "Description of Notes--Optional Redemption," or (iv) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents. If any tendered Old Notes are not accepted for exchange for any reason set forth in the terms and conditions of the Exchange Offer, or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, the non-exchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

Book Entry Transfer

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or facsimile thereof, with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received by the Exchange Agent at the address set forth below under "-- Exchange Agent" on or prior to the Expiration Date or, if the guaranteed delivery procedures described below are to be complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

Guaranteed Delivery Procedures

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:

     (a) The tender is made through an Eligible Institution;

     (b) Prior to the Expiration Date, the Exchange Agent receives from an Eligible Institution a properly completed and duly signed Letter of Transmittal and the Notice of Guaranteed Delivery, substantially in the form provided by Terex (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the registered number(s) of the Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made by guaranteed delivery and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the Old Notes or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

     (c) Properly completed and signed Letter of Transmittal (or facsimile thereof), as well as all tendered Old Notes in proper form for transfer or a Book-Entry Confirmation, and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.Upon request of the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tender

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"),
(ii) identify the Old Notes to be withdrawn (including the principal amount of the Old Notes and, in the case certificates representing the Old Notes have been tendered, registered number or numbers and or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which the Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have United States Trust Company of New York, the trustee with respect to the Old Notes, register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by Terex, whose determination will be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly re-tendered. Any Old Notes which have been tendered but which are not accepted for payment will be returned to the holder thereof without cost to the holder (or, is the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" and "--Book-Entry Transfer" at any time prior to the Expiration Date.

Exchange Agent

     United States Trust Company of New York has been appointed as Exchange Agent of the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

  By Registered or Certified Mail:            By Overnight Courier or By Hand,
                                                After 4:30pm:

  United States Trust Company of New York     United States Trust Company
  P.O. Box 844, Cooper Station                of New York
  New York, New York 10276-0844               770 Broadway, 13th floor
  Attention:  Corporate Trust Services        New York, New York 10003
                                              Attention:Corporate Trust Services

  By Hand Prior to 4:30 pm:                           By Facsimile:

  United States Trust Company of New York           (212) 780-0592
  111 Broadway, Lower Level                  Attention: Corporate Trust Services
  New York, New York 10006
  Attention:  Corporate Trust Services             Confirm by telephone:
                                                    (800) 548-6565

Fees and Expenses

     The expenses of soliciting tenders will be paid by Terex. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telephone, facsimile, or in person by officers and regular employees of Terex and its affiliates.

     Terex has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. Terex, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. Terex may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by Terex and are estimated in the aggregate to be approximately $50,000. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

     Terex will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any transfer taxes (whether imposed on the holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer of such Old Notes as set forth in the legend on the Old Notes and in the Indenture as a result of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities law.
Accordingly, the Old Notes may be resold only (i) to Terex (upon redemption thereof or otherwise), (ii) pursuant to an effective registration statement under the Securities Act, (iii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, or (iv) pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Terex does not currently anticipate that it will register under the Securities Act the resale of any Old Notes that remain outstanding after consummation of the Exchange Offer. However, generally, (i) if any Initial Purchaser so requests with respect to Old Notes not eligible to be exchanged for Exchange Notes in the Exchange Offer and held by it following consummation of the Exchange Offer or (ii) if any holder of Old Notes is not eligible to participate in the Exchange Offer or, in the case of any holder of Old Notes that participates in the Exchange Offer, does not receive freely tradeable Exchange Notes in exchange for Old Notes, Terex is obligated to file a registration statement on the appropriate form under the Securities Act relating to the Old Notes held by such persons.

Accounting Treatment

     The New Notes will be recorded at the same carrying value as the Old Notes as reflected in Terex's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by Terex. The expenses of the Exchange Offer will be amortized over the term of the New Notes.


                                 USE OF PROCEEDS

     Terex will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as contemplated in this Prospectus, Terex will receive in exchange Old Notes in like principal amount, the forms and terms of which are identical, in all material respects, to the New Notes. The Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New
Notes will not result in any increase in the indebtedness of Terex. Proceeds from the sale of the privately placed Old Notes were used to repay indebtedness and finance a portion of the purchase price for the acquisition of Amida Industries, Inc.

                                 CAPITALIZATION

     The following table shows the consolidated capitalization of Terex as of December 31, 1998, and as adjusted at that date for this offering. This table should be read together with the historical consolidated financial statements and related notes incorporated by reference in this Prospectus.

                                                        As of December 31, 1998
                                                         (dollars in millions)

                                                       Historical   As Adjusted

Cash and cash equivalent............................     $ 25.1       $ 64.1
                                                         =======     ========


Debt:

   Bank credit facility.............................      423.8      $ 367.9
   8-7/8% Senior Subordinated Notes due 2008........      149.4        149.4
   The Notes .......................................      ---           94.9
   Other indebtedness...............................       58.1         58.1
                                                        --------    --------

         Total debt.................................      631.3        670.3
                                                        --------    --------

Stockholders' equity:
   Warrants to purchase common stock................        0.8         0.8
   Equity rights....................................        3.1         3.1
   Common stock, $0.01 par value--authorized
      150 million shares; 20.8 million shares
      issued and outstanding........................        0.2         0.2
   Additional paid-in capital.......................      179.0       179.0
   Accumulated deficit..............................      (80.9)      (80.9)
   Accumulated other comprehensive income...........       (4.1)       (4.1)
                                                         -------    --------

         Total stockholders' equity.................       98.1        98.1
                                                         -------    --------

         Total capitalization.......................    $ 729.4     $ 768.4
                                                        ========    ========

                      SELECTED CONSOLIDATED FINANCIAL DATA
                 (Dollars in millions, except per share amounts)

     The selected historical consolidated financial data of Terex shown below as of and for the five years ended December 31, 1998 have been derived from the audited historical consolidated financial statements of Terex and the related notes incorporated by reference in this Prospectus. The following data should be read together with the historical financial statements of Terex and the related notes incorporated by reference in this Prospectus.


                                                                          As of or for the Year Ended December 31,
                                                                -------------------------------------------------------------
                                                                   1998        1997         1996         1995        1994
                                                                ----------- ----------- -------------------------------------
 Summary of Operations
   Net sales....................................................$ 1,233.2   $    842.3  $    678.5    $   501.4   $     314.1
   Operating income from continuing operations..................    122.0         71.1         5.1         12.8          10.4
   Income (loss) from continuing operations before
     extraordinary items........................................     72.8         30.3       (54.3)       (32.1)          4.9
   Income (loss) from discontinued operations...................    ---          ---         102.0          4.4          (3.7)
   Income (loss) before extraordinary items.....................     72.8         30.3        47.7        (27.7)          1.2
   Net income (loss)............................................     34.5         15.5        47.7        (35.2)          0.5
   Income (loss) applicable to common stock.....................     34.5         10.7        24.8        (42.5)         (5.5)
   Per Common Share:
     Basic
       Income (loss) from continuing operations.................$    3.52   $     1.57  $     (6.54)  $    (3.79) $     (0.10)
       Income (loss) from discontinued operations...............   ---          ---            8.64         0.42        (0.36)
       Income (loss) before extraordinary items.................     3.52         1.57         2.10        (3.37)       (0.46)
       Net income (loss)........................................     1.67         0.66         2.10        (4.09)       (0.53)
     Diluted
       Income (loss) from continuing operations.................$    3.25   $     1.44  $     (5.81)  $    (3.79) $     (0.10)
       Income (loss) from discontinued operations...............   ---          ---            7.67         0.42        (0.36)
       Income (loss) before extraordinary items.................     3.25         1.44         1.86        (3.37)       (0.46)
       Net income (loss)........................................     1.54         0.60         1.86        (4.09)       (0.53)
     Ratio of earnings to fixed charges (1).....................     2.4x         1.6x        (1)          (1)           1.1x
Working Capital
   Current assets...............................................$   771.6   $    426.5  $    390.2    $   312.0   $     278.1
   Current liabilities..........................................    425.4        236.1       195.0        196.3         221.6
   Working capital..............................................    346.2        190.4       195.2        115.7          56.5
 Property, Plant and Equipment
   Net property, plant and equipment............................$    99.5   $     47.8  $     31.7    $    40.1   $      86.2
   Capital expenditures.........................................     13.1          9.9         8.1          5.2          12.7
   Depreciation.................................................     10.1          8.2         7.0          7.4          13.7
 Total Assets...................................................$ 1,151.2   $    588.5  $    471.2    $   478.9   $     401.6
 Capitalization
   Long-term debt and notes payable, including current
       maturities...............................................$   631.3   $    300.1  $    281.3    $   329.9   $     190.9
   Minority interest, including redeemable preferred stock of a
      subsidiary................................................      0.6          0.6        10.0          9.4         ---
   Redeemable convertible preferred stock.......................    ---          ---          46.2         24.6          17.3
   Stockholders' equity (deficit)...............................     98.1         59.6       (71.7)       (96.9)        (55.7)

(1) In calculating the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes and extraordinary items plus fixed charges. Fixed charges consist of interest expense, preferred stock accretion, amortization of debt issuance costs, and rental expense representative of the interest factor. Earnings were insufficient to cover fixed charges by $42.2 million and $32.1 million during the years ended December 31, 1996 and 1995, respectively.

     The Selected Financial Data include the results of operations of Payhauler, O&K Mining, Holland Lift, American Crane, Italmacchine, Peiner, Comedil, the Simon Access Companies, Square Shooter and PPM from January 5, 1998, March 31, 1998, May 4, 1998, July 31, 1998, November 3, 1998, November 13, 1998, December
18, 1998, April 7, 1997, April 14, 1997 and May 9, 1995, respectively, the dates of their acquisitions. The Selected Financial Data for the years ended December 31, 1994, 1995 and 1996 include the results of operations of our former Clark Material Handling business as discontinued operations.

              INDUSTRY OVERVIEW AND OUTLOOK FOR PRINCIPAL PRODUCTS

Telescopic Mobile Cranes

     Mobile cranes with telescoping booms were developed in the 1950s as advanced hydraulics became available. Telescopic mobile cranes are generally used only for a limited period during the later stages of a construction project. As each project may require differing boom lengths and lifting capacities, contractors tend to rent specific machines as needed rather than own a fleet of machines of varying capabilities. As a result, according to industry sources, approximately 85% of all new telescopic mobile crane sales in North America are made to rental fleets. Because of the market's rental orientation and the fact that cranes are used in the later stages of construction projects, the demand for new telescopic mobile cranes typically lags behind the demand for other construction equipment by between 12 and 24 months during a cyclical economic recovery. Initially in an economic recovery, rising end-user demand is first reflected in rising rental fleet utilization rates rather than in new crane orders. As rental fleet utilization reaches a practical maximum level, generally new orders for telescopic mobile cranes increase. New telescopic mobile crane orders also result from fleet replacement demand, which is affected by the aging of the telescopic mobile crane population. From 1974 through 1981, the North American telescopic mobile crane market consumed an average of over 3,500 machines per year. During the recession which began in 1982, North American telescopic mobile crane consumption declined to a low of 600 machines and many competitors exited the industry. During the period from 1990 through 1997, the North American telescopic mobile crane market consumed an average of approximately 1,300 machines per year, with a high of over 2,200 machines in 1990 and a low of approximately 1,000 machines in 1992 and 1993.

     We believe that the North American telescopic mobile crane industry is entering a period of growth due to three principal factors: one, there is currently a strong and sustained period of construction activity in North America; two, the increasing importance of rental fleet operators; and three, the fact that the unusually large number of telescopic mobile cranes that were built in the late 1970s are beginning to reach the end of their useful lives (which Terex estimates to be approximately 20 years). These factors have contributed to a 24% increase in telescopic mobile crane shipments in 1996, as compared with 1995, and a 15% increase in telescopic mobile crane shipments in 1997, as compared with 1996. Terex believes that it is well positioned to capitalize on the continued growth of the North American telescopic mobile crane market. The increasing importance of rental fleet operators and their desire to maximize returns on product investment has led Terex Lifting to focus on a best value strategy. This strategy seeks to improve customer productivity by providing high quality products which are low cost, simple to use and easy to maintain. By pursuing a strategy oriented toward improving customers' productivity and investment returns, Terex Lifting has increased its market share. Terex believes that such a strategy will lead to further market share gains as growth continues in the North American market.

     The European telescopic mobile crane market, which is approximately the same size as the North American market (ranging between 1,000 and 2,000 unit shipments per year), has not had an increase in demand to the extent experienced in North America. Excluding Germany and Spain, construction activity has remained at recessionary levels for the last four years. We believe that this was due initially to a cyclical downturn and more recently to fiscal tightening as European countries attempted to meet the budget deficit targets established by the Maastricht Treaty. Terex's principal markets in Europe are in France and Italy, where we believe we have the largest market shares. The French and Italian markets are less dominated by rental fleets than the North American market; we believe that approximately 55% of new telescopic mobile crane sales in France and Italy are to rental fleet operators with the balance to end users. An increase in construction activity in those countries, therefore, would tend to have a more immediate impact on new telescopic mobile crane sales than would a similar increase in North America. We believe that we are well positioned to participate in any cyclical increase in demand in France and Italy due to our local manufacturing, strong local distribution and low cost relative to our major European competitors.

     Terex also manufactures truck mounted cranes (boom trucks), which are telescopic cranes mounted on production truck chassis. Over the past 20 years, boom trucks have replaced truck mobile cranes in the market for under 30 ton lifting devices. Conditions in the North American market for boom trucks remain positive due to overall construction activity in North America.


Aerial Work Platforms

     The aerial work platform industry in North America has developed over the past 20 years as an efficient alternative to scaffolding and ladders. The industry has also been supported by regulations mandating minimum safety standards for people working at heights. Aerial work platforms are used for indoor or outdoor applications in a variety of construction, industrial and commercial settings which require workers to be lifted to heights to perform their jobs. Terex believes that approximately 90% of all aerial work platform sales in North America are to rental fleets. The aerial work platform market has developed into a rental market because (i) contractors require workers to be elevated only for limited times during a given job, and different jobs require different platform heights making ownership of a single specification unit impractical, and (ii) industrial customers are increasingly outsourcing their equipment requirements to rental providers. Recently, the equipment rental industry has been undergoing a process of consolidation. As a result, the larger aerial work platform rental fleet operators are increasingly demanding products that are low cost, simple to use and easy to maintain. To meet the objectives of the equipment rental industry, Terex has designed its aerial work platforms to incorporate these characteristics.

Utility Aerial Devices

     Terex also manufactures utility aerial devices which are used to set telephone poles and move transformers and other material to work areas at the top of poles (digger derricks), and to elevate workers to work areas at the top of poles or in trees. Customers include electric utilities, local telephone companies, private utility repair contractors and tree trimmers. We believe that utilities are increasingly outsourcing maintenance to private contractors in an effort to reduce costs. We believe that we are well positioned to capitalize on this trend due to our strategy to manufacture simplified products at lower cost, our existing dealer relationships and our direct relationships with major private contractors.


Telescopic Container Stackers

     Telescopic container stackers were developed in the early 1980s to manipulate shipping containers efficiently in port storage areas and inland terminals. Telescopic container stackers are particularly effective in storage areas where containers are continually added and removed, and where the efficient manipulation of, and access to, specific containers is required. Terex believes that because of the efficiency of telescopic container stackers, demand has steadily grown, primarily outside the United States in port areas where storage capacity is constrained. Demand has been particularly strong in South America and Europe. Terex believes that the United States market offers growth potential as the benefits of this product are better recognized.

Tower Cranes

     Tower cranes were developed in Europe in the 1950s to lift construction material to various heights and to accurately place the material at the point where it is being used. Tower cranes are used worldwide for infrastructures such as ports and dams, but especially in public and commercial projects where large, multi-story superstructures are built. On such projects tower cranes lift and place material faster and with greater accuracy than alternative lifting methods. Tower cranes are most prevalent in Europe, where they are used on both larger and smaller projects, including some residential construction. Tower crane usage in the United States has been historically low, and there is currently no domestic manufacturer. Terex believes that this market represents a growth opportunity as the cost effectiveness of tower cranes in a variety of construction applications becomes more widely known and accepted.

Lattice Boom Cranes

     Lattice boom cranes are principally used in infrastructure development and heavy construction applications. Lattice boom cranes are more difficult to transport and erect than mobile telescopic cranes, but are still generally the most economical lifting tool for capacity requirements of over 100 tons. The lattice boom crane industry has shown strong growth in North America over the past three years as construction activity has continued to increase. We believe that we can participate in that growth by reducing the cost of our cranes to rental operators and end users while at the same time continuing to improve crane design and performance.

Off-Highway Trucks

     Off-highway trucks, which include articulated trucks and rigid frame trucks, are generally sold to construction companies, to fleet contractors who provide trucks to large construction companies, and to dealer rental fleets. According to industry sources, North America and Europe account for a majority of the global market. These markets are dependent on large private construction project activity and public infrastructure development, both of which have been soft in Europe in recent years and strong in the United States. Terex believes that it is well positioned to capitalize on any demand that may arise from such activity or development. Terex believes that fleet operators and large construction companies generally prefer products that are low cost, simple to use and easy to maintain, and that its products have these characteristics. Terex also believes that it is well positioned to capitalize on future growth in Europe as a result of its acquisition in March 1998 of O&K Mining GmbH, a manufacturer of large hydraulic mining shovels, and in China through an existing joint venture relationship.

High Capacity Surface Mining Trucks

     High capacity surface mining trucks are designed to haul coal or ore. They range in capacities from 120 to 300 tons, and are used in larger surface mines around the world. The trucks are typically operated around the clock, seven days a week, often running several weeks between maintenance stops. Accordingly, of critical concern to mine operators are (i) reliability--that the truck is operating in excess of 90% of the time and (ii) hauling efficiency--the operating cost per ton hauled, including fuel consumption, tire wear and maintenance. There are two types of trucks offered: electric and mechanical drive. We offer electric drive trucks in which a diesel engine drives an alternator which powers two wheel motors, one in each rear wheel. We believe that electric drive vehicles are more efficient than mechanical drive trucks. As a result of the efficiency and reliability of its trucks, Terex has been able to increase its market share slightly in recent years despite difficult competitive conditions in the industry. We believe that we are the third largest manufacturer of high capacity surface mining trucks. The recent Coal India contract to supply 160 trucks is an example of Terex's recent success in this market. To respond to the continuing demand of large mines to improve financial returns through lower costs and higher hauling capacities, Terex is taking several strategic actions including reducing the manufacturing cost of its trucks through component outsourcing and modular assembly process implementation, as well as development of a 320 ton capacity truck (as compared to 260 tons, its current largest truck) with a new generation electric drive system. We believe that the current demand levels will continue, with earnings opportunities from the development of more cost efficient designs and manufacturing processes.

Large Hydraulic Mining Shovels

     The large hydraulic mining shovels are used primarily in surface mines worldwide and in large scale infrastructure projects with needs for massive earth moving, such as dams and highways. Growth in demand for coal, copper and iron ore is a function of population growth and improvement in standards of living worldwide. In particular, growth in energy consumption (particularly coal) and metal consumption (particularly ore) caused by metal intensity in industries like automotive, telecommunications and appliances leads to growth in demand for coal, copper and iron ore. Most of this growth will come from regions with large mineral resources, including Australia, South Africa, West Africa, India, Indonesia, Brazil, China and Kazakhstan. Excavator sales are also sensitive to the level of large scale private construction project activity and public infrastructure development, both of which have been soft in Europe in recent years and strong in the United States. While the market for new surface mining equipment is somewhat cyclical, the after-market for parts and services is more stable. This is because hydraulic excavators are typically kept in continuous operation for 10 to 15 years and require regular maintenance and repair throughout their productive lives.

     Historically, the leading technologies used in open cast mining have been bucket wheel excavators and electric rope shovels. Both of these technologies require substantially greater capital outlays than for hydraulic mining shovels, and often are relatively inflexible. Hydraulic mining shovels exhibit high maneuverability and higher output rates relative to comparably sized electric rope shovel or bucket wheel excavators. An increasing trend toward smaller, shorter lived mines and more selective mining practices has resulted in increasing substitution of the hydraulic mining shovels for the two older technologies. We believe that our leading technological position in these products leaves us well placed to take advantage of this trend.

Light Construction Equipment

     Light construction equipment produced by Terex consists of light towers, concrete products and traffic safety devices.

     Light towers are used in road construction, commercial construction, surface mining, and in miscellaneous commercial applications. Light tower demand has grown over the past five years as construction activity has increased, and is expected to benefit from increased road construction over the next four to five years, particularly given that government mandates may force an increasing portion of that construction to be performed at night to minimize traffic congestion. Light towers are primarily rented, and Terex believes that its success in penetrating rental customers with cost effective products, including telescopic handlers and aerial work platforms, will help to increase its penetration of the light tower market.

     Concrete products include vibratory screeds and power buggies which are used to move and flatten concrete. Vibratory screeds are cut-to-length triangular lattices made of aluminum or steel which have a flat, vibrating edge that is pulled across freshly poured concrete. The combination of screed weight and vibration expel air pockets from the concrete and leave a smooth, stable surface prior to curing. Power buggies are small motorized dumpers, either ride-on or walk behind, that serve primarily to move concrete from the mixer to the pouring site. They are also used to move demolition debris and in a variety of landscaping and commercial applications. Vibratory screeds are typically sold through dealers to end users, and power buggies are primarily rental products.

     Traffic safety devices include directional arrowboards, which are used in road construction to provide direction for temporary lane changes around construction sites. Arrowboards are sold through dealers to construction contractors, although they are increasingly becoming a rental product. In addition to construction contractors, arrowboards are also sold to barricade houses to which contractors often sub-contract traffic management activity in connection with road construction work.


                                    BUSINESS

General

     Terex is a global manufacturer of a broad range of construction and mining related capital equipment. Terex strives to manufacture machines which are low cost, simple to use and easy to maintain. Terex operates in two business segments: Terex Lifting and Terex Earthmoving. Terex's products are manufactured at 21 plants in the United States and Europe and are sold primarily through a worldwide network of dealers in over 750 locations to the global construction, infrastructure and surface mining markets. Terex believes that it is benefiting from several industry trends, including the growing importance of rental fleet operators with respect to Terex Lifting and an increasing level of global infrastructure development with respect to Terex Earthmoving.

Products

     Telescopic Mobile Cranes

     Telescopic mobile cranes are used primarily for industrial applications, in commercial and public works construction and in maintenance applications, to lift equipment or material to heights in excess of 50 feet. Terex Lifting manufactures the following types of telescopic mobile cranes:

                                    Rough Terrain Cranes -- are designed to lift
                                    materials  and  equipment on rough or uneven
                                    terrain. Rough terrain cranes are most often
                                    located  on a  single  construction  or work
                                    site such as a building site, a highway or a
                                    utility  project  for long  periods of time.
                                    Rough  terrain  cranes  cannot  be driven on
                                    highways and accordingly must be transported
                                    by  truck to the work  site.  Rough  terrain
                                    cranes  manufactured  by Terex  Lifting have
                                    maximum lifting  capacities of up to 90 tons
                                    and  maximum  tip heights of up to 205 feet.
                                    Terex Lifting manufactures its rough terrain
                                    cranes at its facilities located at Waverly,
                                    Iowa,      Conway,      South      Carolina,
                                    Montceau-les-Mines, France, and Crespellano,
                                    Italy under the brand names TEREX, LORAIN, P&H, PPM and BENDINI.

                                    Truck Cranes -- have two cabs and can travel
                                    rapidly from job site to job site at highway
                                    speeds.  In contrast to rough terrain cranes
                                    which are often located for extended periods
                                    at a single  work  site,  truck  cranes  are
                                    often   used  for   multiple   local   jobs,
                                    primarily in urban or suburban areas. Truck cranes manufactured by Terex Lifting have maximum lifting capacities of up to 75 tons and maximum tip heights of up to 193 feet. Terex Lifting manufactures truck cranes at its Waverly, Iowa and Conway, South Carolina facilities under the brand names P&H and LORAIN.

                                    All  Terrain  Cranes  -- were  developed  in
                                    Europe as a cross  between rough terrain and
                                    truck  cranes in that they are  designed  to
                                    travel   across   both  rough   terrain  and
                                    highways. All terrain cranes have two cabs and are versatile and highly maneuverable. All terrain cranes manufactured by Terex Lifting have lifting capacities of up to 130 tons and maximum tip heights of up to 223 feet. Terex Lifting manufactures its all terrain cranes at its Montceau-les-Mines, France facility under the brand names TEREX and PPM.

     Truck Mounted Cranes (Boom Trucks)

     Terex Lifting manufactures telescopic boom cranes for mounting on commercial truck chassis. Terex also distributes truck mounted articulated cranes under the EFFER brand name which are manufactured by Effer SpA. Truck mounted cranes are used primarily in the construction industry to lift equipment or materials to various heights. Boom trucks are generally lighter and have a lower lifting capacity than truck cranes, and are used for many of the same applications when lower lifting capabilities are required. An advantage of a boom truck is that the equipment or material to be lifted by the crane can be transported by the truck which can travel at highway speeds. Applications include the installation of air conditioners and other roof equipment. The Terex Lifting segment manufactures the following types of cranes for installation on truck chassis:

                                    Telescopic  Boom  Truck  Mounted  Cranes  --
                                    enable an operator to reach heights of up to
                                    167 feet and have a maximum lifting capacity
                                    of   up  to   37.5   tons.   Terex   Lifting
                                    manufactures   its  telescopic   boom  truck
                                    mounted   cranes  at  its   Olathe,   Kansas
                                    facility under the brand name RO-STINGER.

                                    Articulated Boom Truck Mounted Cranes -- are for users who prefer greater capacities over the greater vertical reach provided by a telescopic boom truck mounted crane. At its Olathe, Kansas facility, Terex Lifting acts as the master distributor for the EFFER brand line of articulated boom truck mounted cranes which have maximum capacities up to 87,305 pounds and horizontal reach to 66 feet.

     Tower Cranes

     Tower cranes lift construction material to heights and place the material at the point where it is being used. They include a stationary vertical tower near the top of which is a horizontal jib with a counterweight. On the jib is a trolley through which runs a load carrying cable and which moves the load along the jib length. On larger cranes, the operator is located above the work site where the tower and jib meet, providing superior visibility. The jib also rotates 360 degrees, creating a large working area equal to twice the jib length. Luffing jib tower cranes have an angled jib with no trolley, and operate like a traditional lattice boom crane mounted on a tower. Luffing jib tower cranes are often used in urban areas where space is constrained. Tower cranes are currently produced by Terex under the PEINER and COMEDIL brand names. Terex produces the following types of tower cranes:

                                    Self-Erecting  Tower  Cranes -- are  trailer
                                    mounted and unfold from four  sections  (two
                                    for the tower and two for the jib);  certain
                                    larger  models have a  telescopic  tower and
                                    folding  jib.  These cranes can be assembled
                                    on site in a few hours. Applications include
                                    residential     and     small     commercial
                                    construction. Crane heights range from 50-75 feet and jib lengths from 60-100 feet.

                                    Hammerhead Tower Cranes -- have a tower and a horizontal jib assembled from sections. The tower extends above the jib to which suspension cables supporting the jib are attached. These cranes are assembled on-site in one to three days depending on height, and can increase in height with the project; they have a maximum free-standing height of 200 feet and a maximum jib length of 240 feet.

                                    Flat Top Tower  Cranes -- have a tower and a
                                    horizontal   jib  assembled  from  sections.
                                    There is no tower extension above the jib, which reduces cost and facilitates assembly; the jib is self-supporting and consists of reinforced jib sections. These cranes are assembled on site in one to two days, and can increase in height with the project; they have a maximum free-standing height of 305 feet and a maximum jib length of 280 feet.

                                    Luffing Jib Tower Cranes -- have a tower and
                                    an angled jib assembled from  sections.  The
                                    tower   extends   above  the  jib  to  which
                                    suspension cables supporting the jib are attached. Unlike other tower cranes, there is no trolley to control lateral movement of the load, which is accomplished by changing the jib angle. These cranes are assembled on site in two to three days, and can increase in height with the project; they have a maximum free-standing height of 185 feet and a maximum jib length of 200 feet.

     Lattice Boom Cranes

     Terex Lifting produces crawler and truck mounted lattice boom cranes.

                                    The crawler  mounted  cranes are designed to
                                    lift  material  on  rough  terrain  and  can
                                    maneuver while bearing a load. Truck mounted
                                    lattice   boom  cranes  are  used   on-road,
                                    typically in urban areas. Both types consist
                                    of a boom  made of  tubular  steel  sections
                                    which  are   transported   to  and  erected,
                                    together   with   the   base   unit,   at  a
                                    construction     site.     Terex     Lifting
                                    manufactures lattice boom crawler cranes at its Wilmington, North Carolina facilities under the AMERICAN brand name. These lattice boom cranes have lifting capacities from 125 to 450 tons, and lattice boom truck cranes with lifting capacities from 125 to 300 tons.

     Aerial Work Platforms

     Aerial work platforms are self propelled devices which position workers and materials easily and quickly to elevated work areas. These products have developed over the past 20 years as alternatives to scaffolding and ladders. The work platform is mounted on either a telescoping and/or articulating boom or on a vertical lifting scissor mechanism. Terex Lifting manufactures the following types or aerial work platforms:

                                    Scissor  Lifts -- are used in open  areas in
                                    indoor or outdoor  applications in a variety
                                    of  construction,  industrial and commercial
                                    settings.   Scissor  lifts  manufactured  by
                                    Terex Lifting have maximum  working  heights
                                    of up to 52 feet and maximum load capacities
                                    of  up  to  2,000   pounds.   Terex  Lifting
                                    manufactures scissor aerial work platforms at its Waverly, Iowa, Milwaukee, Wisconsin and Amsterdam, The Netherlands facilities under the brand names TEREX, SIMON, MARK and HOLLAND LIFT.

                                    Straight  Telescopic  Boom Lifts -- are used
                                    primarily     outdoors    in    residential,
                                    commercial and  industrial new  construction
                                    and    maintenance    projects.     Straight
                                    telescopic boom lifts  manufactured by Terex
                                    Lifting have maximum  working  heights of up
                                    to 126 feet and maximum load  capacities  of
                                    up to 650 pounds. Terex Lifting manufactures
                                    its   straight    telescopic   aerial   work
                                    platforms   at   its   Waverly,   Iowa   and
                                    Milwaukee, Wisconsin facilities under the brand names TEREX, SIMON and MARK.

                                    Articulating  Telescopic  Boom  Lifts -- are
                                    generally  used in  industrial  environments
                                    where the  articulation  allows  the user to
                                    access   elevated  areas  over  machines  or
                                    structural  obstacles  which prevent  access
                                    with  a  scissor  lift  or  straight   boom.
                                    Articulating   lifts  available  from  Terex
                                    Lifting have maximum  working  heights of up
                                    to 70 feet and maximum load capacities of up
                                    to 500 pounds.  Terex  Lifting  manufactures
                                    its  articulating  telescopic  boom lifts at
                                    its  Waverly,   Iowa,   Cork,   Ireland  and
                                    Milwaukee, Wisconsin facilities under the brand name TEREX AERIALS.

     Utility Aerial Devices

     Utility aerial devices are used to set utility poles and move workers and materials to work areas at the top of utility poles and towers. Utility aerial devices are mounted on commercial truck chassis which include separately installed steel cabinets for tool and material storage. Most utility aerial devices are insulated to permit live wire work.

                                    Articulated  Aerial  Devices  -- are used to
                                    elevate  workers to work areas at the top of
                                    utility poles or in trees and include one or
                                    two man baskets.  Articulated aerial devices
                                    available   from   Terex   Lifting   include
                                    telescopic,  non-overcenter  and  overcenter
                                    models and range in working  heights from 32
                                    to 203 feet.  Articulated aerial devices are
                                    manufactured   by  Terex   Lifting   at  its
                                    Watertown, South Dakota facility under the brand names TELELECT and HI-RANGER.

                                    Digger Derricks -- are used to set telephone
                                    poles.   The  digger   derricks   include  a
                                    telescopic boom with an auger mounted at the
                                    tip  which  digs a  hole,  and a  device  to
                                    grasp,  manipulate and set the pole.  Digger
                                    derricks  available  from Terex Lifting have
                                    sheave heights exceeding 70 feet and lifting
                                    capacities  up  to  48,000  pounds.   Digger
                                    derricks are manufactured by Terex Lifting at its Watertown, South Dakota facility under the brand names TELELECT.

     Telescopic Material Handlers

     Telescopic material handlers are used to lift containers or other material from one location to another at the same job site.

                                    Telescopic Container Stackers -- are used to
                                    pick up and  stack  containers  at dock  and
                                    terminal   facilities.   At  the  end  of  a
                                    telescopic  container  stacker's  boom  is a
                                    spreader  which  enables  it  to  attach  to
                                    containers  of varying  lengths  and weights
                                    and  to  rotate  the  container  up  to  360
                                    degrees.  Telescopic  container stackers are
                                    particularly   effective  in  storage  areas
                                    where  containers are continually  added and
                                    removed,    and    where    the    efficient
                                    manipulation  of, and  access  to,  specific
                                    containers is required. Telescopic container
                                    stackers  manufactured by Terex Lifting have
                                    lifting  capacities  up to  49.5  tons,  can
                                    stack   up  to  six   full  or  nine   empty
                                    containers and are able to maneuver  through
                                    very    narrow    areas.    Terex    Lifting
                                    manufactures   its   telescopic    container
                                    stackers  under the brand  names PPM and P&H
                                    SUPERSTACKERS   at  its  Wilmington,   North
                                    Carolina  and   Montceau-les-Mines,   France
                                    facilities.

                                    Rough Terrain  Telescopic  Boom Forklifts --
                                    serve a similar  function  as  smaller  size
                                    rough terrain  telescopic  mobile cranes and
                                    are  used  exclusively  to  move  and  place
                                    materials on new  residential and commercial
                                    job sites. Terex Lifting  manufactures rough
                                    terrain  telescopic boom forklifts with load
                                    capacities of up to 10,000 pounds and with a
                                    maximum  extended reach of up to 31 feet and
                                    lift  capabilities  of up to 48 feet.  Terex
                                    Lifting     manufactures    rough    terrain
                                    telescopic  boom forklifts at its facilities
                                    in Baraga, Michigan and Perugia, Italy under
                                    the   brand   name   SQUARE    SHOOTER   and
                                    ITALMACCHINE.

     Rigid and Articulated Off-Highway Trucks

     Terex Earthmoving manufactures two distinct types of off-highway trucks with hauling capacities from 25 to 100 tons: articulated and rigid frame.

                                    Articulated  Off-Highway Trucks -- are three
                                    axle,   six  wheel  drive  machines  with  a
                                    capacity  range  of  25 to  40  tons.  Their
                                    differentiating  feature  is an  oscillating
                                    connection  between  the cab and body  which
                                    allows    the   cab   and   body   to   move
                                    independently. This enables all six tires to
                                    maintain   ground   contact   for   improved
                                    traction on rough terrain.  This also allows
                                    the  truck  to  move   effectively   through
                                    extremely    rough   or    muddy    off-road
                                    conditions.  Articulated  off-highway trucks
                                    are   typically   used   together   with  an
                                    excavator  or wheel  loader  to move dirt in
                                    connection   with  road,   tunnel  or  other
                                    infrastructure construction and commercial, industrial or major residential construction projects. Terex's articulated trucks are manufactured in Motherwell, Scotland, under the brand names TEREX and O&K.

                                    Rigid  Off-Highway  Trucks  -- are two  axle
                                    machines   which   generally   have   larger
                                    capacities than  articulated  trucks but can
                                    operate only on improved or graded surfaces.
                                    The capacities of rigid  off-highway  trucks
                                    range from 35 to 100 tons,  and  off-highway
                                    trucks    have    applications    in   large
                                    construction  or  infrastructure   projects,
                                    aggregates and smaller surface mines.  Terex
                                    Earthmoving's rigid trucks are manufactured in Motherwell, Scotland, under the TEREX and O&K brand names and in Tulsa, Oklahoma, under the PAYHAULER brand name.

                                    High Capacity  Surface  Mining Trucks -- are
                                    off road  dump  trucks  with  capacities  in
                                    excess  of  120  tons  used   primarily  for
                                    surface mining.  Terex Earthmoving's  trucks
                                    are  powered by a diesel  engine  driving an
                                    electric  generator  that provides  power to
                                    individual  electric  motors  in each of the
                                    rear wheels.  Unit Rig's current LECTRA HAUL
                                    product  line  consists  of a series of rear
                                    dump   trucks  with   payload   capabilities
                                    ranging  from 120 to 260  tons,  and  bottom
                                    dump trucks with capacities ranging from 180
                                    to  270  tons.  Terex   Earthmoving's   high
                                    capacity    surface    mining   trucks   are
                                    manufactured at Unit Rig, located in Tulsa, Oklahoma, under the UNIT RIG and LECTRA HAUL brand names.

     Large Hydraulic Excavators

     Terex Earthmoving sells hydraulic excavators which are shovels primarily used to load coal, copper ore, iron ore, other mineral-bearing materials, or rocks into trucks. These products are primarily utilized for quarrying construction materials or digging in opencast mines. Additional applications include large construction projects with difficult working conditions and large amounts of solid material and rock to be moved.

                                    Terex Earthmoving offers a complete range of
                                    large hydraulic  excavators,  with operating
                                    weights  from 58 to 800 tons.  In 1997,  O&K
                                    Mining  introduced  the RH 400,  the world's
                                    largest hydraulic  excavator with an 800 ton
                                    machine  weight and 80 ton bucket  capacity.
                                    This   expansion   of  Terex   Earthmoving's
                                    product  line enables it to compete with the
                                    most popular electric rope shovel size class
                                    and   represents   a   significant    growth
                                    opportunity  for  Terex  Earthmoving.   Most
                                    hydraulic    excavators    sold   by   Terex
                                    Earthmoving are  manufactured  under the O&K
                                    brand  name  by  O&K  Mining  in   Dortmund,
                                    Germany.

     Light Construction Equipment

     Light construction equipment produced by Terex consists of light towers, concrete products and traffic safety devices.

                                    Light  Towers - are used  primarily to light
                                    work areas for night construction  activity.
                                    They are  towed to the  work-site  where the
                                    telescopic  tower is extended and outriggers
                                    are deployed for stability.  They are diesel
                                    powered  and  provide   adequate  light  for
                                    construction   activity   for  a  radius  of
                                    approximately 300 feet from the tower.

                                    Power  Buggies  -  are  used   primarily  to
                                    transport  concrete  from  the  mixer to the
                                    pouring  site.   Terex/Amida  power  buggies
                                    include dump  capacities from 10 to 21 cubic
                                    feet  with  3  walk-behind   and  3  ride-on
                                    models.

                                    Directional Arrowboards - are used to direct traffic around road construction sites. They are primarily solar -powered , with solar panels continuously recharging batteries, which provide power during night hours. Terex Amida arrowboards include 15 and 25 light configurations.


Backlog

Terex's backlog as of December 31, 1998 and 1997 was as follows:

                                             December 31,
                                    --------------------------------
                                          1998            1997
                                    ----------------------------------
                                             (in millions)

Terex Lifting...................... $    221.8      $     186.5
Terex Earthmoving..................      196.4             30.3
                                    ===========     ================
     Total......................... $    418.2      $     216.8
                                    ===========     ================


     Substantially all of Terex's backlog orders are expected to be filled within one year, although there can be no assurance that all such backlog orders will be filled within that time period. Terex's backlog orders represent primarily new equipment orders. Parts orders are generally filled on an as-ordered basis.

     Terex Lifting backlog at December 31, 1998 increased $35.3 million to $221.8 million as compared to $186.5 million at December 31, 1997. The increase in backlog was due to the effect of the businesses acquired in 1998 (approximately $18.7 million in backlog) as well as an approximately 9% increase in the businesses other than the 1998 acquisitions. The backlog at Terex Earthmoving increased to $196.4 million at December 31, 1998 from $30.3 million at December 31, 1997, principally because of the acquisition of O&K Mining and the receipt of the $157 million order of Unit Rig trucks from Coal India in October 1998.

Distribution

     Terex Lifting distributes its products primarily through a global network of dealers and national accounts in over 750 different locations. Terex Lifting's telescopic mobile cranes are marketed in the great majority of the United States under the TEREX brand name. Terex Lifting's European distribution is carried out primarily under three brand names, TEREX, PPM and BENDINI, through a distribution network comprised of both distributors and a direct sales force. Terex Lifting sells its utility aerial devices under the TEREX TELELECT brand name principally through a network of North American distributors. Terex Lifting sells its aerial work platform products through a distribution network throughout the world, but principally in North America and Europe. Terex Lifting's aerial work platform products are sold under the brand names TEREX AERIALS and HOLLAND LIFT. Terex Lifting sells its tower cranes through a distribution network under the PEINER and COMEDIL brand names. Terex Lifting's material and container handlers products are sold, through a distribution network under the brand names of TEREX, PPM, P&H and ITALMACCHINE. Terex Lifting sells its lattice boom cranes through a distribution network under the TEREX AMERICAN brand name.

     With respect to Terex Earthmoving products, TEL markets machines and replacement parts primarily through worldwide dealership networks. TEL's truck dealers are independent businesses which generally serve the construction, mining, timber and/or scrap industries. Although these dealers carry products of a variety of manufacturers, and may or may not carry more than one of Terex's products, each dealer generally carries only one manufacturer's "brand" of each particular type of product. Terex employs sales representatives who service these dealers from offices located throughout the world. Payhauler distributes its products primarily through a dealership network. Unit Rig distributes its products and services directly to customers primarily through its own distribution system. O&K Mining sells its hydraulic excavators and after-market parts and services primarily through its export sales department in Dortmund, Germany, through O&K Mining's global network of wholly-owned foreign subsidiaries and through dealership networks.

Research and Development

     Terex maintains engineering staffs at several of its locations who design new products and improvements in existing product lines. Terex's engineering expenses are primarily incurred in connection with the improvements of existing products, efforts to reduce costs of existing products and, in certain cases, the development of products which may have additional applications or represent extensions of the existing product line. Such costs incurred in the development of new products or significant improvements to existing products of continuing operations amounted to $8.2, $6.2 and $6.1 million in 1998, 1997 and 1996, respectively.

Materials

     Principal materials used by Terex in its various manufacturing processes include steel, castings, engines, tires, hydraulic cylinders, electric controls and motors, and a variety of other fabricated or manufactured items. In the absence of labor strikes or other unusual circumstances, substantially all materials are normally available from multiple suppliers. Current and potential suppliers are evaluated on a regular basis on their ability to meet Terex's requirements and standards. Electric wheel motors and controls used in the Unit Rig product line are currently supplied exclusively by General Electric Company. Terex is endeavoring to develop alternative sources and has entered into a contract with General Atomics, a former defense contractor, to develop electric wheel motors for Unit Rig trucks. If Terex is unable to develop alternative sources, or if there is disruption or termination of its relationship with General Electric Company (which is not governed by a written contract), it could have a material adverse effect on Unit Rig's operations.

Working Capital Items

     Terex, in the normal course of business, does not provide right of return on merchandise sold, nor does it provide extended payment terms to customers.

Competition

     Telescopic Mobile Cranes -- The domestic telescopic mobile crane industry is comprised primarily of three manufacturers. Terex believes that Terex Lifting is the second largest domestic manufacturer. Terex believes that the number one domestic manufacturer is Grove Worldwide, and the number three domestic manufacturer is Link-Belt, a subsidiary of Sumitomo Corp. Terex's principal markets in Europe are in France and Italy, where Terex believes it has the largest market shares. In Europe, Terex Lifting's primary competitors are Grove Cranes Ltd. (including the recently acquired Krupp Mobilkran), Liebherr and Mannesmann Dematic.

     Truck Mounted Cranes (Boom Trucks) -- The United States boom truck industry is dominated by four manufacturers, of which Terex believes Terex RO is the second largest behind Grove National.

     Tower Cranes -- The tower crane industry includes two principal competitors, Liebherr and Potain, who combined represent well over half of the worldwide market. Terex and Wolf are the only other competitors with a multi-national presence; other manufacturers are small and regional.

     Lattice Boom Cranes -- The lattice boom crane industry includes Manitowoc, Link-Belt, Mannesmann Dematic, Liebherr, and Hitachi. Manitowoc is the world leader in lifting capacities over 125 tons, and represents over half of the United States lattice boom crane market.

     Aerial Work Platforms -- The aerial work platform industry in North America is fragmented, with seven major competitors. Terex believes that it is the fifth largest manufacturer of aerial work platforms in North America, behind JLG, Genie, Grove Manlift and Snorkel. Terex believes that approximately 44,000 aerial platforms were sold in the United States during 1998, of which approximately 70% were scissor lifts, 20% were articulated boom lifts, and 10% were straight boom lifts. Terex believes that its market share in boom lifts is greater than its market share in scissor lifts.

     Utility Aerial Devices -- The utility aerial device industry is comprised primarily of three manufacturers. Terex believes that it is the second largest manufacturer in the United States of utility aerial devices behind Altec. Outside the United States, Terex is focusing primarily on the Mexican and Caribbean markets.

     Telescopic Container Stackers - Terex believes that three manufacturers account for a majority of the global market for telescopic container stackers. Terex believes that it is the second largest manufacturer behind Kalmar. Other manufacturers include Valmet Belloti and Taylor.

     Telescopic Rough Terrain Lift Trucks -- OmniQuip and Gradall are the largest manufacturers of telescopic rough terrain lift trucks.

     Off-Highway Trucks -- North America and Europe account for a majority of the global market. Four manufacturers dominate the global market. Terex believes that it is the third largest of these manufacturers (behind Volvo and Caterpillar).

     High Capacity Surface Mining Trucks -- The high capacity surface mining truck industry includes three principal manufacturers: Caterpillar, Komatsu-Dresser and Terex. Terex believes that it is the third largest manufacturer.

     Large Hydraulic Excavator -- The large hydraulic excavator industry is comprised of primarily seven manufacturers, the largest of which are Hitachi, Komatsu-DeMag, Liebherr and Caterpillar. Terex believes it is the largest manufacturer of hydraulic excavators having machine weights in excess of 200 tons. The largest hydraulic excavators also compete against electric mining shovels (rope excavators) from competitors such as Harnischfeger Corporation and Bucyrus International, Inc. and, for some applications, against bucket wheel loaders from competitors such as Caterpillar, Volvo and Komatsu-Dresser.

     Light Towers, Concrete Products and Traffic Safety Devices - The principal competitors are small, privately held companies such as Allmand Brothers and Coleman Engineering in light towers, Allen Engineering and MBW in screeds, and ADDCO and Protection Services in directional arrowboards.

Employees

     As of December 31, 1998, Terex had approximately 4,142 employees. Terex considers its relations with its personnel to be good. Approximately 25% of Terex's employees are represented by labor unions which have entered into or are in the process of entering into various separate collective bargaining agreements with Terex.

Patents, Licenses and Trademarks

     Several of the trademarks and trade names of Terex, in particular the TEREX, LORAIN, UNIT RIG, MARK, P&H, PPM, SIMON, TELELECT, SQUARE SHOOTER, PAYHAULER, O&K, HOLLAND LIFT, AMERICAN, ITALMACCINE, PEINER, COMEDIL and AMIDA trademarks, are important to the business of Terex. Terex owns and maintains trademark registrations and patents in countries where it conducts business, and monitors the status of its trademark registrations and patents to maintain them in force and renews them as required. Terex also protects its trademark, trade name and patent rights when circumstances warrant such action, including the initiation of legal proceedings, if necessary. P&H is a registered trademark of Harnischfeger Corporation which Terex has the right to use for certain products pursuant to a license agreement until 2011. Pursuant to the terms of the acquisition agreements for the Simon Access Companies, Terex has the right to use the SIMON name (which is a registered trademark of Simon Engineering plc) for certain products until April 7, 2000. CELLA is a trademark of Sergio Cella. EFFER is a trademark of Effer SpA. Terex also has the right to use the O&K and Orenstein & Koppel names (which are registered trademarks of Orenstein & Koppel) for most applications in the mining business for an unlimited period of time. All other trademarks and tradenames referred to in this Annual Report are registered trademarks of Terex Corporation or its subsidiaries.

Environmental Considerations

     Terex generates hazardous and non-hazardous wastes in the normal course of its operations. As a result, Terex is subject to a wide range of federal, state, local and foreign environmental laws and regulations, including the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), that (i) govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as handling and disposal practices for hazardous and non-hazardous wastes, and (ii) impose liability for the costs of cleaning up, and certain damages resulting from, sites of past spills, disposals or other releases of hazardous substances. Compliance with such laws and regulations has, and will, require expenditures by Terex on a continuing basis. However, Terex has not incurred, and does not expect to incur in the future, any material capital expenditures for environmental control facilities.

Seasonal Factors

     Terex markets a large portion of its products in North America and Europe, and its sales of trucks and cranes during the fourth quarter of each year to the construction industry are usually lower than sales of such equipment during each of the first three quarters of the year because of the normal winter slowdown of construction activity. However, sales of trucks and excavators to the mining industry are generally less affected by such seasonal factors.

Legal Proceedings

     In December 1994, Terex received an examination report from the IRS proposing a substantial tax deficiency. This deficiency was based upon an alleged inability of Terex to substantiate certain deductions taken by Terex from 1987 to 1989 and Terex's utilization of certain NOLs. This matter is currently pending in the Milwaukee audit division of the IRS. For a discussion of this matter, see "Risk Factors--Tax Audit Issues."

     In March 1994, the SEC initiated a private investigation, which included Terex and certain of its affiliates, to determine whether violations of certain aspects of the Federal securities laws had occurred. The investigation focused primarily on the accounting treatment and the reports (in filings with the SEC) of various transactions which took place in the late 1980's and the early 1990's. Without admitting or denying to the SEC's findings or any wrongdoing on the part of Terex or its then officers or directors, on April 20, 1999 Terex consented to the entry of an administrative cease and desist order ("the Order") prohibiting future violations of certain provisions of the federal securities laws. There is no finding in the Order of an intent to deceive, defraud or manipulate on the part of Terex or any of its officers and directors, and the SEC did not find involvement on the part of any current member of management involved in the conduct discussed in the Order. The Order confirms that all of the accounting issues in question were reviewed and approved at the time by a "Big Six" accounting firm, who had served as independent auditors for Terex and Fruehauf and issued unqualified audit opinions that Terex's financial statements for the periods affected (1989-1993) were fairly presented in accordance with GAAP. The Order does not provide for any monetary or other sanctions against Terex. The resolution of this matter will not impact Terex's financial statements or results of operations, and will not require the restatement of Terex's financial statements.

     Terex is involved in various other legal proceedings which have arisen in the normal course of its operations. The outcome of these other legal proceedings, if determined adversely to Terex, is unlikely to have a material adverse effect on Terex.


Discontinued Operations

     On November 27, 1996, Terex sold substantially all of the assets and liabilities of the Clark Material Handling Segment for an aggregate cash purchase price of approximately $140 million. Prior to the disposition, the Clark Material Handling Segment consisted of Clark Material Handling Company and certain affiliated companies which were acquired by Terex in July 1992 from Clark Equipment Company. The Clark Material Handling Segment designed, manufactured and marketed a complete line of internal combustion and electric lift trucks, electric walkies and related components and replacement parts under the CLARK trademark.


                       DESCRIPTION OF CERTAIN INDEBTEDNESS

Bank Credit Facility

     On March 6, 1998, Terex entered into a bank credit facility (the "Bank Credit Facility") with several financial institutions. Under the terms of the Band Credit Facility, Terex and certain wholly owned foreign subsidiaries of Terex (the "Subsidiary Borrowers," and together with Terex, the "Borrowers") borrowed an aggregate of $375 million pursuant to the term loan portion (the "Term Loan Facilities") of the Bank Credit Facility and have available an aggregate of $125 million pursuant to the revolving credit portion (the "Revolving Credit Facility") of the Bank Credit Facility. All obligations of the Subsidiary Borrowers under the Bank Credit Facility are guaranteed by Terex. All obligations of Terex under the Bank Credit Facility are guaranteed by Terex's domestic subsidiaries. With limited exceptions, the obligations of the Borrowers under the Bank Credit Facility are secured by (i) a pledge of all of the capital stock of domestic subsidiaries of Terex, (ii) a pledge of 65% of the stock of the foreign subsidiaries of Terex and (iii) a first priority security interest in, and mortgages on, substantially all of the assets of Terex and its domestic subsidiaries. The Bank Credit Facility contains covenants limiting the Borrowers' activities, including, without limitation, limitations on dividends and other payments, liens, investments, Incurrence of indebtedness, mergers and asset sales, related party transactions and capital expenditures. The Bank Credit Facility also contains certain financial and operating covenants, including a maximum leverage ratio, a minimum interest coverage ratio and a minimum fixed charge coverage ratio.

     Pursuant to the Term Loan Facilities, the Borrowers have borrowed (i) $175 million in aggregate principal amount pursuant to a Term Loan A due March 2004 (the "Term A Loan") and (ii) $200 million in aggregate principal amount pursuant to a Term Loan B due March 2005 (the "Term B Loan"). The outstanding principal amount of the Term A Loan currently bears interest, at the applicable Borrower's option, at an all-in drawn cost of 2.00% per annum in excess of the adjusted eurocurrency rate or, with respect to U.S. dollar denominated alternate base rate loans, at an all-in drawn cost of 1.00% per annum in excess of the prime rate. The outstanding principal amount of the Term B Loan currently bears interest, at Terex's option, at a rate of 2.50% per annum in excess of the adjusted eurodollar rate or, with respect to U.S. dollar denominated alternate base rate loans, 1.50% in excess of the prime rate. The Term A Loan amortizes on a quarterly basis, in the annual percentages of 0%, 16%, 16%, 21%, 21% and 26%, respectively, during the six year term of the loan. The Term B Loan amortizes in an annual percentage of 1% during each of the first six years of the term of the loan and 94% in the seventh year of the term of the loan. The Term A Loan and Term B Loan are subject to mandatory prepayment in certain circumstances and are voluntarily prepayable without payment of a premium (subject to reimbursement of the lenders' costs in case of prepayment of eurodollar loans other than on the last day of an interest period).

     Pursuant to the Revolving Credit Facility, the Borrowers have available an aggregate amount of up to $125 million. The outstanding principal amount of loans under the Revolving Credit Facility bears interest, at the applicable Borrower's option, at an all-in drawn cost of 2.00% per annum in excess of the adjusted eurocurrency rate or, with respect to U.S. dollar denominated alternate base rate loans, at an all-in drawn cost of 1.00% per annum in excess of the prime rate. The Revolving Credit Facility will terminate on the sixth anniversary thereof. The Revolving Credit Facility is used for working capital and general corporate purposes.

     If for any reason Terex is unable to comply with the terms of the Bank Credit Facility, including the covenants included therein, noncompliance could result in an event of default under the Bank Credit Facility and could result in acceleration of the payment of the indebtedness outstanding under the Bank Credit Facility.

Existing Notes

     On March 31, 1998, we consummated the private placement of $150.0 million in aggregate principal amount of 8-7/8% Senior Subordinated Notes due 2008 (the "Existing Notes"). Subsequently, these notes were exchanged pursuant to a registered exchange offer for the Existing Notes, which are registered notes identical in all material respects to such notes (other than with respect to transfer restrictions). The Existing Notes bear interest at an annual interest rate of 8-7/8%, and interest payments are due semi-annually. The Existing Notes will mature on April 1, 2008. The Existing Notes do not contain any sinking fund provision.

Ranking

     The Existing Notes are our general unsecured obligations, subordinate in right of payment to all Senior Indebtedness (as defined in the indenture governing the Existing Notes), whether outstanding on the date of the note indenture or thereafter incurred, of Terex and senior in right of payment to or pari passu with all of our other indebtedness. See "Capitalization." The Existing Notes will rank equal to the Notes offered hereby.

Optional Redemption

     Except as noted below, the Existing Notes are not redeemable at our option before April 1, 2003. Thereafter, the Existing Notes will be subject to redemption at any time at our option, in whole or in part, at specified redemption prices plus accrued and unpaid interest, if any, thereon to the applicable redemption date. In addition, at any time prior to April 1, 2001, we may on any one or more occasions redeem up to 33.3% of the original aggregate principal amount of the Existing Notes at a redemption price of 108.875% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of redemption, with the net proceeds of one or more offerings of our common equity. However, at least 65% of the original aggregate principal amount of the Existing Notes must remain outstanding immediately after each occurrence of redemption.

Certain Covenants

     The indenture governing the Existing Notes contains certain covenants that, among other things, significantly limit the ability of Terex and its subsidiaries to (a) incur additional indebtedness, (b) issue preferred stock,
(c) pay dividends, (d) make certain other restricted payments, (e) create certain liens, (f) enter into certain transactions with affiliates, (g) sell assets of Terex or our subsidiaries, (h) issue or sell equity interests of the subsidiaries or (i) enter into certain mergers and consolidations. In addition, under certain circumstances, we will be required to offer to purchase the Existing Notes at a price equal to 100.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase with the proceeds of certain asset sales.

Change of Control

     After the occurrence of a Change of Control (as defined in the Existing Notes indenture), we will be required to make an offer to repurchase the Existing Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of purchase.


                            DESCRIPTION OF THE NOTES

     We will issue the New Notes under an Indenture (the "Indenture") among us, the Subsidiary Guarantors and United States Trust Company of New York, as trustee (the "Trustee"). The terms of the Old Notes include, and of the New Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

     Defined terms used in this description are defined under the caption "- Certain Definitions." In this description, the word "Terex" refers only to Terex Corporation and not to any of its subsidiaries.

     The following description is only a summary of the material provisions of the Indenture. We urge you to read the Indenture because it, and not this description, define your rights as holders of the Old Notes and the New Notes. You may request copies of these agreements at our address set forth under "Available Information."

Brief Description of the Notes and the Subsidiary Guarantees

         The Notes

         These Notes:

     o    are unsecured senior subordinated obligations of Terex;

     o are subordinated in right of payment to all existing and future Senior Indebtedness of Terex;

     o are senior in right of payment to any future Subordinated Obligations of Terex;

     o are subject to registration rights pursuant to the Registration Rights Agreement; and

     o are unconditionally guaranteed on a senior subordinated basis by the Subsidiary Guarantors.

         Subsidiary Guarantees

         The Notes are jointly and severally guaranteed (the "Subsidiary Guarantees"), by all of Terex's existing domestic Subsidiaries (the "Subsidiary Guarantors").

     The Subsidiary Guarantees of these Notes:

     o    are general obligations of each Subsidiary Guarantor;

     o are subordinated in right of payment to all existing and future Senior Indebtedness of each Subsidiary Guarantor; and

     o are senior in right of payment to any future Subordinated Obligations of each Subsidiary Guarantor.

     As indicated above and as discussed in detail below under the subheading "Subordination," payments on the Notes and under the Subsidiary Guarantees will be subordinated to the payment of Senior Indebtedness. The Indenture will permit us and the Subsidiary Guarantors to incur additional Senior Indebtedness.

     As of the date of the Indenture, all of our subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the definition of Unrestricted Subsidiaries we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries will not guarantee these Notes.

     Not all of our "Restricted Subsidiaries" will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. The Subsidiary Guarantors generated 60% of our consolidated revenues in the twelve-month period ended December 31, 1998 and held 49% of our consolidated assets as of December 31, 1998. As of December 31, 1998, the non-guarantor subsidiaries had total outstanding liabilities of approximately $43 million.

Principal, Maturity and Interest

     The Notes will be issued initially for a maximum aggregate principal amount of $100.0 million. Terex will issue the Notes in denominations of $1,000 and any integral multiple of $1,000. The Notes will mature on March 31, 2008. Subject to our compliance with the covenant described under the caption " -Certain Covenants-Limitation on Indebtedness," we are permitted to issue more Notes ("Additional Notes") under the Indenture in an unlimited principal amount.

     Interest on the Notes will accrue at the rate of 8-7/8% per annum and will be payable semiannually in arrears on April 1 and October 1, commencing on October 1, 1999. Terex will make each interest payment to the holders of record of these Notes on the immediately preceding March 15 and September 15.

     Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Additional interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement.

Optional Redemption

     Except as set forth below, we will not be entitled to redeem the Notes at our option prior to April 1, 2003.

     On and after April 1, 2003, we will be entitled at our option to redeem all or a portion of these Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the 12-month period beginning on April 1 in the years indicated below:


    Year                              Percentage
    2004...............................104.438%
    2005...............................102.958%
    2006...............................101.479%
    2007 and thereafter................100.000%

     In addition, before April 1, 2001, we may at our option on one or more occasions redeem up to 33.3% of the aggregate original principal amount of Notes (including the original principal amount of any Additional Notes) at a redemption price of 108.875% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more Public Equity Offerings following which there is a Public Market; provided that at least 65% of the original aggregate principal amount of Notes (including the original principal amount of any Additional Notes) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by Terex or its Affiliates.

Selection and Notice

     If we are redeeming less than all the Notes at any time, the Trustee will select Notes in accordance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or if the Notes are not so listed, a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

     We will not redeem Notes of $1,000 or less in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

     If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. We will issue a new Note in principal amount equal to the unredeemed portion of the original Note in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Subordination

     The payment of the principal of, premium, if any, and interest on the Notes will be subordinate in right of payment to the prior payment in full of all Senior Indebtedness, including our obligations under the Bank Credit Facility.

     The obligations of a Subsidiary Guarantor under its Subsidiary Guarantee will be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of such Subsidiary Guarantor. The terms of the subordination provisions described herein with respect to Terex's obligations under the Notes apply equally to a Subsidiary Guarantor and the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee.

     Only Indebtedness of Terex or the Subsidiary Guarantors that is Senior Indebtedness will rank senior to the Notes and the relevant Subsidiary Guarantee in accordance with the provisions of the Indenture. The Notes and the Subsidiary Guarantees will in all respects rank pari passu with all other Senior Subordinated Indebtedness of Terex and the Subsidiary Guarantors. Although the Indenture contains limitations on the amount of additional Indebtedness that Terex and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See "-Certain Covenants- Limitation on Indebtedness."

     As of December 31, 1998, after giving pro forma effect to the issuance of the Old Notes, (i) the Senior Indebtedness of Terex and the Subsidiary Guarantors would have been approximately $426, consisting primarily of $368 million of Indebtedness Incurred under the Bank Credit Facility, (ii) the Senior Subordinated Indebtedness of Terex and the Subsidiary Guarantors would have been approximately $244 million, and (iii) there are no obligations of Terex ranking junior to the Notes and the Subsidiary Guarantees.

     We have agreed in the Indenture that we will not Incur, directly or indirectly, any Indebtedness that is contractually subordinate or junior in right of payment to our Senior Indebtedness, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. The Indenture does not treat unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured.

     We are not permitted to pay principal of, premium, if any, or interest on the Notes or make any deposit pursuant to the provisions described under "C Defeasance" below and may not repurchase, redeem or otherwise retire any Notes (collectively, "pay the Notes") if:

     (1)  any Designated Senior Indebtedness is not paid when due; or

     (2) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

     unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full. Regardless of the foregoing, we are permitted to pay the Notes if we and the Trustee receive written notice approving such payment from the Representative of any Designated Senior Indebtedness with respect to which either of the events set forth in clause (1) or (2) above has occurred and is continuing.

     During the continuance of any default (other than a default described in clause (1) or (2) above) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated either without further notice (except such notice as may be required to effect such acceleration) or after the expiration of any applicable grace periods, we are not permitted to pay the Notes for a period (a "Payment Blockage Period") commencing after the receipt by the Trustee (with a copy to us) of written notice (a "Blockage Notice") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated

     (1) by written notice to the Trustee and us from the Person or Persons who gave such Blockage Notice;

     (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

     (3) because such Designated Senior Indebtedness has been discharged or repaid in full.

     Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such holders have accelerated the maturity of such Designated Senior Indebtedness, we are permitted to resume payments on the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period.

     Upon any payment or distribution of the assets of either Terex or any Subsidiary Guarantor upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to either Terex or any Subsidiary Guarantor or its respective property:

     (1) the holders of Senior Indebtedness will be entitled to receive payment in full of such Senior Indebtedness before the holders of the Notes are entitled to receive any payment;

     (2) until the Senior Indebtedness is paid in full, any payment or distribution to which holders of the Notes would be entitled but for the subordination provisions of the Indenture will be made to holders of such Senior Indebtedness as their interests may appear, except that holders of Notes may receive certain Capital Stock and subordinated debt obligations; and

     (3) if a distribution is made to holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness and pay it over to them as their interests may appear.

     If payment of the Notes is accelerated because of an Event of Default, Terex or the Trustee shall promptly notify the holders of Designated Senior Indebtedness or the Representative of such holders of the acceleration.

     By reason of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency proceeding, creditors of Terex or a Subsidiary Guarantor who are holders of Senior Indebtedness of Terex or such Subsidiary Guarantor may recover more, ratably, than the holders of the Notes.

     The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under "-Defeasance."

Book-Entry, Delivery and Form

     We will initially issue the Notes in the form of one or more global notes (the "Global Note"). The Global Note will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or its nominee. Except as set forth below, the Global Note may be transferred, in whole and not in part, only to the Depositary or another nominee of the Depositary. You may hold your beneficial interests in the Global Note directly through the Depositary if you have an account with the Depositary or indirectly through organizations which have accounts with the Depositary.

     The Depositary has advised Terex as follows: the Depositary is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and "a clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary was created to hold securities of institutions that have accounts with the Depositary ("participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers (which may include the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depositary's book-entry system is also available to others such as banks, brokers, dealers and trust companies (collectively, the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

     We expect that pursuant to procedures established by the Depositary, upon the deposit of the Global Note with the Depositary, the Depositary will credit, on its book-entry registration and transfer system, the principal amount of Notes represented by such Global Note to the accounts of participants. The accounts to be credited shall be designated by the Initial Purchasers. Ownership of beneficial interests in the Global Note will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants' interests), the participants and the indirect participants (with respect to the owners of beneficial interests in the Global Note other than participants). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to transfer or pledge beneficial interests in the Global Note.

     So long as the Depositary, or its nominee, is the registered holder and owner of the Global Note, the Depositary or such nominee, as the case may be, will be considered the sole legal owner and holder of any related Notes evidenced by the Global Note for all purposes of such Notes and the Indenture. Except as set forth below, as an owner of a beneficial interest in the Global Note, you will not be entitled to have the Notes represented by the Global Note registered in your name, will not receive or be entitled to receive physical delivery of certificated Notes and will not be considered to be the owner or holder of any Notes under the Global Note. We understand that under existing industry practice, in the event an owner of a beneficial interest in the Global Note desires to take any action that the Depositary, as the holder of the Global Note, is entitled to take, the Depositary would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

     We will make payments of principal of, premium, if any, and interest on Notes represented by the Global Note registered in the name of and held by the Depositary or its nominee to the Depositary or its nominee, as the case may be, as the registered owner and holder of the Global Note.

     We expect that the Depositary or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the Global Note will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Note as shown on the records of the Depositary or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the Global Note held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. We will not have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Note for any Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depositary and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the Global Note owning through such participants.

     Although the Depositary has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Note among participants of the Depositary, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trustee nor Terex will have any responsibility or liability for the performance by the Depositary or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certificated Notes

     Subject to certain conditions, the Notes represented by the Global Note are exchangeable for certificated Notes in definitive form of like tenor in denominations of $1,000 and integral multiples thereof if

     (1) the Depositary notifies us that it is unwilling or unable to continue as Depositary for the Global Note and we are unable to locate a qualified successor within 90 days or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act;

     (2) Terex in its discretion at any time determines not to have all the Notes represented by the Global Note; or

     (3) a default entitling the holders of the Notes to accelerate the maturity thereof has occurred and is continuing.

     Any Note that is exchangeable as above is exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the Depositary shall direct. Subject to the foregoing, the Global Note is not exchangeable, except for a Global Note of the same aggregate denomination to be registered in the name of the Depositary or its nominee. In addition, such certificates will bear the legend referred to under "Transfer Restrictions" (unless we determine otherwise in accordance with applicable law), subject, with respect to such certificated Notes, to the provisions of such legend.

Same-Day Payment

     The Indenture requires us to make payments in respect of Notes (including principal, premium and interest) by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.

Change of Control

     Upon the occurrence of any of the following events (each a "Change of Control"), each holder shall have the right to require that Terex purchase all or a portion of such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

     (1) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether or not such right is exercisable immediately), directly or indirectly, of more than 40% of the total voting power of the Voting Stock of Terex;

     (2) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of Terex was approved pursuant to the vote of 60% of the directors of Terex then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

     (3) the merger or consolidation of Terex with or into another Person (other than a Permitted Holder) or the merger of another Person with or into Terex (other than a Permitted Holder), or the sale of all or substantially all the assets of Terex to another Person (other than a Person controlled by the Permitted Holders), and, in the case of any such merger or consolidation, either (x) immediately after such transaction any Person or entity or group of Persons or entities (other than a Permitted Holder) shall have become the beneficial owner of securities of the surviving corporation of such merger or consolidation representing a majority of the combined voting power of the Voting Stock of the surviving corporation or (y) the securities of Terex that are outstanding immediately prior to such transaction and that represent 100% of the aggregate voting power of the Voting Stock of Terex are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation.

     Within 15 days after any Change of Control, Terex will mail a notice to each holder of Notes at its registered address, with a copy to the Trustee (the "Change of Control Offer") stating:

     (1) that a Change of Control has occurred and that such holder has the right to require us to purchase all or a portion of such holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

     (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

     (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

     (4) the instructions determined by us, consistent with the covenant described under this caption, that a holder must follow in order to have its Notes purchased.

     Terex will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Terex and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     Terex shall comply,  to the extent  applicable,  with the  requirements  of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to the covenant described under this caption. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described under this caption, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described under this caption by virtue thereof.

     The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of Terex and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between us and the Initial Purchasers and is not the result of our knowledge of any specific effort to accumulate shares of common stock of Terex or to obtain control of Terex by means of a merger, tender offer, solicitation or otherwise, or part of a plan by management to adopt a series of anti-takeover provisions. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenant described under the caption "--Certain Covenants-- Limitation on Indebtedness." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenant, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

     The Bank Credit Facility will prohibit us from purchasing any Notes and will also provide that the occurrence of certain Change of Control events with respect to us would constitute a default thereunder. In the event a Change of Control occurs at a time when we are prohibited from purchasing Notes, we may seek the consent of our lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing Notes. In such case, our failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Bank Credit Facility. In such circumstances, the subordination provisions in the Indenture would likely restrict payment to the holders of Notes.

     Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require us to repurchase such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require Terex to purchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such purchase on us. Finally, our ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. The provisions under the Indenture relative to our obligation to make an offer to purchase the Notes as a result of a Change of Control may be only waived or modified with the written consent of each holder of Notes.

Certain Covenants

     The Indenture contains covenants including, among others, the following:

         Limitation on Indebtedness

     (a) Terex will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that Terex and the Subsidiary Guarantors may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.0 to 1.0.

     (b) Notwithstanding the foregoing paragraph (a), Terex and the Restricted Subsidiaries may Incur any or all of the following Indebtedness:

          (1) Indebtedness Incurred by Terex or any Subsidiary Guarantor pursuant to the Bank Credit Facility; provided, however, that together with all Indebtedness outstanding and Incurred pursuant to clause (i) of "--Limitation on Indebtedness and Preferred Stock of Restricted Subsidiaries" such Indebtedness in not more than the higher of $500 million and the sum of 80% of net accounts receivable and 50% of inventory;

          (2) Indebtedness owed to and held by Terex or any Wholly Owned Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary or any subsequent transfer of such Indebtedness (other than to Terex or a Wholly Owned Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness;

          (3) the Notes and the Exchange Notes (in each case, other than Additional Notes), and the Subsidiary Guarantees thereof;

          (4)  Indebtedness  (other than the  Indebtedness  described in clauses
               (1), (2) or (3) above) outstanding on the March 31, 1998 (including the Existing Notes);

          (5) Indebtedness of a Subsidiary Guarantor Incurred and outstanding on or prior to the date on which such Subsidiary Guarantor was acquired by Terex (other than Indebtedness Incurred in anticipation of or in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary); provided, however, that on the date of such acquisition and after giving effect thereto, Terex would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant;

          (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) above or pursuant to clause (3), (4) or
               (5), or this clause (6); provided, however, that if such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Restricted Subsidiary which is not a Subsidiary Guarantor Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Restricted Subsidiary;

          (7) Hedging Obligations directly related to Indebtedness permitted to be Incurred by Terex pursuant to the Indenture;

          (8) Indebtedness, including purchase money Indebtedness and capital lease obligations, Incurred by Terex or a Subsidiary Guarantor to finance the acquisition of tangible assets or other capital expenditures, and Indebtedness Incurred by Terex or a Subsidiary Guarantor to Refinance such purchase money Indebtedness, in an aggregate outstanding principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause
               (8) and then outstanding, does not to exceed $15.0 million at any time;

          (9)  Indebtedness in respect of Floor Plan Guarantees;

          (10) Indebtedness Incurred with respect to Terex's outstanding Common Stock Appreciation Rights;

          (11) Indebtedness of Terex in an aggregate principal amount which, together with all other Indebtedness of Terex outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (8) above or paragraph (a)), does not exceed $5.0 million.

     (c) Notwithstanding the foregoing, Terex will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Obligations, unless such Indebtedness shall be subordinated to the Notes or the relevant Subsidiary Guarantee to at least the same extent as such Subordinated Obligations.

     (d) For purposes of determining compliance with the foregoing covenant, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, Terex, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (2) an item of Indebtedness may be divided and classified under more than one of the types of Indebtedness described above.

     (e) Notwithstanding paragraphs (a) and (b) above, Terex shall not Incur any Indebtedness if such Indebtedness is contractually subordinate or junior in right of payment in any respect to any Senior Indebtedness, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness.

     (f) Notwithstanding paragraphs (a) and (b) above, no Subsidiary Guarantor shall Incur any Indebtedness if such Indebtedness is contractually subordinate or junior in right of payment in any respect to any Senior Indebtedness, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness.

     (g) Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of Terex (including upon designation of any subsidiary or other person as a Restricted Subsidiary) or is merged with or into or consolidated with Terex or a Restricted Subsidiary of Terex shall be deemed to have been Incurred at the time such Person becomes such a Restricted
Subsidiary of Terex or merged with or into or consolidated with Terex or a Restricted Subsidiary of Terex, as applicable.

     Limitation on Restricted Payments

     Terex will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time Terex or such Restricted Subsidiary makes such Restricted Payment:

               (1) a Default shall have occurred and be continuing (or would result therefrom);

               (2) Terex is not able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under the caption "--Limitation on Indebtedness" after giving pro forma effect to such Restricted Payment; or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments made since the Issue Date would exceed the sum of (without duplication):

               (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter commencing after March 31, 1998 to the end of the most recent fiscal quarter for which financial statements are available (or, in case such Consolidated Net Income is a deficit, less 100% of such deficit); plus

               (B) 100% of the aggregate Net Cash Proceeds received by Terex from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to March 31, 1998 (other than an issuance or sale to a Subsidiary of Terex or an issuance or sale to an employee stock ownership plan or to a trust established by Terex or any of its Subsidiaries for the benefit of their employees); plus

               (C) 100% of the Net Cash Proceeds received by Terex from the issuance or sale after March 31, 1998 of Disqualified Stock or debt securities that have been converted or exchanged (other than by a Subsidiary of Terex) to the extent that the proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of Terex or any Restricted Subsidiary or to make any Investment pursuant to clause (7) of the definition of "Permitted Investment."

         (b)      The preceding provisions will not prohibit:

               (1) any acquisition or redemption of any Capital Stock of Terex made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Terex (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Terex or an employee stock ownership plan) or options, warrants or other rights to purchase such Capital Stock; provided, however, that (A) such acquisition shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause (3)(B) of paragraph (a) above;

               (2) any purchase, repurchase, redemption, defeasance or acquisition or retirement of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Terex (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Terex or an employee stock ownership plan) or options, warrants or other rights to purchase such Capital Stock; provided, however, that (A) such purchase, repurchase, redemption, defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from clause (3) (B) of paragraph (a) above;

               (3) any purchase, repurchase, redemption, defeasance or acquisition or retirement of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness of Terex which is permitted to be Incurred pursuant to clause (b)(6) of the covenant described under the caption "C Limitation on Indebtedness"; provided, however, that such Indebtedness (A) shall have a Stated Maturity later than the Stated Maturity of the Notes and (B) shall have an Average Life greater than the remaining Average Life of the Notes; provided further, however, that such purchase, repurchase, redemption, defeasance, acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

               (4) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that the declaration, but not the payment, of such dividend shall be included in the calculation of the amount of Restricted Payments;

               (5) payments with respect to employee or director stock options, stock incentive plans or restricted stock plans of Terex, including any redemption, repurchase, acquisition, cancellation or other retirement for value of shares of Capital Stock of Terex, restricted stock, options on any such shares or similar securities held by directors, officers or employees or former directors, officers or employees or by any Plan upon death, disability, retirement or termination of employment of any such person pursuant to the terms of such Plan or agreement under which such shares or related rights were issued or acquired; provided, however, that the amount of any such payment shall not exceed $500,000 for any year or $3.5 million in total on or after March 31, 1998;

               (6) so long as no Default shall have occurred or be continuing at the time of such payment or after giving effect to such payment, the purchase by Terex of shares of its common stock (for not more than fair market value) in connection with the delivery of such stock to grantees under any stock option plan (upon the exercise by such grantees of their stock options) or any other deferred compensation plan of Terex approved by the Board of Directors; provided, however, that the aggregate amount of any purchases shall not exceed $500,000 per year or $3.5 million in total after March 31, 1998;

               (7)  the redemption,  purchase, retirement or other payoff of any
                    Subordinated   Obligations   with   the   proceeds   of  any
                    Refinancing Indebtedness permitted to be incurred; or

               (8) so long as no Default shall have occurred and be continuing (or result therefrom), Restricted Payments in an aggregate amount not to exceed $10.0 million; provided, however, that the amount of such Restricted Payments shall be included in the calculation of Restricted Payments.

     Limitation on Restrictions on Distributions from Restricted Subsidiaries

     Terex shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to Terex or a Restricted Subsidiary or pay any Indebtedness or other obligation owed to Terex or a Restricted Subsidiary, (b) make any loans or advances to Terex or any Restricted Subsidiary or (c) transfer any of its property or assets to Terex or any Restricted Subsidiary (collectively, "Payment Restrictions"), except:

         (1) any Payment Restriction imposed by or pursuant to the Bank Credit Facility, the Indenture, or any agreement in effect at or entered into on the Issue Date, in each case as in effect on the Issue Date;

         (2) any Payment Restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any
                  Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by Terex (other than Indebtedness Incurred in anticipation of or in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary of, or was acquired by, Terex) and outstanding on such date; provided, however, that (A) such Payment Restriction is not applicable to any Person, or the properties or assets of any Person, other than such Restricted Subsidiary, and (B) the consolidated net income of such Restricted Subsidiary for any period prior to such acquisition shall not be taken into account in determining whether such acquisition was permitted by the terms of the Indenture;

         (3) any Payment Restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant or this clause (3); provided, however, that the Payment Restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the holders of the Notes than those with respect to such Restricted Subsidiary contained in such predecessor agreements;

         (4) any Payment Restrictions imposed by purchase money Indebtedness for property acquired in the ordinary course of business that only impose limitations on the property acquired;

         (5) in the case of clause (c) above, any encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder; and

         (6) any Payment Restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; provided, however, that such Payment Restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under "C Limitation on Asset Dispositions" below; provided, further, however, that such Payment Restriction shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and deliver.

     Limitation on Asset Dispositions

     (a) Terex will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

               (1) Terex or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors (if the total proceeds of such sale is greater than $1.0 million), the determination of which shall be evidenced by a Board Resolution (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition;

               (2) at least 75% of the consideration therefor received by Terex or such Restricted Subsidiary is in the form of cash; and

               (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by Terex (or such Restricted Subsidiary, as the case may be)

                    (A) first, to the extent Terex or such Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness), to prepay, repay or purchase Senior Indebtedness of Terex or of any Subsidiary Guarantor (in each case other than Indebtedness owed to Terex or an Affiliate of Terex) within 360 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                    (B) second, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent Terex or such Restricted Subsidiary elects, to acquire Additional Assets within 360 days from the later of such Asset Disposition or the receipt of such Net Available Cash;

                    (C) third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make a pro rata offer to the holders of the Notes (and to the extent required by the instrument governing such Indebtedness, to holders of other Senior Subordinated Indebtedness designated by Terex at a price no greater than par) to purchase Notes (and such other Senior Subordinated Indebtedness) pursuant to and subject to the conditions contained in the Indenture; and

                    (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for general corporate purposes not prohibited by the terms of the Indenture;

     provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, Terex or such Subsidiary shall retire such Indebtedness and cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

     For the purposes of the covenant described under this caption, the following shall be deemed to be cash: (x) the assumption of Indebtedness of Terex (other than Preferred Stock, Disqualified Stock or Subordinated Obligations of Terex) or any Restricted Subsidiary (other than Subordinated Obligations and other than Preferred Stock or Disqualified Stock of a Subsidiary Guarantor) and the release of Terex or such Restricted Subsidiary from all liability with respect to such Indebtedness in connection with such Asset Disposition, provided, that the amount of such Indebtedness shall not be deemed to be cash for the purpose of the term "Net Available Cash"; and (y) securities received by Terex or any Restricted Subsidiary from the transferee that are promptly converted by Terex or such Restricted Subsidiary into cash.

     (b) In the event of an Asset Disposition that requires the purchase of the Notes (and other Senior Subordinated Indebtedness) pursuant to clause (a)(3)(C) above, Terex shall purchase Notes tendered pursuant to an offer by Terex for the Notes (and other Senior Subordinated Indebtedness) at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of over subscription) to be set forth in the Indenture. If the aggregate purchase price of Notes (and, to the extent required, any other Senior Subordinated Indebtedness) tendered pursuant to such offer is less than the Net Available Cash allotted to the purchase thereof, Terex will be entitled to apply the remaining Net Available Cash in accordance with clause (a)(3)(D) above. Terex shall not be required to make such an offer to purchase Notes (and, to the extent required, other Senior Subordinated Indebtedness) pursuant to the covenant described under this caption if the Net Available Cash available therefor (after application of Net Available Cash in accordance with clauses (A) and (B) of paragraph (a) above) is less than $5.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to any subsequent Asset Disposition).

     (c) Terex will comply, to the extent  applicable,  with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of the Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Terex will comply with the applicable securities laws and regulations under this clause by virtue thereof.

     Limitation on Affiliate Transactions

     (a) Terex will not, and will not permit any Restricted Subsidiary to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of Terex (an "Affiliate Transaction") unless:

          (1) the Affiliate Transaction is (A) set forth in writing, (B) on terms which are as favorable to Terex or such Restricted Subsidiary as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arms' length dealings with an unrelated third Person and (C) approved by a majority of the directors of Terex disinterested with respect to such Affiliate Transactions who, by resolution, have determined in good faith that the criteria set forth in clause
               (1)(B) are satisfied;

          (2) if such Affiliate Transaction involves an amount in excess of $10.0 million, the Board of Directors shall also have received a written opinion from an independent investment banking firm, independent investment adviser, accounting firm or other qualified appraiser, in each case, of national standing or with a national reputation and that is not an Affiliate of Terex, to the effect that such Affiliate Transaction is fair from a financial point of view, to Terex and its Restricted Subsidiaries.

     (b) The provisions of the foregoing paragraph (a) shall not prohibit

          (1) any Permitted Investment and any Restricted Payment permitted to be paid pursuant to the covenant described under the caption "-- Limitation on Restricted Payments";

          (2) any issuance of securities, or other payments, awards, or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the disinterested members of the Board of Directors;

          (3) the payment of reasonable fees to directors of Terex and its Restricted Subsidiaries;

          (4)  the grant of stock  options or similar  rights to  employees  and
               directors   of  Terex   pursuant   to  plans   approved   by  the
               disinterested members of the Board of Directors;

          (5) transactions in the ordinary course of business (including expense advances and reimbursements) between Terex or any of its Restricted Subsidiaries, on the one hand, and any employee thereof, on the other hand;

          (6) the granting and performance of registration rights for shares of Capital Stock of Terex under a written registration rights agreement approved by a majority of directors of Terex that are disinterested with respect to such transactions;

          (8)  any  Affiliate   Transaction   between  Terex  and  a  Subsidiary
               Guarantor, between Subsidiary Guarantors, or between Restricted Subsidiaries (neither of which is a subsidiary Guarantor);

          (9) indemnification or insurance provided to directors or officers of Terex or any Subsidiary approved in good faith by the Board of Directors; or

          (10) the purchase of or the payment of Indebtedness of or monies owed by Terex or any of its Restricted Subsidiaries for goods or materials purchased, or services received, in the ordinary course of business.


     Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries

     Terex will not sell or otherwise dispose of any shares of Capital Stock of a Restricted Subsidiary, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell or otherwise dispose of any shares of its Capital Stock except

     (1)  to Terex or a Wholly Owned Subsidiary that is a Subsidiary Guarantor;

     (2)  directors' qualifying shares;

     (3) if, immediately after giving effect to such issuance, sale or other disposition, neither Terex nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary; or

     (4)  Preferred Stock of a Subsidiary Guarantor.

     Limitation on Liens Securing Subordinated Indebtedness

     Terex will not, and will not permit any Restricted Subsidiary to, create, Incur, assume or suffer to exist any Liens of any kind (other than Permitted Liens) upon any of their respective assets or properties now owned or acquired after the date of the Indenture or any income or profits therefrom securing (i) any Indebtedness of Terex or a Restricted Subsidiary which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of Terex or such Restricted Subsidiary, as the case may be, unless the Notes or the relevant Subsidiary Guarantee, as the case may be, are equally and ratably secured for so long as such Indebtedness is so secured; provided that, if such Indebtedness which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of Terex or a Restricted Subsidiary is expressly subordinate or junior to the Notes or the relevant Subsidiary Guarantee, as the case may be, then the Lien securing such subordinated or junior Indebtedness shall be subordinate and junior to the Lien securing the Notes or the relevant Subsidiary Guarantee, as the case may be, with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Notes or the relevant Subsidiary Guarantee, as the case may be, or (ii) any assumption, Guarantee or other liability of Terex or any Restricted Subsidiary in respect of any Indebtedness of Terex or a Restricted Subsidiary which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of Terex or such Restricted Subsidiary, unless the Notes or the relevant Subsidiary Guarantee, as the case may be, is equally and ratably secured for so long as such assumption, Guarantee or other liability is so secured; provided that, if such Indebtedness which is expressly by its terms subordinate or junior in right of payment to any other Indebtedness of Terex or a Restricted Subsidiary is expressly by its terms subordinate or junior to the Notes or the relevant Subsidiary Guarantee, as the case may be, then the Lien securing the assumption, guarantee or other liability of such Subsidiary shall be subordinate and junior to the Lien securing the Notes or the relevant Subsidiary Guarantee, as the case may be, with the same relative priority as such subordinated or junior Indebtedness shall have with respect to the Notes or the relevant Subsidiary Guarantee, as the case may be.

     Limitation on Other Senior Subordinated Indebtedness

     Terex will not, and will not permit any Restricted Subsidiary to, create, Incur, assume, guarantee or in any other manner become liable with respect to any Indebtedness that is subordinate in right of payment to any Senior Indebtedness of Terex or any such Restricted Subsidiary, unless such Indebtedness (i) has a maturity date subsequent to the Stated Maturity of the Notes and an Average Life longer than that of the Notes and (ii) is also pari passu with, or subordinate in right of payment to, the Notes or the relevant Subsidiary Guarantee.

     Merger and Consolidation

     Terex will not, in one transaction or a series of transactions, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any other Person or group of affiliated Persons, unless

     (1) the resulting, surviving or transferee Person, if other than Terex (the "Successor Company"), shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of Terex under the Notes and the Indenture (and the Subsidiary Guarantees shall be confirmed as applying to such Person's obligations);

     (2) at the time of and immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of Terex or the Successor Company, as applicable, or any Subsidiary as a result of such transaction as having been Incurred by Terex or the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

     (3) immediately after giving effect to such transaction, Terex or the Successor Company, as applicable, would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under the caption "-- Limitation on Indebtedness;"

     (4) immediately after giving effect to such transaction, Terex or the Successor Company, as applicable, shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of Terex immediately prior to such transaction; and

     (5) Terex shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

     Nothing contained in the foregoing shall prohibit any Subsidiary Guarantor from consolidating with, merging with or into, or transferring all or part of its properties and assets to, Terex or any other Subsidiary Guarantor.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, Terex's interest in which constitutes all or substantially all of the properties and assets of Terex shall be deemed to be the transfer of all or substantially all of the properties and assets of Terex.

     The Successor Company shall be the successor to Terex and shall succeed to, and be substituted for and may exercise every right and power of, Terex under the Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

     Terex will not permit any Subsidiary Guarantor, in one transaction or a series of transactions, to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Person unless:

     (1) the resulting, surviving or transferee Person (if not Terex or a Subsidiary Guarantor ) shall be organized and existing under the laws of the United States of America, or any State thereof or the District of Columbia, and shall expressly assume, by executing a Subsidiary Guarantee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

     (2) at the time of and immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing;

     (3) immediately after giving effect to such transaction, Terex would be able to Incur at least an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under the caption "-Limitation on Indebtedness"; and

     (4) Terex delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Subsidiary Guarantee, if any, complies with the Indenture.

     The provisions of clauses (1), (2) and (3) above shall not apply to any one or more transactions which constitute an Asset Disposition if Terex has complied with the applicable provisions of the covenant described under "C Limitation on Asset Dispositions" above.

     The phrase "all or substantially all" of the assets of Terex or a Subsidiary Guarantor will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of Terex has occurred.

     Future Guarantors

     The Indenture will provide that Terex and each Subsidiary Guarantor shall cause each Restricted Subsidiary of Terex organized or existing under the laws of the United States, any state thereof or the District of Columbia of Terex which, after the date of the Indenture (if not then a Subsidiary Guarantor), becomes a Restricted Subsidiary to execute and deliver an indenture supplemental to the Indenture and thereby become a Subsidiary Guarantor which shall be bound by the Subsidiary Guarantee of the Notes in the form set forth in the Indenture (without such future Subsidiary Guarantor being required to execute and deliver the Subsidiary Guarantee endorsed on the Notes). In addition, the Indenture will provide that Terex will not permit any Restricted Subsidiary that is not a
Subsidiary Guarantor to Guarantee any other Indebtedness or Terex or any Subsidiary Guarantor unless such Restricted Subsidiary simultaneously executes a supplemental indenture to the Indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee of the payment of the Notes shall be subordinated to the Guarantee of such other Indebtedness to the same extent as the Notes or the Subsidiary Guarantees, as applicable, are subordinated to such other Indebtedness; provided, however, a Restricted Subsidiary will not be required to guarantee the payment of the Notes to the extent that such other Indebtedness is does not exceed $1 million individually, or together with any other Indebtedness guaranteed by such Restricted Subsidiary, $3 million in the aggregate. Such Restricted Subsidiary shall be deemed released from its obligations under the Guarantee of the payment of the Notes at any such time that such Restricted Subsidiary is released from all of its obligations under its Guarantee of such other Indebtedness unless
such  release   results  from  the  payment   under  such   Guarantee  of  other
Indebtedness.

     Limitation on Business Activities

     Terex will not, and will not permit any Restricted Subsidiary to, engage in any business other than Related Businesses.

     Limitation on Designations of Unrestricted Subsidiaries

     The Indenture provides that Terex may designate any of its Subsidiary (other than a Subsidiary Guarantor) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

     (1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

     (2) either (x) Terex's Investment in such Subsidiary does not exceed $1,000 or (y) Terex would be permitted under the Indenture to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the fair market value of the Terex's Investment in such Subsidiary on such date.

     In the event of any such Designation, Terex shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under "--Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount. The Indenture will further provide that Terex shall not, and shall not permit any Restricted Subsidiary to, at any time (a) provide credit support for, or a guarantee of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness), (b) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary, or (c) be directly or indirectly liable for any Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Indebtedness of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except to the extent permitted under the covenant described under "--Limitation on Restricted Payments."

     The Indenture will further provide that Terex may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

     (1) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

     (2) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if Incurred at such time, have been permitted to be Incurred for all purposes of the Indenture and for all purposes of the Indenture shall be deemed to have been Incurred at such time.

     Notwithstanding  the  foregoing,   no  Subsidiary  that  was  a  Subsidiary
Guarantor on March 31, 1998 is permitted to become an Unrestricted Subsidiary.

     SEC Reports

     Whether or not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Terex shall file with the SEC and provide within 15 days to the Trustee and the holders of the Notes with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections.

     In addition, whether or not required by the SEC, Terex will file a copy of all of the information and reports referred to above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

Events of Default and Remedies

     Each of the following is an Event of Default:

     (1)  a default for 30 days in the payment when due of interest on
                  the  Notes,   whether  or  not  prohibited   pursuant  to  the
                  subordination provisions of the Indenture;

     (2) a default in payment when due of the principal of any Note at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not prohibited pursuant to the subordination provisions of the Indenture;

     (3) the failure by Terex to comply with its obligations described under the caption "-Certain Covenants -Merger and Consolidation" above;

     (4) the failure by Terex to comply for 30 days after notice with any of its obligations in the covenants described above under the caption "Change of Control" (other than a failure to purchase Notes) or under the caption "-Certain Covenants" under "-Limitation on Indebtedness," "-Limitation on Restricted Payments," "-Limitation on Restrictions on Distributions from Restricted Subsidiaries," "-Limitation on Asset Dispositions" (other than a failure to purchase Notes), "-Limitation on Affiliate Transactions," "-Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries," "-Limitation on Liens Securing Subordinated Indebtedness," "-Future Guarantors," "-Limitation on Business Activities" or "-SEC Reports";

     (5) the failure by Terex to comply for 60 days after notice to comply with any of the other agreements contained in the Indenture;

     (6) Indebtedness of Terex or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million (the "cross acceleration provision");

     (7) certain events of bankruptcy, insolvency or reorganization of Terex, any Subsidiary Guarantor or a Significant Subsidiary (the "bankruptcy provisions");

     (8) any judgment or decree for the payment of money the portion of which is not covered by insurance is in excess of $10.0 million is entered against Terex or a Restricted Subsidiary and either an enforcement proceeding has been commenced by any creditor upon such judgment or decree or such judgment or decree remains outstanding for a period of 60 days following such judgment and is not discharged, waived or stayed (including pending appeal) (the "judgment default provision"); or

     (9) any Subsidiary Guarantee by a Significant Subsidiary ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Subsidiary Guarantee) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee.

     However, a default under clauses (4), (5) or (8) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding Notes notify Terex of the default and Terex does not cure such default within the time specified after receipt of such notice.

     If an Event of Default (other than the bankruptcy provisions relating to Terex or the Significant Subsidiaries) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately; provided, however, that for so long as the Bank Credit Facility remains in effect, such declaration shall not become effective until the earlier of (i) five Business Days following delivery of notice to the Representative of such creditors of the intention to accelerate the Notes or
(ii) the acceleration of any Indebtedness under the Bank Credit Facility. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of Terex or a Significant Subsidiary occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless

     (1) such holder has previously given the Trustee notice that an Event of Default is continuing;

     (2) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

     (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

     (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

     (5) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

     Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

     The Indenture provides that if a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each holder of the Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, Terex is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. Terex also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action Terex is taking or proposes to take in respect thereof.

Amendments and Waivers

     Subject to certain exceptions, the Indenture may be amended with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and, subject to certain exceptions, any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding.

     Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder):

     (1) reduce the principal amount of Notes whose holders must consent to an amendment or waiver;

     (2) reduce the rate of or extend the time for payment of interest on any Note;

     (3)  reduce the principal of or extend the Stated Maturity of any Note;

     (4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "-Optional Redemption" or alter the provisions (including definitions) set forth under "Change of Control;"

     (5)  make any Note payable in money other than that stated in the Notes;

     (6) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

     (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

     (8) make any change to the subordination provisions of the Indenture that would adversely affect the holders of Notes; or

     (9) make any change in any Subsidiary Guarantee that would adversely affect the holders.

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

     Notwithstanding the preceding, without the consent of any holder of Notes, Terex and the Trustee may amend or supplement the Indenture or the Notes:

     (1)  to cure any ambiguity, defect or inconsistency;

     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);

     (3) to provide for the assumption by a successor corporation of the obligations of Terex under the Indenture;

     (4)  to add guarantees with respect to the Notes or to secure the Notes;

     (5) to add to the covenants of Terex for the benefit of the holders of the Notes or to surrender any right or power conferred upon Terex;

     (6) to make any change that does not adversely affect the rights under the Indenture of any such holder; or

     (7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trustee Indenture Act.

     However, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness of Terex or any Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or their Representative) consents to such change.

     The consent of the holders of the Notes is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, Terex is required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

Transfer

     The Notes will be issued in registered form and will be transferable only upon the surrender of the Notes being transferred for registration of transfer. Terex may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

Defeasance

     Terex at any time may terminate all its obligations under the Notes and the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. Terex at any time may terminate its obligations described under the caption "-Change of
Control"  and  under  the  covenants   described  under  the  caption  "-Certain
Covenants" (other than the covenant described under the caption "Merger and Consolidation"), the operation of the cross acceleration provision, and the judgment default provision described under the caption "-Defaults" above and the limitations contained in clauses (3) and (4) of the first paragraph and clause
(3) of the fourth paragraph of the covenant described under the caption "-Certain Covenants -Merger and Consolidation" above ("covenant defeasance").

     Terex may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If Terex exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto.

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

     In order to exercise either defeasance option, Terex must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

     If the funds deposited with the Trustee to effect legal defeasance or covenant defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due, then the obligations of Terex and the Subsidiary Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Concerning the Trustee

     United States Trust Company of New York is the Trustee under the Indenture and has been appointed by Terex as Registrar and Paying Agent with regard to the Notes.

     The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

     The Indenture provides that it, the Subsidiary Guarantees and the Notes will be governed by, and construed in accordance with, the laws of the State of New York without giving the effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Certain Definitions

     "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries (the "Acquired Person"):

     (1) existing at the time such Person becomes a Restricted Subsidiary of Terex or at the time it merges or consolidates with Terex or any of its Restricted Subsidiaries or

     (2)  assumed in connection with the acquisition of assets from such Person.

     "Affiliate" of any specified Person means

     (1) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person; or

     (2) any other Person who is a director or officer (A) of such specified Person, (B) of any Subsidiary of such specified Person or (C) of any Person described in clause (1).

     For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

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

     "Asset Disposition" means any direct or indirect sale, lease, transfer, conveyance or other disposition (or series of related sales, leases, transfers, conveyances or dispositions) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by Terex or any Restricted Subsidiary (including any disposition by means of a merger, consolidation or similar transaction) other than

     (1) a disposition by a Restricted Subsidiary to Terex, by Terex or a Restricted Subsidiary to a Wholly Owned Subsidiary or between Wholly Owned Subsidiaries;

     (2) a sale of accounts receivables or inventory in the ordinary course of business;

provided, however, that the consummation of any disposition or series of related dispositions of assets or properties of Terex and the Restricted Subsidiaries by Terex and any Restricted Subsidiaries having an aggregate fair market value of less than $1.0 million in any fiscal year.

     "Average Life" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (x) the sum of the products of the numbers of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or scheduled redemption multiplied by the amount of such payment by (y) the sum of all such payments.

     "Bank Credit Facility" means a collective reference to any term loan and revolving credit facilities (including, but not limited to, the credit agreement to be entered into by and among Terex, certain of its subsidiaries and certain financial institutions providing for an aggregate $500 million of term loan and revolving credit facilities), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit facilities and/or related documents may be further amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders and irrespective of any changes in the terms and conditions thereof.

     Without limiting the generality of the foregoing, the term "Credit Facility" shall include agreements in respect of reimbursement of letters of credit issued pursuant to the Credit Facility and agreements in respect of Hedging Obligations with lenders party to the Credit Facility and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Facility and all refunding, refinancings (in whole or in part) and replacements of any Credit Facility, including any agreement

     (1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby; or

     (2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of Terex and its Restricted Subsidiaries and their respective successors and assigns.

     "Bank Indebtedness" means

     (1) the Indebtedness outstanding or arising under the Bank Credit Facility up to a maximum principal amount of $500 million,

     (2) all obligations and other amounts owing to the holders of such Indebtedness or any agent or representative thereof outstanding or arising under the Bank Credit Facility (including, but not limited to, interest (including interest accruing on or after the filing of any petition in bankruptcy, reorganization or similar proceeding relating to Terex or any Restricted Subsidiary, whether or not a claim for such interest is allowed in such proceeding), fees, charges, indemnities, expense reimbursement obligations and other claims under the Bank Credit Facility), and

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

     (3) all Hedging Obligations arising in connection therewith with any party to the Bank Credit Facility.

     "Board of Directors" means the Board of Directors of Terex or any committee thereof duly authorized to act on behalf of such Board.

     "Board Resolution" means a duly adopted resolution of the Board of Directors in full force and effect at the time of determination and certified as such by the Secretary or an Assistant Secretary of Terex.

     "Business Day" means each day which is not a Legal Holiday.

     "Capitalized Lease Obligation" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP. The Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests (including partnership interests) in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.

     "Cash Flow" for any period means the Consolidated Net Income for such period, plus the following (but without duplication) to the extent deducted in calculating such Consolidated Net Income for such period:

     (1)  income tax expense:

     (2)  Consolidated Interest Expense:

     (4) that consolidated depreciation and amortization expense of a Subsidiary that is not a Wholly Owned Subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary; and

     (5) all other non-cash charges (other than any recurring non-cash charges to the extent such charges represent an accrual of or reserve for cash expenditures in any future period).

     Notwithstanding clause (4) above, there shall be deducted from Cash Flow in any period any cash expended in such period that funds a non-recurring, non-cash charge accrued or reserved in a prior period which was added back to Cash Flow pursuant to clause (4) in such prior period.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common  Stock  Appreciation  Rights"  means up to  1,000,000  common stock appreciation rights issued on May 9, 1995 pursuant to a Common Stock Appreciation Rights Agreement between Terex and United States Trust Company of New York, as rights agent.

     "Consolidated Cash Flow Coverage Ratio" as of any date of determination means the ratio of the aggregate amount of Cash Flow for the period of the most recent four consecutive fiscal quarters for which financial statements are available to (ii) Consolidated Interest Expense for such four fiscal quarters; provided, however, that

     (1) if Terex or any Restricted Subsidiary has issued any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Cash Flow Coverage Ratio is an issuance of Indebtedness, or both, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

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

     (2) if since the beginning of such period Terex or any Restricted Subsidiary shall have made any Asset Disposition, the Cash Flow for such period shall be reduced by an amount equal to the Cash Flow (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of Terex or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to Terex and its continuing Restricted Subsidiaries in connection with such Asset Dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Terex and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

     (3) if since the beginning of such period Terex or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets (including Capital Stock of a Subsidiary), including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

     (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Terex or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition or any Investment that would have required an adjustment pursuant to clause (2) or (3) above if made by Terex or a Restricted Subsidiary during such period, Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition or Investment occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of Terex. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term as at the date of determination in excess of 12 months). For purposes of this definition, whenever pro forma effect is to be given to any Indebtedness Incurred pursuant to a revolving credit facility, the amount outstanding under such Indebtedness shall be equal to the average of the amount outstanding during the period commencing on the first day of the first of the four most recent consecutive fiscal quarters and ending on the date of determination.

     "Consolidated Interest Expense" means, for any period, the sum of total interest expense of Terex and its consolidated Restricted Subsidiaries, including, to the extent not otherwise included in such interest expense, and to the extent Incurred by Terex or its Restricted Subsidiaries:

     (1)  interest expense attributable to capital leases;

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

     (2)  amortization of debt discount;

     (3)  capitalized interest;

     (4)  original issue debt discount;

     (5)  non-cash interest expense and accruals;

     (6) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

     (7) dividends in respect of all Disqualified Stock held by Person other than Terex, a Subsidiary Guarantor or a Wholly-owned Subsidiary;

     (8) interest incurred in connection with investments in discontinued operations;

     (9) net costs associated with Hedging Obligations (including amortization of fees);

     (10) the  interest   portion  of  any  deferred   payment   obligation   of
          Indebtedness; and

     (11) cash contributions to employee stock ownership plans or similar trusts to the extent used by the plan or trust to pay interest or fees to any Person (other than Terex) with respect to Indebtedness incurred by the plan or trust.

     For purposes of this definition, interest expense attributable to any Indebtedness represented by a guarantee (other than (a) Guarantees permitted by the terms of Indenture and (b) Guarantees by the Company of Indebtedness of a consolidated Restricted Subsidiary or by a consolidated Restricted Subsidiary of the Company or another consolidated Restricted Subsidiary) by such person or a Subsidiary of such person of an obligation of another person will constitute interest expense attributable to the Indebtedness guaranteed.

     "Consolidated Net Income" means, for any period, the net income (loss) of Terex, and its consolidated Subsidiaries, provided, however, that there shall not be included in such Consolidated Net Income

     (1) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that

          (A) Terex's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to Terex or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

          (B) Terex's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

     (2) any net income (loss) of any Person acquired by Terex or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

     (3) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to Terex, except that

          (A) Terex's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to Terex or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

          (B)  Terex's  equity in a net loss of any such  Restricted  Subsidiary
               for  such  period   shall  be  included   in   determining   such
               Consolidated Net Income;

     (4) any gain or loss realized upon the sale or other disposition of any assets of Terex, its consolidated Subsidiaries or any other Person which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

     (5)  any extraordinary, unusual or non-recurring gain or loss; and

     (6)  cumulative effect of a change in accounting principles.

     "Currency Exchange Protection Agreement" means, in respect of any Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means

     (1)  the Bank Indebtedness for so long as it is outstanding; and

     (2) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $20.0 million and is specifically designated by Terex in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

     "Disqualified Stock" of a Person, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event

     (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

     (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

     (3) is mandatorily redeemable or must be purchased, upon the occurrence of certain events or otherwise, in whole or in part in each case on or prior to the first anniversary of the Stated Maturity of the Notes;

     provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if

     (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes and described under the captions "-Certain Covenants -Limitation on Asset Dispositions" and "-Change of Control"; and

     (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

     "EBITDA" for any period means the sum of Consolidated Net Income plus the following to the extent deducted in calculating such Consolidated Net Income:

     (1) all income tax expense of Terex and its consolidated Restricted Subsidiaries;

     (2)  Consolidated Interest Expense;

     (3) depreciation expense and amortization expense of Terex and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period); and

     (4) all other non-cash items of Terex and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period reducing Consolidated Net Income, less all non-cash items increasing Consolidated Net Income);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Restricted Subsidiary of Terex shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to Terex by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

     "Existing Notes" means Terex's $150.0 million principal amount of 8-7/8% Senior Subordinated Notes due 2008 issued under the Indenture, dated March 31, 1998, among Terex, the Subsidiary Guarantors and United States Trust Company of New York, as trustee, as such may be amended or supplemented from time to time.

     "Floor Plan Guarantees" means guarantees (including but not limited to repurchase or remarketing obligations) by Terex or a Restricted Subsidiary incurred in the ordinary course of business consistent with past practice of Indebtedness incurred by a franchise dealer, or other purchaser or lessor, for the purchase of inventory manufactured or sold by Terex or a Restricted
Subsidiary, the proceeds of which Indebtedness is used solely to pay the purchase price of such inventory to such franchise dealer and any related reasonable fees and expenses (including financing fees), provided, however, that

     (1) to the extent commercially practicable, the Indebtedness so guaranteed is secured by a perfected first priority Lien on such inventory in favor of the holder of such Indebtedness; and

     (2) if Terex or such Restricted Subsidiary is required to make payment with respect to such guarantee, Terex or such Restricted Subsidiary will have the right to receive either

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          (A)  title to the inventory,

          (B) a valid assignment of a perfected first priority Lien in the inventory, or

          (C)  the net proceeds of any resale of the inventory.

     "GAAP" means generally accepted accounting principles as in effect on the Issue Date set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person

     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

     (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include

     (1) endorsements for collection or deposit in the ordinary course of business; or

     (2) obligations, warranties and indemnities, not with respect to Indebtedness of any Person, that have been or are undertaken or made in the ordinary course of business or in connection with any Asset Disposition permitted by the covenant described under the caption "C Certain Covenants C Limitation on Asset Dispositions" and not for the benefit of or in favor of an Affiliate of Terex or any of its Subsidiaries.

     The term "Guarantee" used as a verb has a corresponding meaning.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Protection Agreement or Currency Exchange Protection Agreement or other similar agreement or arrangement involving interest rates, currencies, commodities or otherwise.

     "Incur" means issue, assume, Guarantee, incur or otherwise become liable for, directly or indirectly, or otherwise become responsible for, contingently or otherwise; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary; provided, further, that any amendment, modification or waiver of any provision of any document pursuant to which Indebtedness was previously Incurred shall not be deemed to be an Incurrence of Indebtedness as long as such amendment, modification or waiver does not

     (1)  increase the principal or premium thereof or interest rate thereon;

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     (2)  change to an earlier date the Stated  Maturity  thereof or the date of any scheduled or required principal payment thereon or the time or circumstances under which such Indebtedness may or shall be redeemed; or

     (3) if such Indebtedness is contractually subordinated in right of payment to the Notes, modify or affect, in any manner adverse to the holders, such subordination.

     The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

     "Indebtedness"   means,   with  respect  to  any  Person  on  any  date  of
determination (without duplication) and whether or not contingent:

     (1) the principal of and premium (if any such premium is then due and owing) in respect of

          (A)  indebtedness of such Person for money borrowed; and

          (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

     (2)  all Capitalized Lease Obligations of such Person;

     (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

     (4)  all obligations of such Person for the reimbursement of any obligor on
          any  letter  of  credit,   banker's   acceptance  or  similar   credit
          transaction;

     (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person (but excluding, in each case, any accrued dividends);

     (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

     (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

     (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

     For purposes of this definition, the obligation of such person with respect to the redemption, repayment or repurchase price of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture; provided, however, that such accretion shall not be deemed an Incurrence of Indebtedness.

     "Interest Rate Protection Agreement" means, in respect of any Person, any interest rate swap agreement, interest rate option agreement, interest rate cap agreement, interest rate collar agreement, interest rate floor agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates.

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     "Investment" by any Person in any other Person means any direct or indirect advance, loan (other than advances to customers or suppliers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such former Person) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such latter Person that are or would be classified as investments on a balance sheet of such former Person prepared in accordance with GAAP. In determining the amount of any Investment in respect of any property or assets other than cash, such property or asset shall be valued at its fair market value at the time of such Investment (unless otherwise specified in this definition), as determined in good faith by the Board of Directors. For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and the covenant described under the caption "-Certain Covenants - Limitation on Restricted Payments,"

     (1) "Investment" shall include the portion (proportionate to Terex's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of Terex at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Terex shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) Terex's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to Terex's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

     Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Preferred Stock or Disqualified Stock, or Capital Stock exchangeable, exercisable or convertible for any of the foregoing) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such Person.

     "Lenders" has the meaning specified in the Bank Credit Facility.

     "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

     "Net Available Cash" from an Asset Disposition means the aggregate amount of cash received in respect of an Asset Disposition (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) therefrom, in each case net of

     (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP as a consequence of such Asset Disposition;

     (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

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     (3)  all  distributions  and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition;

     (4) the deduction of reasonable amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by Terex or any Restricted Subsidiary after such Asset Disposition including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Dispositions, all as determined in conformity with GAAP.

     Further, with respect to an Asset Disposition by a Subsidiary which is not a Wholly Owned Subsidiary, Net Available Cash shall be reduced pro rata for the portion of the equity of such Subsidiary which is not owned by Terex.

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale plus, in the case of an issuance of Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible exchangeable debt), of Terex that were issued for cash on or after March 31, 1998, the amount of cash originally received by Terex upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt), net of attorneys' fees, accountants' fees, printing costs, underwriters' or placement agents' fees, discounts or commissions and brokerage stock exchange listing fees, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of Terex and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel reasonably acceptable to the Trustee, which may be an employee of or counsel for Terex.

     "Permitted Investment" means an Investment in

     (1) Terex or a Wholly Owned Subsidiary or a Person which will, upon the making of such Investment, become a Wholly Owned Subsidiary; provided, however, that the primary business of such Wholly Owned Subsidiary is a Related Business;

     (2) another Person, if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, Terex or a Wholly Owned Subsidiary; provided, however, that such Person's primary business is a Related Business;

     (3)  cash equivalents;

     (4) receivable owing to Terex or any Restricted Subsidiary if created or acquired in the ordinary course of business;

     (5) loans or advances to employees made in the ordinary course of business consistent with past practices of Terex or such Restricted Subsidiary;

     (6) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to Terex or any Restricted Subsidiary or in satisfaction of judgments;

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     (7)  any Person to the  extent  such  Investment  represents  the  non-cash
          portion  of  the   consideration   received  for  a  permitted   Asset
          Disposition;

     (8) so long as no Default has occurred and is continuing (or would result therefrom), any Person made with the proceeds of a substantially concurrent sale of Capital Stock (other than Disqualified Stock) of the Company;

     (9) in an aggregate amount not to exceed $3 million, in an Unrestricted Subsidiary formed primarily for the purposes of financing purchases and leases of inventory manufactured by Terex or any Restricted Subsidiary; and

     (10) Floor Plan Guarantees.

     Notwithstanding the foregoing, the Company or any Restricted Subsidiary may also make other Investments that do not exceed in the aggregate $10 million at any one time outstanding.

     "Permitted Liens" means, with respect to any Person,

     (1) pledges or deposits by such Person under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

     (2) Liens imposed by law, including carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings, or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

     (3) Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided appropriate reserves have been taken on the books of Terex;

     (4) Liens to secure the performance of statutory obligations or in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

     (5) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing the Interest Rate Protection Agreement;

     (6) Liens for the purpose of securing the payment (or the refinancing of the payment) of all or a part of any purchase money Indebtedness relating to assets or property acquired or constructed in the ordinary course of business; provided that (x) the aggregate principal amount of Indebtedness secured by such Liens shall not exceed the cost of the assets or property so acquired or constructed and (y) such Liens shall not encumber any other assets or property of Terex or any Restricted Subsidiary other than such Assets or property and assets affixed or appurtenant thereto;

     (7) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by Terex and its Subsidiaries in the ordinary course of business;

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     (8)  Liens in favor of Terex  and/or  any of its  Restricted  Subsidiaries,
          other than such a Lien with respect to intercompany indebtedness if Terex or a Subsidiary Guarantor is not the beneficiary of such a Lien;

     (9) Liens securing Indebtedness of a Person existing at the time that such Person is acquired by, merged into or consolidated with Terex or any Restricted Subsidiary; provided, however, that the Liens were not incurred in connection with, or in contemplation of, such acquisition, merger or consolidation, and do not extend to any property or assets other than those of such Person;

     (10) Liens on property or assets existing at the time of acquisition thereof by Terex or any Restricted Subsidiary; provided, however, that such Liens were not incurred in connection with, or in contemplation of, such acquisition, and do not extend to any other property or assets;

     (11) Liens existing on March 31, 1998;

     (12) Liens arising from the rendering of a final judgement or order against the Company or any Restricted Subsidiary that does not give rise to a Default;

     (13) encumbrances consisting of zoning restrictions, surety exceptions, utility easements, licenses, rights of way, easements of ingress or egress over property of Terex or any Restricted Subsidiary, rights or restrictions of record on the use of real property, minor defects in title, landlords' and lessors' liens under leases on property located on the rented premises, in each case not interfering in any material respect with the ordinary conduct of the business of Terex and the Restricted Subsidiaries;

     (14) Liens securing Senior Indebtedness;

     (15) Liens with respect to Floor Plan Guarantees; and

     (16) any extension, renewal, refinancing, refunding or replacement of any Permitted Lien, provided that the new Lien is limited to the property or assets that secured (or under the arrangement under which the original Permitted Lien, could secure) the obligations to which the Liens relate.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Preferred Stock," as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

     "Public Equity Offering" means an underwritten primary public offering of common stock (other than Disqualified Stock) of Terex pursuant to an effective registration statement under the Securities Act and which results in gross proceeds to Terex of at least $50 million.

     "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, the indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances, replaces, renews, repays or extends (including pursuant to any defeasance or discharge mechanism) (collectively, "refinances," and "refinanced" shall have a correlative meaning) any Indebtedness existing on the Issue Date or Incurred in compliance with the Indenture (including Indebtedness of Terex that refinances Indebtedness of any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary that refinances Indebtedness of another Subsidiary) including Indebtedness that refinances Refinancing Indebtedness; provided, however, that

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     (1)  the Refinancing  Indebtedness  has Stated Maturity no earlier than any
          Stated Maturity of the Indebtedness being refinanced;

     (2) the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced; and

     (3) such Refinancing Indebtedness has an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding or committed (plus unpaid interest) of the Indebtedness being refinanced, plus fees and expenses incurred in connection with the refinancing;

provided further,  however, that (x) Refinancing  Indebtedness shall not include
(1) Indebtedness of a Subsidiary that is not a Subsidiary Guarantor that Refinances Indebtedness of Terex or (2) Indebtedness of Terex or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary, (y) if the Indebtedness being Refinanced is not Senior Indebtedness, then such Refinancing Indebtedness shall rank no more senior than, and shall be at least as subordinated in right of payment, to the Notes as the Indebtedness being Refinanced, and (z) Refinancing Indebtedness shall be secured only by assets of a similar type and in a similar amount to those that secured the Indebtedness so refinanced.

     "Registration Rights Agreement" means the Registration Rights Agreement dated March 9, 1999, between Terex and Credit Suisse First Boston Corporation and CIBC Oppenheimer Corp.

     "Related Business" means any business in the manufacture or sale of capital goods or parts or services, or otherwise reasonably related, ancillary or complementary to the business of Terex and its Restricted Subsidiaries on March 31, 1998.

     "Representative" means the trustee, agent or other representative (if any) for an issue of Senior Indebtedness.

     "Restricted Payment" with respect to any Person means

     (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to Terex or a Wholly Owned Subsidiary);

     (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Terex, any Restricted Subsidiary or any Affiliate of Terex;

     (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations; or

     (4) the making of any Investment in any Person (other than Permitted Investment).

     "Secured Indebtedness" means any Indebtedness of Terex or any Subsidiary Guarantor secured by a Lien.

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

     "Senior  Indebtedness"  means  with  respect  to  Terex  or any  Subsidiary
Guarantor

     (1)  all Bank Indebtedness; and

     (2) any other Indebtedness of Terex and the Subsidiary Guarantors that by the terms of the instrument creating or evidencing the Indebtedness is expressly superior in right of payment to the Notes or the applicable Subsidiary Guarantee;

provided, however, that Senior Indebtedness shall not include

     (1)  any liability for Federal, state, local or other taxes;

     (2) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

     (3) any Indebtedness, Guarantee or obligation of Terex or a Subsidiary Guarantor which is subordinate or junior in any respect to any other Indebtedness, Guarantee or obligation of Terex or such Subsidiary Guarantor;

     (4) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture;

     (5)  Indebtedness represented by Disqualified Stock; and

     (6)  Capitalized Lease Obligations.

     "Senior Subordinated Indebtedness" means the Notes and any other Indebtedness of Terex or a Subsidiary Guarantor that specifically provides that such Indebtedness is to rank pari passu with the Notes or the applicable Subsidiary Guarantee in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of Terex or such Subsidiary Guarantor which is not Senior Indebtedness.

     "Significant Subsidiary" means a Subsidiary of Terex that is a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X promulgated under the Securities Act and the Exchange Act.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

     "Subordinated Obligation" means any Indebtedness of Terex or a Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter incurred) that is contractually subordinated or junior in right of payment to the Notes or the applicable Subsidiary Guarantee pursuant to a written agreement.

     "Subsidiary" of any Person means

     (a) any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by

          (1)  such Person,

          (2)  such Person and one or more Subsidiaries of such Person, or

          (3)  one or more Subsidiaries of such Person; or

     (b) any limited partnership of which Terex or any Subsidiary is a general partner; or

     (c) any other Person (other than a corporation or limited partnership) in which Terex, or one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

     Unless the context requires otherwise, "Subsidiary" shall refer to a Subsidiary of Terex.

     "Subsidiary Guarantee" means a Guarantee by a Subsidiary Guarantor of Terex's obligations with respect to the Notes.

     "Subsidiary Guarantor" means any Subsidiary of Terex that Guarantees Terex's obligations with respect to the Notes.

     "Unrestricted Subsidiary" means (other than a Subsidiary Guarantor) designated as such as described under "Limitation on Designations of Unrestricted Subsidiaries." Any such designation may be revoked by a resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Voting Stock" of a Person means all classes of Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Wholly Owned Subsidiary" means (i) a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by applicable law to be held by a Person other than Terex or a Restricted Subsidiary) is owned by Terex or one or more Wholly Owned Subsidiaries and (ii) each of Terex Cranes, Inc., P.P.M. Cranes, Inc., P.P.M. S.A., and any future wholly owned subsidiaries of any of the foregoing, in each case so long as Terex or one or more Wholly Owned Subsidiaries maintains a percentage ownership interest in such entity equal to or greater than such ownership interest (on a fully diluted basis) on the later of (a) March 31, 1998 or (b) the date such entity is incorporated or acquired by Terex or one or more Wholly Owned Subsidiaries.


              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     The following summary describes the material United States federal income tax consequences of the ownership and disposition of the New Notes by U.S. Holders (as defined below) who acquire such securities in the Exchange Offer (the "Initial U.S. Holders"). This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), administrative pronouncements, judicial decisions and existing and proposed Treasury Regulations, changes to any of which subsequent to the date of this Prospectus may affect the tax consequences described herein. This summary discusses only Notes held as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a holder in light of his particular circumstances or to holders subject to special rules, such as persons who are not U.S. Holders (as defined below) or Initial U.S. Holders, certain financial institutions, insurance companies, tax-exempt entities, dealers in securities or foreign currency and holders who hold the
Notes as part of a straddle, hedging, conversion or other integrated transaction. Holders of Notes should consult their tax advisors with regard to the application of the United States federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

     As used herein, the term "U.S. Holder" means a beneficial owner of a Note that, for United States federal income tax purposes, is (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust, if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of such trust.

Exchange Offer

     The exchange of Old Notes for New Notes pursuant to the Exchange Offer will not result in any federal income tax consequences to U.S. Holders. When a U.S. Holder exchanges an Old Note for a New Note pursuant to the Exchange Offer, the U.S. Holder will have the same adjusted basis and holding period in the New Note as in the Old Note immediately before the exchange. There will be no federal income tax consequences of the Exchange Offer to nonexchanging Holders.


Payment of Interest

     Stated interest paid on a New Note will generally be taxable as ordinary income at the time it accrues or is received in accordance with the U.S. Holder's method of accounting for federal income tax purposes. In addition, a U.
S. Holder will be required to report, as interest income, "original issue discount" on the New Notes, identical to the original issue discount on the Old Notes.

Sale, Exchange or Redemption

     Upon the sale, exchange or redemption of a New Note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or redemption (excluding amounts attributable to accrued and unpaid interest, which amounts will be includible as ordinary interest income) and such U.S. Holder's tax basis in the New Note. Gain or loss realized on the sale, exchange or redemption or a New Note will be capital gain or loss. Capital gains or losses recognized on New Notes held more than one year (including the period of ownership of the Old Notes) will be treated as long-term capital gains or losses. The deduction of capital losses is subject to certain limitations. Investors should consult their tax advisors regarding the treatment of capital gains and losses.


     THE FOREGOING IS A SUMMARY OF THE PRINCIPAL FEDERAL INCOME TAX CONSEQUENCES TO A U.S. HOLDER OF A NEW NOTE. EACH HOLDER OF AN OLD NOTE IS URGED TO CONSULT ITS TAX ADVISOR TO DETERMINE THE SPECIFIC FEDERAL INCOME TAX CONSEQUENCES OF ACCEPTING THE EXCHANGE OFFER, AS WELL AS THE EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.


                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. Terex and the Subsidiary Guarantors have agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

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

     Terex will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the Expiration Date, Terex will send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal.

     Terex and the Subsidiary Guarantors have agreed to pay all expenses incident to this Exchange Offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the New Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


                                  LEGAL MATTERS

     Certain legal matters with respect to the Notes offered hereby will be passed upon for Terex by Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, New York 10104.


                                     EXPERTS

     The consolidated financial statements of Terex Corporation and PPM Cranes, Inc. as of and for each of the three years in the period ended Decmeber 31, 1998 incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Terex Corporation have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on authority of said firm as experts in auditing and accounting.


                              AVAILABLE INFORMATION

     Terex is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at its offices at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained by mail from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a Web site containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address for such Web site is http://www.sec.gov.

     In addition, the Common Stock is listed on the NYSE under the symbol "TEX" and reports, proxy statements and other information concerning Terex may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     Terex and the Subsidiary Gurantors have filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits, schedules, and supplements thereto, the "Registration Statement") under the Securities Act, with respect to the New Notes offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, as permitted by the rules and regulations of the Commission. For further information with respect to Terex and the New Notes offered hereby, reference is hereby made to the Registration Statement, which may be inspected and copied at the Public Reference Section of the Commission referred to above. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the full text of such contract or document filed as an exhibit to the Registration Statement, or otherwise filed with the Commission, each such statement being qualified in all respects by such reference.

     Terex furnishes stockholders with annual reports containing audited financial statements. Terex also furnishes its common stockholders with proxy material for its annual meetings complying with the proxy requirements of the Exchange Act.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents which have been filed by Terex with the SEC are incorporated in this Prospectus by reference:

     1.   Terex's  Annual  Report on Form 10-K for the year ended  December  31,
          1998.

     2. Terex's Notice of Annual Meeting of Stockholders and Proxy Statement dated April 1, 1999.

     3. Terex's Current Report on Form 8-K dated March 1, 1999 and filed on March 1, 1999.

     4. Terex's Current Report on Form 8-K dated March 9, 1999 and filed on March 10, 1999.

     All reports  and other  documents  filed by Terex with the SEC  pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the Notes made hereby shall be deemed to be incorporated herein by reference and to be a part hereof on and from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Terex will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all documents incorporated by reference in this Prospectus (not including exhibits to such information, unless such exhibits are specifically incorporated by reference in such information). Such requests should be directed to Terex Corporation, Attention: Secretary, 500 Post Road East, Westport, Connecticut 06880 (telephone (203) 222-7170).

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law ("DGCL") and Article IX of Terex's Restated By-laws provide for the indemnification of Terex's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act.

     Article IX of Terex's Restated By-laws generally requires Terex to indemnify its officers and directors against all liabilities (including judgments, settlements, fines and penalties) and reasonable expenses incurred in connection with the investigation, defense, settlement or appeal of certain actions, whether instituted by a third party or a stockholder (either directly or indirectly) and including specifically, but without limitation, actions brought under the Securities Act, and/or the Exchange Act; except that no such indemnification will be permitted if such director or officer was not successful in defending against any such action and it is determined that the director or officer breached or failed to perform his or her duties to Terex, and such breach or failure constitutes (i) a willful breach of his or her "duty of loyalty", (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of the law, (iii) a violation of Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) a transaction where such individual derived an improper financial profit (unless it is deemed that such profit is immaterial in light of all of the circumstances) (collectively, "Breach of Duty"). Notwithstanding the foregoing, subject to certain exceptions, the Restated By-laws provide that directors or officers initiating an action, are not entitled to indemnification.

     The Restated By-laws also establish certain procedures by which (i) a director or officer may request an advance on his or her reasonable expenses, prior to the final disposition of an action, (ii) Terex may withhold an indemnification payment from a director or officer, (iii) a director or officer may be entitled to partial indemnification and (iv) a director or officer may challenge Terex's denial to furnish him or her with requested indemnification. Additionally, the Restated By-laws provide that the adverse termination of an action against an officer or director, is not in and of itself sufficient to create a presumption that a director or officer engaged in conduct constituting a Breach of Duty.

     Finally, Terex's Restated Certificate of Incorporation, as amended, contains a provision which eliminates the personal liability of a director to Terex and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's "duty of loyalty" (as further defined therein) to Terex or its stockholders, (ii) for acts or omissions not in "good faith" (as further defined therein) or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, relating in general to the willful or negligent payment of an illegal dividend or the authorization of an unlawful stock repurchase or redemption, or (iv) for any transaction from which the director derived an improper personal profit to the extent of such profit. This provision of the Restated Certificate of Incorporation offers persons who serve on the Board of Directors of Terex protection against awards of monetary damages resulting from negligent (except as indicated above) and "grossly" negligent actions taken in the performance of their duty of care, including grossly negligent business decisions made in connection with takeover proposals for Terex. As a result of this provision, the ability of Terex or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. Although the validity and scope of Section 145 of the DGCL has not been tested in court, the Commission has taken the position that the provision will have no effect on claims arising under the Federal securities laws.

     Terex maintains a directors' and officers' insurance policy which insures the officers and directors of Terex from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of Terex.

Item 21. Exhibits and Financial Statement Schedules

(a)  Exhibits

3.1 Restated Certificate of Incorporation of Terex Corporation (incorporated by reference to Exhibit 3.1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

3.2 Certificate of Elimination with respect to the Series B Preferred Stock (incorporated by reference to Exhibit 4.3 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

3.3 Certificate of Amendment to Certificate of Incorporation of Terex Corporation dated June 5, 1998 (incorporated by reference to Exhibit 3.3 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

3.4 Amended and Restated Bylaws of Terex Corporation (incorporated by reference to Exhibit 3.2 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

4.1 Warrant Agreement dated as of December 20, 1993 between Terex Corporation and Mellon Securities Trust Company, as Warrant Agent (incorporated by reference to Exhibit 4.40 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

4.2 Form of Series A Warrant (incorporated by reference to Exhibit 4.41 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52297).

4.3 Indenture dated as of March 31, 1998 among Terex Corporation, the Guarantors named therein and United States Trust Company of New York, as Trustee (incorporated by reference to Exhibit 4.6 of Amendment No. 1 to the Form S-4 Registration Statement of Terex Corporation, Registration No. 333-53561).

4.4 First Supplemental Indenture dated as of September 23, 1998 among Terex Corporation, the Guarantors named therein and United States Trust Company of New York, as Trustee.**

4.5 Second Supplemental Indenture dated as of April 1, 1999 among Terex Corporation, the Guarantors named therein and United states Trust Company of New York, as Trustee.**

4.6 Indenture dated as of March 9, 1999 among Terex Corporation, the Guarantors named therein and United States Trust Company of New York, as Trustee (incorporated by reference to Exhibit 4.4 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

4.7 First Supplemental Indenture dated as of April 1, 1999 among Terex Corporation, the Guarantors named therein and United States Trust Company of New York, as Trustee.**

5.1 Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP re: legality of the Notes.*

10.1 Terex Corporation Incentive Stock Option Plan, as amended (incorporated by reference to Exhibit 4.1 to the Form S-8 Registration Statement of Terex Corporation, Registration No. 33-21483).

10.2 1994 Terex Corporation Long Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).

10.3 Terex Corporation Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Form 10-K for the year ended December 31, 1994 of Terex Corporation, Commission File No. 1-10702).

10.4 1996 Terex Corporation Long Term Incentive Plan (incorporated by reference to Exhibit 10.1 to Form S-8 Registration Statement of Terex Corporation, Registration No. 333-03983).

10.5 Common Stock Appreciation Rights Agreement dated as of May 9, 1995 between the Company and United States Trust Company of New York, as Rights Agents (incorporated by reference to Exhibit 10.29 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

10.6 SAR Registration Rights Agreement dated as of May 9, 1995 among the Company and the Purchasers, as defined therein (incorporated by reference to Exhibit 10.31 of the Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 33-52711).

10.7 Agreement dated as of November 2, 1995 between Terex Corporation, a Delaware corporation, and Randolph W. Lenz (incorporated by reference to Exhibit 10 to the Form 10-Q for the Three Months ended September 30, 1995, Commission File No. 1-10702).

10.8 Service Agreement, dated as of November 27, 1996, between Terex Corporation and CLARK Material Handling Company (incorporated by reference to Exhibit
     10.2 of the Form 8-K Current Report, Commission File No. 1-10702, dated and filed with the Commission on December 11, 1996).

10.9 Standstill Agreement, dated June 27, 1997, among Terex Corporation, Randolph W. Lenz and the other parties named herein (incorporated by reference to Exhibit 10.1 of Amendment No. 1 to the Form S-1 Registration Statement of Terex Corporation, Registration No. 333-27749).

10.10 Credit Agreement dated as of March 6, 1998 among Terex Corporation, certain of its subsidiaries, the lenders named therein, Credit Suisse First Boston, as Administrative Agent, Bank Boston N.A., as Syndication Agent and Canadian Imperial Bank of Commerce and First Union National Bank, as Co-Documentation Agents (incorporated by reference to Exhibit
         10.13 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.11 Guarantee Agreement dated as of March 6, 1998 of Terex Corporation and Credit Suisse First Boston, as Collateral Agent (incorporated by reference to Exhibit 10.14 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.12 Guarantee Agreement dated as of March 6, 1999 of Terex Corporation, each of the subsidiaries of Terex Corporation listed therein and Credit Suisse First Boston, as Collateral Agent (incorporated by reference to
         Exhibit 10.15 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.13 Security Agreement dated as of March 6, 1998 of Terex Corporation, each of the subsidiaries of Terex Corporation listed therein and Credit Suisse First Boston, as Collateral Agent (incorporated by reference to
         Exhibit 10.16 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.14 Pledge Agreement dated as of March 6, 1998 of Terex Corporation, each of the subsidiaries of Terex Corporation listed therein and Credit Suisse First Boston, as Collateral Agent (incorporated by reference to
         Exhibit 10.17 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.15 Form Mortgage, Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Financing entered into by Terex Corporation and certain of the subsidiaries of Terex Corporation, as Mortgagor, and Credit Suisse first Boston, as Mortgagee (incorporated by reference to Exhibit 10.18 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.16 Share Purchase Agreement dated December 18, 1997 between O&K AG and Terex Mining Equipment, Inc. (incorporated by reference to Exhibit
         10.19 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.17 Amendment No. 1 to Credit Agreement dated as of March 6, 1998 among Terex Corporation, certain of its subsidiaries, the lenders named therein, Credit Suisse First Boston, as Administrative and Collateral Agent (incorporated by reference to Exhibit 10.17 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.18 Amendment No. 2 to Credit Agreement dated as of March 6, 1998 among Terex Corporation, certain of its subsidiaries, the lenders named therein, Credit Suisse First Boston, as Administrative and Collateral Agent (incorporated by reference to Exhibit 10.18 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.19 Amendment No 3 to Credit Agreement dated as of March 6, 1998 among Terex Corporation, certain of its subsidiaries, the lenders named therein, Credit Suisse First Boston, as Administrative and Collateral Agent (incorporated by reference to Exhibit 10.19 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.20 Purchase Agreement dated as of March 9, 1999 among the Company and the Initial Purchasers, as defined therein (incorporated by reference to Exhibit 10.20 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

10.21 Registration Rights Agreement dated as of March 9, 1999 among the Company and the Purchasers, as defined therein (incorporated by reference to Exhibit 10.21 to the Form 10-K for the year ended December 31, 1998 of Terex Corporation, Commission File No. 1-10702).

12.1     Calculation of Ratio of Earnings to Fixed Charges.**

21.1     Subsidiaries of Terex Corporation.**

23.1 Independent Accountants' Consent of PricewaterhouseCoopers LLP, Stamford, Connecticut.**

23.2 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP (included as part of Exhibit 5.1).

24.1     Power of Attorney (included on signature page).

25.1 Statement of Eligibility of United States Trust Company of New York as Trustee on Form T-1. *

99.1     Form of Letter of Transmittal.**

99.2     Form of Notice of Guaranteed Delivery.**

------------------
 * To be filed by Amendment.
** Filed herewith.

Terex Corporation

     Report of  PricewaterhouseCoopers  LLP  (included as part of Exhibit  23.1)
     Schedule II -- Valuation and Qualifying Accounts and Reserves           S-1

     All other schedules are omitted as the required information is inapplicable or the information is presented in the consolidated financial statements or related notes.

Item 22. Undertakings

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Terex pursuant to the foregoing provisions, or otherwise, Terex has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Terex of expenses incurred or paid by a director, officer or controlling person of Terex in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Terex will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such requests, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (d) To supply by means of a post-effective amendment all information concerning a transaction, and Terex being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on May 5, 1999.

                                   TEREX CORPORATION

                                   By: /s/Ronald M. DeFeo
                                   ----------------------
                                   Name:    Ronald M. DeFeo
                                   Title:   Chairman, President,
                                            Chief Executive Officer
                                            and Chief Operating Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



   Name and Signature                    Title                         Date
/s/ Ronald M. DeFeo            Chairman, Chief Executive            May 5, 1999
-----------------------          Officer and Director
Ronald M. DeFeo               (Principal Executive Officer)

/s/ Joseph F. Apuzzo        Vice President-Corporate Finance        May 5, 1999
-----------------------       (Principal Financial Officer)
Joseph F. Apuzzo
/s/ Kevin O'Reilly                   Controller                     May 5, 1999
-----------------------      (Principal Accounting Officer)
Kevin M. O'Reilly

/s/ G. Chris Andersen                  Director                     May 5, 1999
-----------------------
G. Chris Andersen

/s/ William H. Fike                    Director                     May 5, 1999
-----------------------
William H. Fike

/s/ Donald P. Jacobs                   Director                     May 5, 1999
-----------------------
Donald P. Jacobs

/s/ Bruce I. Raben                     Director                     May 5, 1999
-----------------------
Bruce I. Raben

/s/ Marvin B. Rosenberg                Director                     May 5, 1999
-----------------------
Marvin B. Rosenberg

/s/ David A. Sachs                     Director                     May 5, 1999
-----------------------
David A. Sachs

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on May 5, 1999.


                                                 TEREX CRANES, INC.

                                                 By:         /s/Eric I Cohen
                                                 ---         ---------------
                                                      Name:     Eric I Cohen
                                                      Title:    Vice President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


     Signature                    Title                             Date
/s/ Fil Filipov                 President                       May 5, 1999
--------------------    (Principal Executive Officer)
    Fil Filipov

/s/ Joseph F. Apuzzo          Vice President                    May 5, 1999
--------------------           and Director
    Joseph F. Apuzzo      (Principal Financial
                          and Accounting Officer)

/s/ Eric I Cohen         Vice President, Secretary              May 5, 1999
--------------------            and Director
    Eric I Cohen

/s/ Ronald M. DeFeo              Director                       May 5, 1999
--------------------
    Ronald M. DeFeo

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on May 5, 1999.


                                    PPM CRANES, INC.


                                   By:  /s/ Eric I Cohen
                                      Name:     Eric I Cohen
                                      Title:    Vice President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


       Signature                   Title                           Date
/s/ Fil Filipov                  President                     May 5, 1999
--------------------      (Principal Executive Officer)
    Fil Filipov

/s/ Joseph F. Apuzzo      Vice President, Treasurer             May 5, 1999
--------------------           and Director
    Joseph F. Apuzzo        (Principal Financial
                            and Accounting Officer)

/s/ Eric I Cohen           Vice President, Secretary            May 5, 1999
--------------------           and Director
     Eric I Cohen

 /s/ Ronald M. DeFeo             Director                       May 5, 1999
--------------------
     Ronald M. DeFeo

--------------------             Director
      Eric Fonstad

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on May 5, 1999.


                                                     KOEHRING CRANES, INC.


                                                     By:    /s/ Eric I Cohen
                                                           ----------------
                                                        Name:     Eric I Cohen
                                                        Title:    Vice President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


     Signature                      Title                                Date
/s/ Fil Filipov                   President                          May 5, 1999
--------------------     (Principal Executive Officer)
    Fil Filipov

/s/ Joseph F. Apuzzo       Vice President, Treasurer
--------------------            and Director                         May 5, 1999
    Joseph F. Apuzzo        (Principal Financial
                            and Accounting Officer)

/s/ Eric I Cohen           Vice President, Secretary                 May 5, 1999
--------------------           and Director
    Eric I Cohen

/s/ Ronald M. DeFeo              Director                            May 5, 1999
--------------------
    Ronald M. DeFeo

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on May 5, 1999.


                                                     TEREX-TELELECT, INC.


                                                     By:  /s/    Ronald M. DeFeo
                                                          ----------------------
                                                          Name:  Ronald M. DeFeo
                                                          Title: President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


      Signature                        Title                           Date
/s/ Ronald M. DeFeo              President and Director             May 5, 1999
-------------------          (Principal Executive Officer)
    Ronald M. DeFeo

/s/ Apuzzo F. Apuzzo               Vice President                   May 5, 1999
--------------------         (Principal Financial and
    Joseph F. Apuzzo             Accounting Officer)

/s/ Eric I Cohen              Vice President, Secretary             May 5, 1999
--------------------                and Director
    Eric I Cohen

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on May 5, 1999.


                                                     TEREX-RO CORPORATION


                                                     By:  /s/ Ronald M. DeFeo
                                                          -------------------
                                                        Name:    Ronald M. DeFeo
                                                        Title:   President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


  Signature                         Title                               Date
/s/ Ronald M. DeFeo         President and Director                   May 5, 1999
--------------------      (Principal Executive Officer)
    Ronald M. DeFeo

/s/ Joseph F. Apuzzo      Vice President and Director                May 5, 1999
--------------------       (Principal Financial and
    Joseph F. Apuzzo          Accounting Officer)


/s/ Eric I Cohen            Vice President, Secretary                May 5, 1999
--------------------             and Director
    Eric I Cohen

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on May 5, 1999.


                                                     TEREX AERIALS, INC.


                                                     By: /s/ Ronald M. DeFeo
                                                     -----------------------
                                                       Name:     Ronald M. DeFeo
                                                       Title:    President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


   Signature                        Title                               Date
/s/ Ronald M. DeFeo          President and Director                  May 5, 1999
--------------------      (Principal Executive Officer)
    Ronald M. DeFeo

/s/ Joseph F. Apuzzo            Vice President                       May 5, 1999
---------------------      (Principal Financial and
    Joseph F. Apuzzo          Accounting Officer)

/s/ Eric I Cohen           Vice President, Secretary                 May 5, 1999
--------------------              and Director
    Eric I Cohen

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on May 5, 1999.


                                                    TEREX MINING EQUIPMENT, INC.


                                                     By: /s/ Ronald M. DeFeo
                                                     -----------------------
                                                       Name:     Ronald M. DeFeo
                                                       Title:    President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


   Signature                        Title                               Date
/s/ Ronald M. DeFeo          President and Director                  May 5, 1999
--------------------      (Principal Executive Officer)
    Ronald M. DeFeo

/s/ Joseph F. Apuzzo        Vice President and Director              May 5, 1999
--------------------      (Principal Financial Officer)
    Joseph F. Apuzzo

/s/ Eric I Cohen            Vice President, Secretary                May 5, 1999
--------------------             and Director
    Eric I Cohen

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on May 5, 1999.


                                                     PAYHAULER CORP.


                                                     By: /s/ Ronald M. DeFeo
                                                     -----------------------
                                                       Name:     Ronald M. DeFeo
                                                       Title:    President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


     Signature                  Title                                   Date
/s/ Ronald M. DeFeo                President                         May 5, 1999
--------------------      (Principal Executive Officer)
    Ronald M. DeFeo

/s/ Joseph F. Apuzzo           Vice President                        May 5, 1999
--------------------        (Principal Financial and
    Joseph F. Apuzzo          Accounting Officer)

/s/ Eric I Cohen            Vice President, Secretary                May 5, 1999
--------------------              and Director
    Eric I Cohen

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on May 5, 1999.


                                                    O&K ORENSTEIN & KOPPEL, INC.


                                                     By: /s/ Ronald M. DeFeo
                                                     -----------------------
                                                       Name:     Ronald M. DeFeo
                                                       Title:    President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


     Signature                    Title                                 Date
/s/ Ronald M. DeFeo       President and Director                     May 5, 1999
--------------------    (Principal Executive Officer)
     Ronald M. DeFeo

/s/ Joseph F. Apuzzo      Vice President and Director                May 5, 1999
--------------------     (Principal Financial Officer)
    Joseph F. Apuzzo

/s/ Eric I Cohen          Vice President, Secretary                  May 5, 1999
--------------------             and Director
    Eric I Cohen

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on May 5, 1999.


                                                  THE AMERICAN CRANE CORPORATION


                                                     By: /s/ Ronald M. DeFeo
                                                     -----------------------
                                                       Name:     Ronald M. DeFeo
                                                       Title:    President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


      Signature                  Title                                  Date
/s/ Ronald M. DeFeo          President and Director                  May 5, 1999
--------------------       (Principal Executive Officer)
     Ronald M. DeFeo

/s/ Joseph F. Apuzzo      Vice President and Director                May 5, 1999
--------------------     (Principal Financial Officer)
    Joseph F. Apuzzo

/s/ Eric I Cohen           Vice President, Secretary                 May 5, 1999
--------------------              and Director
    Eric I Cohen

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westport, Connecticut, on May 5, 1999.


                                                     AMIDA INDUSTRIES, INC.


                                                     By:   /s/ Eric I Cohen
                                                           ----------------
                                                        Name:     Eric I Cohen
                                                        Title:    Vice President


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald M. DeFeo and Eric I Cohen, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


      Signature                 Title                                 Date
/s/ Ronald M. DeFeo         President and Director                   May 5, 1999
--------------------      (Principal Executive Officer)
    Ronald M. DeFeo

/s/ Joseph F. Apuzzo     Vice President and Director                 May 5, 1999
--------------------    (Principal Financial Officer)
    Joseph F. Apuzzo

/s/ Eric I Cohen           Vice President, Secretary                 May 5, 1999
--------------------           and Director
    Eric I Cohen